EXECUTION COPY

                    SALEM COMMUNICATIONS HOLDING CORPORATION

                      =====================================

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF AUGUST 24, 2000

                                  BY AND AMONG

                    SALEM COMMUNICATIONS HOLDING CORPORATION,

                              THE BANK OF NEW YORK,

                            AS ADMINISTRATIVE AGENT,

                              BANK OF AMERICA, N.A.

                              AS SYNDICATION AGENT,

                               FLEET NATIONAL BANK

                             AS DOCUMENTATION AGENT,

                         UNION BANK OF CALIFORNIA, N.A.

                                       AND

                            THE BANK OF NOVA SCOTIA,

                                  AS CO-AGENTS

                                       AND

                            THE LENDERS PARTY HERETO

                      =====================================

                                      WITH

                           BNY CAPITAL MARKETS, INC.,

                        AS LEAD ARRANGER AND BOOK MANAGER

                                TABLE OF CONTENTS

1. DEFINITIONS.......................................3

     1.1 DEFINED TERMS...............................3
     1.2 PRINCIPLES OF CONSTRUCTION.................24


2. AMOUNT AND TERMS OF LOANS........................24

     2.1 LOANS......................................24
     2.2 NOTES......................................25
     2.3 PROCEDURE FOR BORROWING LOANS..............25
     2.4 REDUCTION AND INCREASE OF RC COMMITMENTS...27
     2.5 PREPAYMENTS OF THE LOANS...................31
     2.6 INTEREST RATE AND PAYMENT DATES; HIGHEST
         LAWFUL RATE................................32
     2.7 USE OF PROCEEDS............................34
     2.8 CONVERSIONS; OTHER MATTERS.................34
     2.9 INDEMNIFICATION FOR LOSS...................36
     2.10 REIMBURSEMENT FOR COSTS...................37
     2.11 ILLEGALITY OF FUNDING.....................37
     2.12 OPTION TO FUND............................38
     2.13 TAXES; NET PAYMENTS.......................38
     2.14 CAPITAL ADEQUACY..........................39
     2.15 SUBSTITUTED INTEREST RATE.................40
     2.16 TRANSACTION RECORD........................41
     2.17 CERTIFICATES OF PAYMENT AND
          REIMBURSEMENT; OTHER PROVISIONS
          REGARDING YIELD PROTECTION................41
     2.18 LETTER OF CREDIT SUB-FACILITY.............42
     2.19 LETTER OF CREDIT PARTICIPATION............43
     2.20 ABSOLUTE  OBLIGATION WITH RESPECT TO LETTER
          OF CREDIT PAYMENTS........................45


3. FEES; PAYMENTS...................................45

     3.1 FEES.......................................45
     3.2 PRO RATA TREATMENT AND APPLICATION OF
         PAYMENTS...................................47


4. REPRESENTATIONS AND WARRANTIES...................47

     4.1 SUBSIDIARIES...............................47
     4.2 CORPORATE EXISTENCE AND POWER..............48
     4.3 AUTHORITY..................................48
     4.4 GOVERNMENTAL AUTHORITY APPROVALS...........48
     4.5 BINDING AGREEMENT..........................48
     4.6 LITIGATION.................................49
     4.7 NO CONFLICTING AGREEMENTS..................49
     4.8 TAXES......................................49

     4.9 COMPLIANCE WITH APPLICABLE LAWS............50
     4.10 GOVERNMENTAL REGULATIONS..................50
     4.11 PROPERTY; BROADCASTING BUSINESS...........50
     4.12 FEDERAL RESERVE REGULATIONS; USE OF
          PROCEEDS..................................51
     4.13 NO MISREPRESENTATION......................51
     4.14 PLANS.....................................51
     4.15 FCC MATTERS...............................52
     4.16 BURDENSOME OBLIGATIONS....................52
     4.17 FINANCIAL STATEMENTS......................52
     4.18 ENVIRONMENTAL MATTERS.....................53

5. CONDITIONS OF EFFECTIVENESS AND LENDING..........54

     5.1 EFFECTIVENESS..............................54
     5.2 ALL LOANS AND LETTERS OF CREDIT............59

6. FINANCIAL COVENANTS..............................60

     6.1 TOTAL LEVERAGE RATIO.......................60
     6.2 CONSOLIDATED ANNUAL OPERATING CASH FLOW TO
         PRO-FORMA DEBT SERVICE.....................61
     6.3 CONSOLIDATED  ANNUAL OPERATING CASH FLOW TO
         INTEREST EXPENSE...........................61
     6.4 CONSOLIDATED  ANNUAL OPERATING CASH FLOW TO
         FIXED CHARGES..............................61
     6.5 SUBORDINATED  INDENTURE  DEBT TO  OPERATING
         CASH FLOW RATIO............................61

7. AFFIRMATIVE COVENANTS............................61

     7.1 FINANCIAL STATEMENTS.......................62
     7.2 CERTIFICATES; OTHER INFORMATION............64
     7.3 LEGAL EXISTENCE............................66
     7.4 TAXES......................................66
     7.5 INSURANCE AND CONDEMNATION.................67
     7.6 PAYMENT OF INDEBTEDNESS AND PERFORMANCE OF
         OBLIGATIONS................................68
     7.7 CONDITION OF PROPERTY......................69
     7.8 OBSERVANCE OF LEGAL REQUIREMENTS; ERISA;
         ENVIRONMENTAL LAWS.........................69
     7.9 INSPECTION OF PROPERTY; BOOKS AND RECORDS;
         DISCUSSIONS................................69
     7.10 FCC LICENSES, ETC.........................69
     7.11 SUBSIDIARY GUARANTY.......................70
     7.12 MORTGAGES.................................70
     7.13 GOOD STANDING.............................70

8. NEGATIVE COVENANTS...............................71

     8.1 BORROWING..................................71
     8.2 LIENS......................................71
     8.3 MERGER OR ACQUISITION OF PROPERTY..........72
     8.4 RESTRICTED PAYMENTS........................75

     8.5 INVESTMENTS, LOANS, ETC....................76
     8.6 BUSINESS CHANGES...........................78
     8.7 SALE OF PROPERTY...........................78
     8.8 CREATION OF SUBSIDIARIES...................80
     8.9 COMPLIANCE WITH ERISA......................81
     8.10 CERTIFICATE OF INCORPORATION AND BY-LAWS;
          CERTAIN AGREEMENTS........................81
     8.11 PREPAYMENTS OF INDEBTEDNESS...............81
     8.12 ACCOUNTING PRACTICE; FISCAL YEAR..........81
     8.13 LIMITATION ON UPSTREAM TRANSFERS..........82
     8.14 TRANSACTIONS WITH AFFILIATES..............82
     8.15 SALE AND LEASEBACK........................82
     8.16 STOCK ISSUANCE............................82
     8.17 SUBORDINATED INDENTURE....................82
     8.18 FEDERAL RESERVE REGULATIONS...............83
     8.19 CHANGE IN NAME, JURISDICTION OF
          ORGANIZATION; NATURE OF BUSINESS...........83
     8.20 LEASE OBLIGATIONS.........................83

9. DEFAULT..........................................84

     9.1 EVENTS OF DEFAULT..........................84

10. THE ADMINISTRATIVE AGENT........................88

     10.1 APPOINTMENT...............................88
     10.2 DELEGATION OF DUTIES......................88
     10.3 EXCULPATORY PROVISIONS....................88
     10.4 RELIANCE BY ADMINISTRATIVE AGENT..........89
     10.5 NOTICE OF DEFAULT.........................89
     10.6 NON-RELIANCE..............................90
     10.7 INDEMNIFICATION...........................90
     10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL
          CAPACITY..................................91
     10.9 SUCCESSOR.................................91
     10.10 UPDATING EXHIBITS AND SCHEDULES..........92
     10.11 THE LEAD ARRANGER AND AGENTS.............92

11. MISCELLANEOUS...................................92

     11.1 AMENDMENTS AND WAIVERS....................92
     11.2 NOTICES...................................94
     11.3 NO WAIVER; CUMULATIVE REMEDIES............95
     11.4 SURVIVAL OF REPRESENTATIONS AND
          WARRANTIES................................95
     11.5 PAYMENT OF EXPENSES AND TAXES.............96
     11.6 LENDING OFFICES...........................97
     11.7 SUCCESSORS AND ASSIGNS....................97
     11.8 COUNTERPARTS..............................98
     11.9 ADJUSTMENTS; SET-OFF......................99

     11.10 NO THIRD PARTY BENEFICIARY..............100
     11.11 INDEMNITY...............................100
     11.12 GOVERNING LAW...........................102
     11.13 HEADINGS................................102
     11.14 SEVERABILITY............................102
     11.15 INTEGRATION.............................102
     11.16 LIMITATION OF LIABILITY.................102
     11.17 CONSENT TO JURISDICTION.................103
     11.18 SERVICE OF PROCESS......................103
     11.19 NO LIMITATION ON SERVICE OR SUIT........103
     11.20 WAIVER OF TRIAL BY JURY.................103
     11.21 CONFIDENTIALITY.........................104
     11.22 SAVINGS CLAUSE..........................104

EXHIBITS

===========================================================================
Exhibit A           List of Commitments
---------------------------------------------------------------------------
Exhibit B           Form of Revolving Credit Note
---------------------------------------------------------------------------
Exhibit C           Form of Borrowing Request
---------------------------------------------------------------------------
Exhibit D           Form of Letter of Credit Request
---------------------------------------------------------------------------
Exhibit E           Form of Opinion of Counsel to the Borrower and
                    Subsidiaries
---------------------------------------------------------------------------
Exhibit F           Form of Opinion of FCC Counsel to the Borrower and
                    Subsidiaries
---------------------------------------------------------------------------
Exhibit G           Form of Compliance Certificate
---------------------------------------------------------------------------
Exhibit H           Form of Borrower Security Agreement
---------------------------------------------------------------------------
Exhibit I           Form of Subsidiary Guaranty
---------------------------------------------------------------------------
Exhibit J           Form of Assignment and Assumption Agreement
---------------------------------------------------------------------------
Exhibit K           Form of RC Supplement
---------------------------------------------------------------------------
Exhibit L           Form of Intercreditor Agreement
---------------------------------------------------------------------------
Exhibit M           Form of Parent Guaranty
---------------------------------------------------------------------------
Exhibit N           Form of Parent Security Agreement
===========================================================================

SCHEDULES

===========================================================================
Schedule 1.1(L)     List of Lending Offices
---------------------------------------------------------------------------
Schedule 4.1        List of Subsidiaries
---------------------------------------------------------------------------
Schedule 4.2        Exceptions to Section 4.2 (Good Standing)
---------------------------------------------------------------------------
Schedule 4.6        List of Litigation
---------------------------------------------------------------------------
Schedule 4.7        List of Conflicting Agreements
---------------------------------------------------------------------------
Schedule 4.8        Exceptions to Section 4.8 (Taxes)
---------------------------------------------------------------------------
Schedule 4.11(b)    List of FCC Proceedings
---------------------------------------------------------------------------
Schedule 4.11(c)    List of Real Property
---------------------------------------------------------------------------
Schedule 4.14       List of Plans
---------------------------------------------------------------------------
Schedule 4.18       Exceptions to Section 4.18 (Environmental Matters)
---------------------------------------------------------------------------
Schedule 8.1        List of Existing Indebtedness
---------------------------------------------------------------------------
Schedule 8.2        List of Existing Liens
---------------------------------------------------------------------------
Schedule 8.3(c)     List of Designated Transactions
---------------------------------------------------------------------------
Schedule 8.5(c)     List of Existing Investments
===========================================================================

     SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 24, 2000, by and among SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation (the "BORROWER"), THE BANK OF NEW YORK, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT"), BANK OF AMERICA, N.A. as Syndication Agent (in such capacity, the "SYNDICATION AGENT"), FLEET NATIONAL BANK, as Documentation Agent (in such capacity, the "DOCUMENTATION AGENT"), UNION BANK OF CALIFORNIA and THE BANK OF NOVA SCOTIA, as Co-Agents (in such capacity, the "CO-AGENTS") and each Lender party hereto or which becomes a "Lender" pursuant to the provisions of Section 11.7 (each a "LENDER" and, collectively, the "LENDERS").

                                    RECITALS

     A. Reference is made to the Credit Agreement, dated as of September 25, 1997, by and among Salem Communications Corporation, a California corporation ("SALEM CALIFORNIA"), the lenders party thereto, Bank of America NT&SA, as Documentation Agent, and The Bank of New York, as Administrative Agent (as amended prior to the First Restatement Date (as defined below), the "ORIGINAL CREDIT AGREEMENT").

     B. On March 31, 1999, Salem California merged into Salem Communications Corporation, a Delaware corporation (the "PARENT") with the Parent as the survivor. In connection therewith, the Parent assumed all of the obligations of Salem California under the Loan Documents (as defined in the Original Credit Agreement).

     C. The Original Credit Agreement was amended and restated in its entirety by the First Amended and Restated Credit Agreement, dated as of June 30, 1999 (the "FIRST RESTATEMENT DATE"), by and among the Parent, as borrower, The Bank of New York, as Administrative Agent, Bank of America NT&SA, as Documentation Agent, BankBoston, N.A., Fleet Bank, N.A. and Union Bank of California, N.A., as Co-Agents and each Lender party thereto (as amended prior to the Second Restatement Date (as defined below), the "FIRST RESTATED AGREEMENT").

     D. This Agreement amends and restates in its entirety the First Restated Agreement.

     E. Pursuant to the Agreement to Amend (as hereinafter defined) and the Contribution Documents (as hereinafter defined), immediately prior to the effectiveness of this Agreement, the Parent contributed all of its assets (other than its Stock in the Borrower and Acquisition Corp. (as hereinafter defined) and the proceeds of the Bridge Loans (as hereinafter defined)) to the Borrower (the "BORROWER CONTRIBUTION") and the Borrower assumed all of the Parent's liabilities, including, without limitation, its liabilities under the First Restated Agreement;

     F. Prior to the effectiveness of this Agreement, Salem Media of California, Inc., a former wholly-owned Subsidiary of the Parent ("SALEM MEDIA"), entered into the Asset Purchase Agreement, dated July 14, 2000, between Salem Media and Hi-Favor Broadcasting, LLC, as amended by Amendment No. 1, dated as of August 15, 2000 (the "KLTX SALE AGREEMENT") for the sale of KLTX-AM serving Long Beach, California (the "KLTX SALE"). In connection with the KLTX Sale Agreement, Salem Media entered into the Exchange Agreement, dated August 17, 2000 (the "EXCHANGE AGREEMENT"), between Salem Media and Chicago Deferred Exchange Corporation pursuant to which proceeds from the KLTX Sale (the "KLTX PROCEEDS") were deposited into the Exchange Trust Account (as defined in the Exchange Agreement). The KLTX Proceeds will be used to partially fund the Borrower Acquisitions (as hereinafter defined).

     G. Prior to, or contemporaneously with, the effectiveness of this Agreement, the following events will occur:

          (1) The Parent will enter into the Bridge Credit Agreement and will borrow up to $58,000,000 thereunder;

          (2) The Parent will make an equity contribution of the net proceeds of the Bridge Loans (other than an amount to fund an interest reserve of approximately $7,200,000 and an amount to pay transaction expenses related to the Bridge Loans and the Acquisition Corp. Acquisition (as hereinafter defined)) to Salem Communications Acquisition Corporation ("ACQUISITION CORP."), a newly created Delaware corporation and a wholly-owned Subsidiary of the Parent (the "ACQUISITION CORP. CONTRIBUTION" and, together with the Borrower Contribution, the "CONTRIBUTIONS");

          (3) Acquisition Corp. will use all or substantially all of the Acquisition Corp. Contribution to acquire (the "ACQUISITION CORP. ACQUISITION") Broadcasting Station KALC-FM serving Denver, Colorado from one or more Subsidiaries or Affiliates of Clear Channel Communications, Inc. (collectively, "CLEAR CHANNEL") for an aggregate consideration of up to $47,000,000; and

         (4) the Borrower or a wholly-owned Subsidiary thereof will acquire (the "BORROWER ACQUISITION" and, together with the Acquisition Corp. Acquisition, the "INITIAL ACQUISITIONS") Broadcasting Stations (i) KDGE-FM serving Dallas, Texas,
(ii) WRMR-AM and WKNR-AM serving Cleveland, Ohio, (iii) WBOB-AM and WYGY-FM serving Cincinnati, Ohio, and (iv) KEZY-AM and KXMX-FM serving Anaheim, California from Clear Channel.

     H. On the Second Restatement Date, the parties hereto desire to, among other things, (i) increase the RC Commitments from $150,000,000 to $225,000,000, and (ii) make certain other changes to the First Restated Agreement by amending and restating the First Restated Agreement in its entirety as hereinafter set forth.

     I. For convenience, this Agreement is dated as of August 24, 2000 (the "SECOND RESTATEMENT DATE", and references to certain matters relating to the period prior thereto have been deleted.

1.   DEFINITIONS

     1.1  DEFINED TERMS.

         As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

         "ABR LOANS": the Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

         "ACCOUNTANTS": Ernst & Young LLP, or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

         "ACQUISITION CORP.": as defined in paragraph 2 of Recital G.

         "ACQUISITION CORP. ACQUISITION": as defined in paragraph 2 of Recital
G.

         "ACQUISITION CORP. CONTRIBUTION": as defined in paragraph 2 of Recital
G.

         "ACQUISITION DOCUMENTS": collectively, (i) the Asset Purchase Agreement, dated as of March 5, 2000, between the Parent and Clear Channel, (ii) the Exchange Documents and (iii) each other agreement, instrument or other document executed or delivered in connection therewith, including all approvals and consents obtained, and all legal opinions delivered, in connection with the Initial Acquisitions (and, in the case of each such legal opinion, evidence satisfactory to the Administrative Agent that the Credit Parties shall be permitted to rely thereon).

         "ADJUSTED OPERATING CASH FLOW": Operating Cash Flow LESS Other Media Cash Flow.

         "AFFECTED LOAN": as defined in Section 2.15.

         "AFFILIATE": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT":  this Second Amended and Restated Credit Agreement.

         "AGREEMENT TO AMEND": the Agreement to Amend and Restate and Assumption Agreement, dated the date hereof, among the Parent, the Borrower and the Credit Parties.

         "ALTERNATE BASE RATE": on any date, a rate of interest per annum equal to the higher of (i) the BNY Rate in effect on such date or (ii) 1/2 of 1% plus the Federal Funds Rate in effect on such date.

         "APPLICABLE MARGIN": (a) subject to paragraph (b) of this definition, at all times during the applicable periods set forth below, (i) with respect to the unpaid principal amount of the ABR Loans, the percentage set forth below under the heading "ABR Margin" next to the applicable period, and (ii) with respect to the unpaid principal amount of the Eurodollar Loans and fees payable under Section 3.1(c), the percentage set forth below under the heading "Eurodollar and LC Margin" next to the applicable period:

=======================================================
WHEN THE TOTAL
LEVERAGE RATIO IS                            EURODOLLAR
GREATER THAN OR      AND LESS      ABR         AND LC
EQUAL TO               THAN       MARGIN       MARGIN
-------------------------------------------------------
    6.50:1.00                     1.500%      2.750%
-------------------------------------------------------
    6.00:1.00        6.50:1.00    1.250%      2.500%
-------------------------------------------------------
    5.50:1.00        6.00:1.00    1.000%      2.250%
-------------------------------------------------------
    5.00:1.00        5.50:1.00    0.625%      1.875%
-------------------------------------------------------
    4.50:1.00        5.00:1.00    0.250%      1.500%
-------------------------------------------------------
    4.00:1.00        4.50:1.00      0%        1.250%
-------------------------------------------------------
    3.50:1.00        4.00:1.00      0%        1.000%
-------------------------------------------------------
                     3.50:1.00      0%        0.875%
=======================================================

         (b) Changes in the Applicable Margin resulting from a change in the Total Leverage Ratio, as evidenced by a Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.1(d), a Borrowing Request or Letter of Credit Request delivered to the Administrative Agent pursuant to Section 5.2(c) or a notice of prepayment pursuant to Section 2.5(a) (in the case of a Borrowing Request, Letter of Credit Request and notice of prepayment resulting in a net increase or decrease, as applicable, in the aggregate outstanding RC Loans and Letter of Credit Exposure of all Lenders on any Business Day of $10,000,000 or more) in each case evidencing such a change, shall become effective upon (i) in the case of the delivery of a Compliance Certificate, the first Business Day following the delivery of (x) such Compliance Certificate and
(y) the applicable financial statements required to be delivered pursuant to
Section 7.1(a) or (c), as the case may be, and (ii) in the case of the delivery of a Borrowing Request, Letter of Credit Request or notice of prepayment, the Borrowing Date or the prepayment date, as the case may be, applicable thereto. If the Borrower shall fail to deliver a Compliance Certificate within 60 days after the end of any of the first three fiscal quarters, or within 105 days after the end of the last fiscal quarter, of each fiscal year (each a "CERTIFICATE DELIVERY DATE"), for purposes of calculating the Applicable Margin, the Total Leverage Ratio from and including such certificate delivery date to the date of delivery by the Borrower to the Administrative Agent of such Compliance Certificate shall be conclusively presumed to be greater than 6.50:1.00. Notwithstanding anything to the contrary contained in this definition, during the period commencing on the Second Restatement Date and ending on the date that is nine months thereafter, the Total Leverage Ratio (solely for purposes of this definition) shall be deemed to be not less than 6.00:1.00.

         "ASSIGNMENT": as defined in Section 11.7(b).

         "ASSIGNMENT AND ASSUMPTION AGREEMENT": an agreement substantially in the form of Exhibit J.

         "ASSIGNMENT FEE": as defined in Section 11.7(b).

         "AUTHORIZED SIGNATORY": the chief executive officer, the chief financial officer, the chief operating officer, the president, a general partner or any other duly authorized officer (acceptable to the Administrative Agent) of a Loan Party.

         "BNY": The Bank of New York.

         "BNY RATE": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

         "BORROWER ACQUISITION":  as defined in paragraph 4 of Recital G.

         "BORROWER CONTRIBUTION":  as defined in Recital E.

         "BORROWER SECURITY AGREEMENT": the Second Amended and Restated Borrower Security Agreement, dated as of the date hereof, between the Borrower and the Administrative Agent, substantially in the form attached hereto as Exhibit H.

         "BORROWING DATE": (i) any Business Day specified in a Borrowing Request as a date on which the Borrower requests the Lenders to make Loans or (ii) any Business Day specified in a Letter of Credit Request as a date on which the Borrower requests the Issuing Bank to issue a Letter of Credit.

         "BORROWING REQUEST": a Borrowing Request substantially in the form of Exhibit C.

         "BRIDGE AGENT": ING Barings LLC in its capacity as agent under the Bridge Credit Agreement.

         "BRIDGE CREDIT AGREEMENT": the Bridge Credit Agreement, dated as of August 24, 2000, among the Parent, the lenders party thereto and the Bridge Agent.

         "BRIDGE GUARANTEE": the Guarantee and Security Agreement, dated as of August 24, 2000, among Acquisition Corp. and its Subsidiaries from time to time party thereto and the Bridge Agent.

         "BRIDGE LOAN DOCUMENTS": collectively, (i) the Bridge Credit Agreement,
(ii) the promissory notes issued pursuant thereto, (iii) the Bridge Security Agreement, (iv) the Bridge Guarantee, (v) the Bridge Warrants and (vi) all other documents executed and delivered pursuant to the Bridge Credit Agreement.

         "BRIDGE LOANS": the loans made pursuant to the Bridge Credit Agreement.

         "BRIDGE SECURITY AGREEMENT": the Security Agreement, dated as of August 24, 2000, between the Parent and the Bridge Agent.

         "BRIDGE WARRANTS": the Warrants to be issued to the Bridge Lenders as provided in the Bridge Credit Agreement.

         "BRIDGE TERMINATION DATE": the date on which all obligations of the Parent, Acquisition Corp. and each of its Subsidiaries under the Bridge Loan Documents have been paid in full, all commitments thereunder have been terminated and each of the Bridge Loan Documents has been terminated and each of the Parent, Acquisition Corp. and its Subsidiaries have been released thereunder.

         "BROADCASTING STATION": all related licenses, franchises and permits issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio and visual, radio or microwave signals within a geographic area for the purpose of broadcasting radio programming, together with all Property owned or used in connection with the programming provided pursuant to, and all interest of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits. The term "Broadcasting Station" shall also include a corporation incorporated in the United States which shall own one or more Broadcasting Stations.

         "BUSINESS DAY": (i) for all purposes other than as set forth in clause
(ii) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in foreign currency and exchange between banks in the interbank eurodollar market may be carried on as determined by the Administrative Agent.

         "CCM": CCM Communications, Inc., prior to the Borrower Contribution, a wholly-owned Subsidiary of the Parent and on and after the Borrower Contribution, a wholly-owned Subsidiary of the Borrower.

         "CERCLA": the Comprehensive Environmental Response, Compensation and Liability Act, as set forth at 42 U.S.C.ss.9601, ET SEQ.

         "CHANGE OF CONTROL": any of the following: (i) the Permitted Holders fail to own (A) at least 51% of the total outstanding Voting Stock of the Parent or (B) at least 35% of the economic interest of the Parent, (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (a) nominated by the board of directors of the Parent nor (b) appointed by directors so nominated, (iii) the failure of the Parent to own directly, beneficially and of record, 100% of the aggregate ordinary voting power represented by the issued and outstanding equity securities of the Borrower on a fully diluted basis, or (iv) the occurrence of a "Change of Control" (under and as defined in the Subordinated Indenture or the Bridge Credit Agreement).

         "CLEAR CHANNEL": as defined in paragraph 3 of Recital G.

         "CODE": the Internal Revenue Code of 1986.

         "COLLATERAL": collectively, the Collateral under and as defined in the Collateral Documents.

         "COLLATERAL DOCUMENTS": collectively, the Borrower Security Agreement, the Parent Guaranty, the Parent Security Agreement, the Subsidiary Guaranty and the Mortgages.

         "COMMITMENT FEE" and "COMMITMENT FEES": as defined in Section 3.1(a).

         "COMMON GROUND COLLATERAL RELEASE": as defined in Section 11.1.

         "COMMON GROUND REORGANIZATION": collectively, (i) the transfer of certain of the assets of Common Ground Broadcasting, Inc. and Caron Broadcasting, Inc. to the Borrower or one or more wholly-owned Subsidiaries, and
(ii) the merger of Caron Broadcasting, Inc. with and into the Borrower, with the Borrower as the survivor.

         "COMMONLY CONTROLLED ENTITY": any Subsidiary or any entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

         "COMMUNICATIONS ACT": the Communications Act of 1934.

         "COMPLIANCE CERTIFICATE": a certificate substantially in the form of Exhibit G.

         "CONSOLIDATED": as to any Person, such Person and its Subsidiaries which are consolidated for financial reporting purposes.

         "CONSOLIDATED ADJUSTED OPERATING CASH FLOW": Adjusted Operating Cash Flow of the Borrower and its Subsidiaries on a Consolidated basis.

         "CONSOLIDATED ANNUAL ADJUSTED OPERATING CASH FLOW": at any date of determination, Consolidated Adjusted Operating Cash Flow for the period of four consecutive fiscal quarters ending on, or most recently before, such date.

         "CONSOLIDATED ANNUAL OPERATING CASH FLOW": at any date of determination, Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters ending on, or most recently before, such date.

         "CONSOLIDATED OPERATING CASH FLOW": Operating Cash Flow of the Borrower and its Subsidiaries on a Consolidated basis.

         "CONSOLIDATING": as to any Person, such Person and its Subsidiaries taken separately.

         "CONTINGENT OBLIGATION": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof; PROVIDED, however, that the term Contingent Obligation shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The term Contingent Obligation shall also include the liability of a general partner in respect of the Indebtedness of a partnership in which it is a general partner, excluding Indebtedness which is non-recourse to such general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "CONTRIBUTIONS": as defined in paragraph 2 of Recital G.

         "CONTRIBUTION DOCUMENTS": collectively, (i) Assignment and Assumption Agreement, dated as of August 24, 2000, between the Borrower and the Parent, and
(ii) each other agreement, instrument or other document executed or delivered in connection the Contributions, including all approvals and consents obtained and all legal opinions delivered.

         "CONTROL PERSON": as defined in Section 2.14.

         "COPYRIGHT ACT": Title 17 of the United States Code.

         "CREDIT EXPOSURE" with respect to any Lender at any time, its RC Commitment or, if no RC Commitment is in effect, the sum of its outstanding RC Loans and Letter of Credit Exposure, at such time.

         "CREDIT PARTIES": the Administrative Agent, the Issuing Bank and the Lenders.

         "DEBT SERVICE": at any date of determination, the sum of Interest Expense and scheduled principal amortization (including scheduled mandatory reductions of revolving credit and similar commitments) of Total Funded Debt, whether or not actually paid, for the period of four consecutive fiscal quarters ending on, or most recently before, such date.

         "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "DESIGNATED TRANSACTIONS": as defined in Section 8.3(c).

         "DOLLARS" and "$": lawful currency of the United States of America.

         "ENVIRONMENTAL LAWS": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene and including, without limitation, (i) CERCLA;
(ii) the Resource Conservation and Recovery Act of 1976, 42 USCA ss.6901 ET SEQ.; (iii) the Toxic Substance Control Act, 15 USCA ss.2601 ET. SEQ.; (iv) the Water Pollution Control Act, 33 USCAss.1251 ET. SEQ.; (v) the Clean Air Act, 42 USCA ss.7401 et seq.; (vi) the Hazardous Material Transportation Authorization Act of 1994, 49 USCA ss.5101 et SEQ. and (viii) all rules, regulations judgments, decrees, injunctions and restrictions thereunder and any analogous state law, in each case as from time to time in effect.

         "EQUITY ISSUANCE": (a) the issuance or sale by the Parent or any of its Subsidiaries after the Second Restatement Date of (i) any capital stock (other than capital stock issued on the exercise of the Bridge Warrants or any other warrants or options described in clause (ii) below), (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Parent or of any of its Subsidiaries),
(iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by the Parent or any of its Subsidiaries after the Second Restatement Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of that contribution) other than (x) the Dropdown (as defined in the Parent Guaranty) and (y) any capital contribution by (1) any Subsidiary of the Parent to the Parent or to any wholly-owned Subsidiary of the Parent or (2) the Parent or by any wholly-owned Subsidiary of the Parent to any Subsidiary of the Parent (other than a capital contribution made with the Net Equity Proceeds of an Equity Issuance described in clause (a) of this definition). For purposes of this definition, prior to the Bridge Termination Date, Subsidiaries of the Parent shall not include Acquisition Corp. or any of its Subsidiaries.

         "ERISA": the Employee Retirement Income Security Act of 1974.

         "EURODOLLAR LOAN": a portion of the Loans selected by the Borrower to bear interest during an Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Interest Period, all pursuant to and in accordance with Sections 2.3 and 2.8.

         "EURODOLLAR RATE": with respect to any Interest Period, the rate per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1%, or, if there is no nearest 1/16 of 1%, the next higher 1/16 of 1%):

              (a) the rate quoted by the Administrative Agent to major banks in the interbank eurodollar market as the rate at which the Administrative Agent is offering Dollar deposits in an amount approximately equal to BNY's pro rata share of the given portion of the Loans selected by the Borrower to bear interest during such Interest Period based upon a rate of interest determined under this definition, and having a term to maturity corresponding to such Interest Period, as quoted at approximately 10:00 A.M. two Business Days prior to the date upon which such Interest Period is to commence, by

              (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States banks or money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

         "EVENT OF DEFAULT": any of the events specified in Section 9, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "EXCESS CASH FLOW": at any time, in respect of any period, Consolidated Operating Cash Flow for such period (before any adjustments to reflect acquisitions, sales and exchanges of Property during such period) LESS the sum of, without duplication, (i) Fixed Charges, (ii) voluntary principal prepayments made pursuant to Section 2.5(a), PROVIDED that the RC Commitments are permanently reduced in an aggregate amount equal to such prepayments made under
Section 2.5(a) and (iii) loans made to, and investments made in, any Other Media Subsidiary by the Borrower or any other Subsidiary to the extent permitted by
Section 8.5(h).

         "EXCHANGE ACT": the Securities Exchange Act of 1934.

         "EXCHANGE AGREEMENT": as defined in Recital F.

         "EXCHANGE DOCUMENTS": (i) the KLTX Sale Agreement, (ii) the Exchange Agreement, (iii) the Qualified Exchange Trust Agreement, dated as of August 17, 2000, among The Chicago Trust Company of California, Chicago Deferred Exchange Corporation and Salem Media of California, Inc., and (iv) each other agreement, instrument or other document executed or delivered in connection therewith.

         "EXCLUDED CASH FLOW": at any time, for any period, Operating Cash Flow for such period allocable to all Excluded Properties at such time.

         "EXCLUDED PROPERTY": at any time, any Broadcasting Station, designated in writing by the Borrower to the Administrative Agent and the Lenders as an Excluded Property, that was acquired by the Borrower or any Subsidiary within the immediately preceding 18 month period and in respect of which the Borrower changed the non-religious format from that in effect at the time such Broadcasting Station was acquired by the Borrower or such Subsidiary to a religious talk, conservative talk or religious music format.

         "EXCLUDED TAXES": with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Credit Party, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Loan Party is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.13(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such withholding tax pursuant to Section 2.13(a).

         "FCC": the Federal Communications Commission, or any Governmental Authority succeeding to the functions thereof.

         "FEDERAL FUNDS RATE": for any day, the rate per annum (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "FIRST RESTATED AGREEMENT": as defined in Recital C.

         "FIRST RESTATEMENT DATE": as defined in Recital C.

         "FIXED CHARGES": at any date of determination, the sum, without duplication, of (a) Debt Service, (b) cash income taxes paid (other than cash taxes paid in connection with a sale of Property but only to the extent such cash taxes are paid from the proceeds of such sale), (c) capital expenditures (excluding (i) capital expenditures made with insurance proceeds and capital expenditures associated with an acquisition made within the 12 month period immediately following such acquisition and (ii) capital expenditures made in the network operations center located in Dallas, Texas (not in excess of $4,000,000) in the aggregate), and (d) intercompany loans made to, or investments made in, the Other Media Subsidiaries, in each case of the Borrower and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, for the period of four consecutive fiscal quarters ending on, or most recently before, such date.

         "FOREIGN LENDER": any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Loan Party is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), PROVIDED that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent, and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "GOVERNMENTAL AUTHORITY": the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTORS": collectively, (i) the Parent, (ii) the Subsidiary Guarantors and (iii) on and after the Bridge Termination Date, Acquisition Corp. and each of its Subsidiaries.

         "HAZARDOUS DISCHARGE": as defined in Section 11.11(b).

         "HIGHEST LAWFUL RATE": as to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held thereby, or which may be owing to such Lender pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender and this transaction.

         "HOUSTON TRANSACTION": the exchange by the Borrower or a Subsidiary of
(i) Broadcasting Station KKHT-FM serving Houston, Texas for (ii) Broadcasting Station WALR-FM serving Atlanta, Georgia and Broadcasting Stations KLUP-AM serving San Antonio, Texas and WSUN-AM serving Tampa, Florida, all of which are currently owned by Cox Radio, Inc.

         "INDEBTEDNESS": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments,

(iii) obligations with respect to any conditional sale agreement or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than Liens permitted under Sections 8.2(i) through (iv) and carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), (vi) obligations for principal payments under leases which have been, or under GAAP are required to be, capitalized and (vii) all Contingent Obligations.

         "INDEMNIFIED PARTY": shall have the meaning set forth in Section 11.11(a).

         "INDEMNIFIED TAXES": Taxes other than Excluded Taxes.

         "INITIAL ACQUISITIONS": as defined in paragraph 4 of Recital G.

         "INITIAL TRANSACTION DOCUMENTS": collectively, (i) the Contribution Documents, (ii) the Acquisition Documents, (iii) the Bridge Loan Documents, (iv) the Agreement to Amend, (v) the Master Assignment, (vi) the Supplemental Indenture, and (vii) each other agreement, instrument or other document executed or delivered in connection therewith, including all approvals and consents obtained, and all legal opinions delivered, in connection with the Initial Transactions (and, in the case of each such legal opinion, evidence satisfactory to the Administrative Agent that the Credit Parties shall be permitted to rely thereon).

         "INITIAL TRANSACTIONS": collectively, (i) the Contributions, (ii) the Bridge Loans, (iii) the Initial Acquisitions, and (iv) each other transaction contemplated by the Initial Transaction Documents.

         "INTERCREDITOR AGREEMENT": the Intercreditor Agreement, dated as of the date hereof, between the Bridge Agent and the Administrative Agent, substantially in the form attached hereto as Exhibit L.

         "INTEREST EXPENSE": at any date of determination, the sum of all (i) interest (adjusted to give effect to all Interest Rate Protection Arrangements and fees and expenses paid in connection with same, all as determined in accordance with GAAP) on Total Funded Debt and (ii) commitment, letter of credit and similar fees, in each case of the Borrower and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, for the period of four consecutive fiscal quarters ending on, or most recently before, such date.

         "INTEREST PAYMENT DATE": (i) as to any ABR Loan, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Loan is made, (ii) as to any Eurodollar Loan in respect of which the

Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period and (iii) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of six months, the last day of such Interest Period and the corresponding day of the month which is three months after the date of the commencement of such Interest Period, or, if such day is not a Business Day or does not exist, on the immediately preceding Business Day.

         "INTEREST PERIOD": the period commencing on any Business Day selected by the Borrower in accordance with Section 2.3 or 2.8 and ending one, two, three or six months thereafter, as selected by the Borrower in accordance with such Section, subject to the following:

              (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the immediately succeeding Business Day unless the result of such extension would be to carry the end of such Interest Period into another calendar month, in which event such Interest Period shall end on the Business Day immediately preceding such day; and

              (b) if any Interest Period shall begin on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of a calendar month.

         "INTEREST RATE PROTECTION ARRANGEMENT": any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks to their customers in order to manage the exposure of such customers to interest rate fluctuations.

         "INVESTMENTS": as defined in Section 8.5.

         "ISSUING BANK": BNY.

         "KLTX PROCEEDS": as defined in Recital F.

         "KLTX SALE": as defined in Recital F.

         "KLTX SALE AGREEMENT": as defined in Recital F.

         "LEAD ARRANGER": BNY Capital Markets, Inc., as Lead Arranger and Book Manager.

         "LENDING OFFICE": in respect of any Lender, initially, the office or offices of such Lender designated as such in Schedule 1.1(L) hereto; thereafter, such other office or offices of such Lender, if any, which shall be making or maintaining Loans.

         "LETTER OF CREDIT": as defined in Section 2.18.

         "LETTER OF CREDIT COMMITMENT": the commitment of the Issuing Bank to issue Letters of Credit in accordance with the terms hereof in an aggregate outstanding face amount not exceeding $30,000,000 (or, if less, the RC Commitments) at any time, as the same may be reduced pursuant to Section 2.4.

         "LETTER OF CREDIT EXPOSURE": at any time, (a) in respect of all Lenders, the sum, without duplication, of (i) the maximum aggregate amount which may be drawn under all unexpired Letters of Credit at such time (whether the conditions for drawing thereunder have or may be satisfied), (ii) the aggregate amount, at such time, of all unpaid drafts (which have not been dishonored) drawn under all Letters of Credit, and (iii) the aggregate unpaid principal amount of the Reimbursement Obligations at such time, and (b) in respect of any Lender, an amount equal to such Lender's RC Commitment Percentage at such time multiplied by the amount determined under clause (a) of this definition.

         "LETTER OF CREDIT FEE": as defined in Section 3.1(c).

         "LETTER OF CREDIT PARTICIPATION": with respect to each Lender, its obligations to the Issuing Bank under Section 2.19.

         "LETTER OF CREDIT REQUEST": a request in the form of Exhibit D.

         "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

         "LEVERAGED ACQUISITION": as defined in Section 8.3(d).

         "LOANS": the RC Loans.

         "LOAN DOCUMENTS": collectively, this Agreement, the Notes, the Reimbursement Agreements, the Agreement to Amend, the Master Assignment, the Intercreditor Agreement and the Collateral Documents.

         "LOAN PARTY": the Borrower, each Guarantor and each other party (other than the Administrative Agent, the Issuing Bank and the Lenders) that is a signatory to a Loan Document.

         "MANAGEMENT AGREEMENT": the Management Services Agreement, dated as of the Second Restatement Date, by and among the Parent and its Subsidiaries.

         "MANAGEMENT FEES": all fees and expenses paid to Parent by any of its Subsidiaries, or to any of their respective Affiliates, or to any employees thereof, for general corporate, administrative or management services received.

         "MARGIN STOCK": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

         "MASTER ASSIGNMENT": the Master Assignment and Assumption Agreement, dated the date hereof, among the Parent, the Lenders (including lenders party to the First Restated Agreement which cease to be Lenders) and the Administrative Agent.

         "MATERIAL ADVERSE CHANGE": a material adverse change in (i) the operations, business, prospects, Property or condition (financial or otherwise) of (a) the Borrower and its Subsidiaries on a Consolidated basis, or (b) the Parent and its Subsidiaries on a Consolidated basis, (ii) the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Credit Parties to enforce any of the Loan Documents.

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (i) the operations, business, prospects, Property or condition (financial or otherwise) of (a) the Borrower and its Subsidiaries on a Consolidated basis, or (b) the Parent and its Subsidiaries on a Consolidated basis, (ii) the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Credit Parties to enforce any of the Loan Documents.

         "MATURITY DATE": June 30, 2007.

         "MOODY'S": Moody's Investors Service, Inc.

         "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the obligations under the Loan Documents. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

         "MORTGAGED PROPERTY" means, initially, each parcel of real property and the improvements thereto owned by the Borrower or any Subsidiary Guarantor and identified on Schedule 4.11(c) as having a value in excess of $2,000,000 and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 7.12.

         "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET EQUITY PROCEEDS": as defined in Section 2.4(b)(v).

         "NOTES": the RC Notes.

         "ONEPLACE": OnePlace, Ltd., prior to the Borrower Contribution, a wholly-owned Subsidiary of the Parent and on and after the Borrower Contribution, a wholly-owned Subsidiary of the Borrower.

         "OPERATING CASH FLOW": at any time, with respect to any Person, for any period: (i) revenues (exclusive of reciprocal and barter revenues) of such Person, determined in accordance with GAAP, for such period, LESS (ii) expenses (exclusive of depreciation, amortization, interest, income tax, employee compensation payable solely in stock of the Borrower, and reciprocal and barter expenses, in each case to the extent included therein), PLUS (iii) non-recurring expense items and other non-cash expense items of such Person for such period, in each case mutually agreed upon between the Borrower and the Administrative Agent, to the extent deducted in accordance with clause (ii) above, LESS (iv) non-recurring or non-cash revenues or operating or non-operating gains, LESS (v) the amount of any cash payments related to non-cash expense items added pursuant to clause (iii) above, LESS (vi) Excluded Cash Flow. Operating Cash Flow shall be adjusted on a consistent basis to reflect the acquisition, sale, exchange and disposition of Property during such period as if such acquisition, sale, exchange or disposition of Property had occurred at the beginning of such period, PROVIDED that pro-forma adjustments related to certain station operations of such stations being acquired (mutually agreed upon by the Borrower and the Administrative Agent) shall be included in the calculation of Operating Cash Flow. Operating Cash Flow shall exclude all gains and losses from the sale or disposition of Property and all extraordinary gains and losses.

         "OTHER MEDIA CASH FLOW": at any time, for any period, Operating Cash Flow for such period allocable to the Other Media Subsidiaries at such time.

         "OTHER MEDIA SUBSIDIARIES": CCM and OnePlace.

         "ORIGINAL CREDIT AGREEMENT": as defined in Recital A.

         "ORIGINAL EFFECTIVE DATE": September 25, 1997.

         "OTHER TAXES": any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

         "PARENT": as defined in Recital B.

         "PARENT GUARANTY": the Parent Guaranty, dated as of the date hereof, made by the Parent to the Administrative Agent, substantially in the form attached hereto as Exhibit M.

         "PARENT SECURITY AGREEMENT": the Parent Security Agreement, dated as of the date hereof, made by the Parent to the Administrative Agent, substantially in the form attached hereto as Exhibit N.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

         "PERMITTED HOLDERS": as of any date of determination (i) any of Nancy
A. Epperson, Stuart W. Epperson and Edward G. Atsinger III; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts, family limited partnerships or other similar entities created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any such entity for the benefit of such entity; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Parent.

         "PERMITTED LIENS": Liens permitted to exist pursuant to Section 8.2.

         "PERSON": an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a Governmental Authority or any other entity of whatever nature.

         "PLAN": any pension plan which is covered by Title IV of ERISA and which is maintained by or to which contributions are made by the Borrower or a Commonly Controlled Entity or in respect of which the Borrower or a Commonly Controlled Entity has or may have any liability.

         "PRO-FORMA DEBT SERVICE": the sum of Pro-Forma Interest Expense and the scheduled payments of principal (including scheduled mandatory reductions of revolving credit and similar commitments) in respect of Total Funded Debt required to be made during the four fiscal quarters of the Borrower immediately succeeding any determination thereof. For purposes of calculating Pro-Forma Debt Service, the principal amount outstanding under any revolving or line of credit facility on the date of any calculation of Pro-Forma Debt Service shall be assumed to be outstanding during the entire applicable four fiscal quarter period, subject to any mandatory scheduled payments of principal required to be made during such period.

         "PRO-FORMA INTEREST EXPENSE": the sum of (i) all interest (adjusted to give effect to all Interest Rate Protection Arrangements and fees and expenses paid in connection with the same, all as determined in accordance with GAAP) in respect of Total Funded Debt and (ii) commitment, letter of credit and similar fees, in each case of the Borrower and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, for the four fiscal quarters of the Borrower immediately succeeding any determination thereof. Where any item of interest varies or depends upon a variable rate of interest (or other rate of interest which is not fixed for such entire four fiscal quarters), such rate, for purposes of calculating Pro-Forma Interest Expense, shall be assumed to equal the interest rate in effect on the date of such calculation. Also, for purposes of calculating Pro-Forma Interest Expense, the principal amount outstanding under any revolving or line of credit facility on the date of any calculation of Pro-Forma Debt Service shall be assumed to be outstanding during the entire applicable four fiscal quarter period, subject to any mandatory scheduled payments of principal required to be made during such period.

         "PROPERTY": all types of real, personal, tangible, intangible or mixed property.

         "RC COMMITMENT": as to any Lender, the amount set forth next to the name of such Lender on Exhibit A under the heading "RC Commitment", as such RC Commitment may be reduced from time to time pursuant to Section 2.4.

         "RC COMMITMENTS": the RC Commitments of all Lenders.

         "RC COMMITMENT PERCENTAGE": as to any Lender, the percentage set forth opposite the name of such Lender on Exhibit A under the heading "RC Commitment Percentage".

         "RC COMMITMENT PERIOD": the period from the Second Restatement Date until the RC Commitment Termination Date.

         "RC COMMITMENT TERMINATION DATE": the earlier of the Business Day immediately preceding the Maturity Date or such other date upon which the RC Commitments shall have been terminated in accordance with Section 2.4 or 9.1.

         "RC LOAN" and "RC LOANS": as defined in Section 2.1.

         "RC NOTE" and "RC NOTES": as defined in Section 2.2.

         "RC SUPPLEMENT": a supplement substantially in the form of Exhibit K.

         "REIMBURSEMENT AGREEMENT": as defined in Section 2.18(b).

         "REIMBURSEMENT OBLIGATIONS": all obligations and liabilities of the Borrower due and to become due (a) under the Reimbursement Agreements and (b) hereunder in respect of Letters of Credit.

         "REINVESTED PROCEEDS": net cash proceeds from the sale, exchange or other disposition of Property, after giving effect to the payment of cash taxes payable in connection with the same, which cash proceeds are used to acquire one or more radio

Broadcasting Stations through a merger or acquisition in accordance with
Section 8.3 during the Reinvestment Period.

         "REINVESTMENT PERIOD": the period which is one year from the date that proceeds from the sale, exchange or other disposition of Property are received by the Borrower or any Subsidiary.

         "REMAINING INTEREST PERIOD": (i) in the event that the Borrower shall fail for any reason to borrow or convert Loans after it shall have notified the Administrative Agent of its intent to do so in which it shall have requested a Eurodollar Loan pursuant to Section 2.3 or 2.8, a period equal to the Interest Period that the Borrower elected in respect of such Eurodollar Loan; (ii) in the event that a Eurodollar Loan shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such termination to but excluding the last day of such Interest Period; and (iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Loan prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

         "REPORTABLE EVENT": any event described in Section 4043(b) of ERISA, other than an event (excluding an event described in Section 4043(b)(1) relating to tax disqualification) with respect to which the 30-day notice requirement has been waived.

         "REQUIRED LENDERS": at any date of determination, Lenders having Credit Exposures equal to or greater than 51% of the Total Credit Exposure.

         "RESTRICTED PAYMENT": as to any Person, (i) the payment or declaration by such Person of any dividend on any class of Stock or other equity interest (other than dividends payable solely in common Stock of the such Person), or warrants, rights or options to acquire common Stock of such Person or the making of any other distribution on account of any class of its Stock or other equity interest, (ii) the retirement, redemption, purchase or acquisition, directly or indirectly, of (a) any shares of the Stock of such Person and (b) any security convertible into, or any option, warrant or other right to acquire, shares of the Stock of such Person, or (iii) the payment of any Management Fees under the Management Agreement or any payment under the Tax Sharing Agreement.

         "SALEM CALIFORNIA": as defined in Recital A.

         "SALEM MEDIA": as defined in Recital F.

         "SECOND RESTATEMENT DATE": as defined in Recital I.

         "S & P": Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SINGLE EMPLOYER PLAN": any Plan which is not a Multiemployer Plan.

         "SPECIAL COUNSEL": Bryan Cave LLP, special counsel to the Administrative Agent.

         "STOCK": any and all shares, interests, participations, options, warrants or other equivalents (however designated) of corporate stock, including, without limitation, phantom stock.

         "SUBORDINATED INDENTURE": the Indenture, dated as of September 25, 1997, between the Parent, as issuer, and assumed by the Borrower pursuant to the Supplemental Indenture, and The Bank of New York, as trustee.

         "SUBORDINATED INDENTURE DEBT TO OPERATING CASH FLOW RATIO": the Debt to Operating Cash Flow Ratio under and as defined in the Subordinated Indenture (as in effect on the Second Restatement Date and without giving effect to any amendment, supplement, waiver or other modification thereof which has not been approved in writing by the Administrative Agent with the consent of Required Lenders), which definition (together with any related definitions) is hereby incorporated herein by this reference as if fully set forth herein.

         "SUBORDINATED INDENTURE NOTES": the 9.5% Senior Subordinated Notes, due 2007, issued in the original aggregate principal amount of $150,000,000 pursuant to the Subordinated Indenture.

         "SUBORDINATED INDENTURE SUBSIDIARY GUARANTY": the subordinated guaranty or guaranties executed and delivered by one or more of the Subsidiaries of the Parent in connection with the Subordinated Indenture.

         "SUBSIDIARY": with respect to any Person (the "PARENT") at any date, any corporation, association, partnership, joint venture or other business entity of which the parent, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined. Unless the context otherwise requires, references in this Agreement to a "Subsidiary" or to "Subsidiaries" shall be deemed to refer to a Subsidiary or Subsidiaries of the Borrower.

         "SUBSIDIARY GUARANTOR": each Subsidiary.

         "SUBSIDIARY GUARANTY": the Third Amended and Restated Subsidiary Guaranty and Security Agreement, dated as of the date hereof, made by the Subsidiaries of the Borrower to the Administrative Agent, substantially in the form attached hereto as Exhibit I.

         "SUPPLEMENTAL INDENTURE": the Supplemental Indenture No. 2, dated as of August 24, 2000, among the Parent, the Borrower, the guarantors party thereto and The Bank of New York, as Trustee.

         "TAX SHARING AGREEMENT": the Tax Sharing Agreement, dated as of the Second Restatement Date, by and among the Parent and its Subsidiaries.

         "TAXES": any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TOTAL ADJUSTED FUNDED DEBT": Total Funded Debt LESS the lesser of (i) 50% of the lesser of, with respect to each Excluded Property (x) the purchase price of such Excluded Property and (y) the independent appraisal value (if required under clause (i) of the second paragraph of Section 8.3(d)) of such Excluded Property and (ii) $30,000,000.

         "TOTAL CREDIT EXPOSURE": at any time, the sum of the Credit Exposures of all Lenders at such time.

         "TOTAL FUNDED DEBT": the aggregate Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP.

         "TOTAL FACILITY USAGE": as of any date, a fraction (expressed by a decimal) the numerator of which is the aggregate outstanding principal amount of RC Loans plus the Letter of Credit Exposure of all Lenders, and the denominator of which is the aggregate amount of RC Commitments.

         "TOTAL LEVERAGE RATIO": the ratio of (i) Total Adjusted Funded Debt LESS cash and cash equivalents in excess of $5,000,000 to (ii) Consolidated Annual Adjusted Operating Cash Flow.

         "TRANSACTION DOCUMENTS": collectively, the Loan Documents and the Initial Transaction Documents.

         "TRANSACTIONS": collectively, the transactions contemplated by the Transaction Documents.

         "UPSTREAM TRANSFERS": as defined in Section 8.13.

         "VOTING STOCK": Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Stock of any other class or classes shall have or might have voting power by reason or the happening of any contingency).

     1.2  PRINCIPLES OF CONSTRUCTION.

     1.3 All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

          (a) Unless otherwise specified herein, as used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant hereto or thereto, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

          (b) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph, schedule and exhibit references contained herein shall refer to Sections or paragraphs hereof or schedules or exhibits hereto unless otherwise expressly provided herein.

          (c) Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder.

          (d) The word "or" shall not be exclusive; "may not" is prohibitive and not permissive; and the singular includes the plural.

          (e) Unless otherwise specifically set forth herein, all references to time shall refer to New York City time.

2.   AMOUNT AND TERMS OF LOANS.

     2.1  LOANS.

         Subject to the terms and conditions hereof, each Lender having an RC Commitment agrees to make loans (each an "RC LOAN" and, collectively with the other RC Loans of such Lender and/or with the RC Loans of each other Lender, the "RC LOANS") to the Borrower from time to time during the RC Commitment Period. At all times during the RC Commitment Period, the Borrower may borrow, prepay and reborrow RC Loans in accordance with the provisions hereof, PROVIDED that the aggregate unpaid principal amount of all RC Loans and the Letter of Credit Exposure of all Lenders at any one time shall not exceed the RC Commitments then in effect, and PROVIDED further that the aggregate unpaid principal amount of each Lender's RC Loans and its Letter of Credit Exposure at any one time shall not exceed such Lender's RC Commitment. The principal amount of each Lender's RC Loan made on a Borrowing Date shall be an amount equal to its RC Commitment Percentage of all RC Loans made on such date. Subject to the provisions of Sections 2.3, 2.8 and 2.15, RC Loans may be (i) ABR Loans, (ii) Eurodollar Loans or (iii) any combination thereof.

     2.2  NOTES.

          The RC Loans of each Lender shall be evidenced by a promissory note in the form of Exhibit B (each as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, an "RC NOTE" and, collectively with the RC Note of each other Lender, the "RC NOTES"), payable to the order of such Lender, in the maximum stated principal amount equal to such Lender's RC Commitment. Each RC Note shall (i) be dated the Second Restatement Date, (ii) be stated to mature on the Maturity Date and be payable in the amounts and at the times required by Section 2.5 and (iii) bear interest on the unpaid principal amount thereof at the applicable interest rate or rates per annum determined as provided in Section 2.6, payable as specified in Section
2.6. Each Lender is hereby irrevocably authorized by the Borrower to enter on the schedule attached to its RC Note and/or in its internal books and records the amount of each RC Loan made by it thereunder, each payment thereon, and the other information provided for on such schedule, and such schedule and books and records shall be presumptively correct absent manifest error as to the amount of such Lender's RC Loans and as to the amount of principal and interest paid by the Borrower in respect of such RC Loans and as to the other information set forth on such schedule or books and records relating to the RC Loans, PROVIDED, however, that the failure to make any such entry (or any error therein) with respect to any RC Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under such RC Note. Each Lender may attach one or more continuations to such schedule as and when required. In all events, the principal amount owing by the Borrower to each Lender in respect of such Lender's RC Note shall be the aggregate amount of all RC Loans made by such Lender thereunder less all payments of principal thereon made by the Borrower.

     2.3  PROCEDURE FOR BORROWING LOANS.

     2.4 The Borrower may borrow RC Loans on any Business Day occurring during the RC Commitment Period, PROVIDED that, with respect to any requested borrowing, the Borrower shall notify the Administrative Agent (by telephone or telecopy) no later than 1:00 P.M., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and no later than 1:00 P.M., one Business Day prior to the requested Borrowing Date, in the case of ABR Loans, specifying
          (i) the aggregate
          amounts to be borrowed under the RC Commitments, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be a Eurodollar Loan, an ABR Loan, or a combination thereof, and (iv) if the borrowing is to be a Eurodollar Loan, the length of the initial Interest Period for such Eurodollar Loan. Each such notice shall be irrevocable and confirmed immediately by delivery to the Administrative Agent of a Borrowing Request. Each borrowing of RC Loans, consisting of ABR Loans shall be in an aggregate principal amount equal to $1,000,000 or such amount plus an integral multiple of $100,000 in excess thereof or, if less, the unused amount of the RC Commitments. Each borrowing of RC Loans, as the case may be, consisting of Eurodollar Loans shall be in a minimum aggregate principal amount equal to $2,000,000 or an integral multiple of $250,000 in excess thereof. Upon receipt of each notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) of the requested borrowing. Subject to its receipt of the notice referred to in the preceding sentence and to the other terms and conditions of this Agreement, each Lender will make the amount of its applicable RC Commitment Percentage, of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section 11.2 not later than 12:00 Noon, on the Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative Agent on a Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent, in immediately available funds, at the office of the Administrative Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

     2.5 Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) that such Lender will not make available to the Administrative Agent such Lender's pro rata share of the Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such Borrowing Date in accordance with this Section 2.3 PROVIDED that such Lender received notice of the proposed borrowing from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such pro rata share available to the Administrative Agent, such

          Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 2.6, and, in the case of such Lender, the Federal Funds Rate in effect on such date (as determined by the Administrative Agent). Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

     2.6  REDUCTION AND INCREASE OF RC COMMITMENTS.

     2.7 VOLUNTARY REDUCTIONS. The Borrower shall have the right, upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, to reduce permanently the RC Commitments or the Letter of Credit Commitment, in whole at any time, or in part from time to time, without premium or penalty, to an amount not less than
          (i) in the case of the RC Commitments, the sum of the aggregate outstanding principal balance of the RC Loans, after giving effect to any contemporaneous prepayment thereof, and the Letter of Credit Exposure of all Lenders, PROVIDED that each partial reduction of such RC Commitments shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the amount of the RC Commitments then in effect, and (ii) in the case of the Letter of Credit Commitment, the Letter of Credit Exposure of all Lenders, PROVIDED that each partial reduction of the Letter of Credit Commitment shall be in a minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the Letter of Credit Commitment then in effect. Unless previously terminated, the RC Commitments shall terminate on the RC Commitment Termination Date.

     2.8  MANDATORY REDUCTIONS OF RC COMMITMENTS.

     2.9 MANDATORY SCHEDULED REDUCTIONS OF RC COMMITMENTS. On each date set forth below, the RC Commitments shall be reduced by the amount equal to the percentage set forth below next to such date multiplied by the aggregate RC Commitments existing on March 31, 2002 (prior to giving effect to such initial reduction):

===========================================================================================================
           Dates                    Percentage                   Dates                   Percentage
-----------------------------------------------------------------------------------------------------------
       March 31, 2002                 2.50%                December 31, 2004               3.75%
-----------------------------------------------------------------------------------------------------------
       June 30, 2002                  2.50%                  March 31, 2005                3.75%
-----------------------------------------------------------------------------------------------------------
     September 30, 2002               2.50%                  June 30, 2005                 3.75%
-----------------------------------------------------------------------------------------------------------
     December 31, 2002                2.50%                September 30, 2005              3.75%
-----------------------------------------------------------------------------------------------------------
       March 31, 2003                 2.50%                December 31, 2005               3.75%
-----------------------------------------------------------------------------------------------------------
       June 30, 2003                  2.50%                  March 31, 2006                5.00%
-----------------------------------------------------------------------------------------------------------
     September 30, 2003               2.50%                  June 30, 2006                 5.00%
-----------------------------------------------------------------------------------------------------------
     December 31, 2003                2.50%                September 30, 2006              5.00%
-----------------------------------------------------------------------------------------------------------
       March 31, 2004                 3.75%                December 31, 2006               5.00%
-----------------------------------------------------------------------------------------------------------
       June 30, 2004                  3.75%                  March 31, 2007                15.00%
-----------------------------------------------------------------------------------------------------------
     September 30, 2004               3.75%                  June 30, 2007                 15.00%
===========================================================================================================

     2.10 MANDATORY REDUCTIONS OF RC COMMITMENTS RELATING TO EXCESS CASH FLOW. Commencing with the fiscal year ending December 31, 2001, the RC Commitments shall be reduced by an amount equal to 50% of Excess Cash Flow with respect to such fiscal year, PROVIDED that no such reduction in respect of such fiscal year shall be required if (x) the Total Leverage Ratio as at the end of such fiscal year is less than 5.00:1.00 and (y) no Default or Event of Default shall exist at the end of such fiscal year or on the date the RC Commitments would be required to be reduced. Such reduction (and any prepayments required as a result thereof) shall be made with respect to a fiscal year on March 31st of the succeeding fiscal year.

     2.11 MANDATORY REDUCTIONS OF RC COMMITMENTS RELATING TO INSURANCE AND CONDEMNATION. The RC Commitments shall be reduced in the amounts and at the times required by Sections 7.5(b) and 7.5(c).

     2.12 MANDATORY REDUCTIONS OF RC COMMITMENTS RELATING TO PROCEEDS OF PROPERTY SALES. The RC Commitments shall be reduced by an amount equal to the difference between (a) 100% of the proceeds of the sale, exchange orother disposition of Property by the Borrower or any of its Subsidiaries to the extent not sold, exchanged or disposed of in the ordinary course of business (net of (1) sales and other commissions and legal and other expenses incurred, (2) cash taxes payable, and (3) Indebtedness permitted under Sections 8.1(ii) and (iv) which is secured by the Property sold, exchanged or disposed of and required to be repaid and is repaid, in each case in connection therewith), and
          (b) the amount of Reinvested Proceeds in connection with such sale, exchange or other disposition of Property which has been used prior to the date such reduction is required to be made to acquire one or more additional radio Broadcasting Stations through a merger or acquisition in accordance with

          Section 8.3. Such reduction shall be made on the earlier of (x) the last day of the Reinvestment Period with respect to such sale, exchange or other disposition, or (y) the occurrence of a Default or Event of Default.

     2.13 MANDATORY REDUCTIONS OF RC COMMITMENTS RELATING TO EQUITY ISSUANCES. The RC Commitments shall be reduced immediately upon receipt by the Borrower of the aggregate proceeds of any Equity Issuance (net of sales and other commissions and legal and other related expenses incurred in connection with such Equity Issuance) (the "NET EQUITY PROCEEDS") by an amount equal to:

                    (A) if no Default or Event of Default shall then exist and the Total Leverage Ratio (calculated without giving effect to the phrase "less cash and cash equivalents in excess of $5,000,000" contained in clause (i) of the definition "Total Leverage Ratio") is greater than 5.00:1.00, the lesser of
(x) 50% of the Net Equity Proceeds and (y) the amount of the Net Equity Proceeds which, when applied to the prepayment of the Loans, will result in the Total Leverage Ratio (calculated without giving effect to the phrase "less cash and cash equivalents in excess of $5,000,000" contained in clause (i) of the definition "Total Leverage Ratio") not exceeding 5.00:1.00; and

                    (B) if a Default or Event of Default shall then exist, 100% of the Net Equity Proceeds.

     2.14 APPLICATION OF REDUCTIONS.

     2.15 Each reduction of the RC Commitments made pursuant to this Section 2.4 shall effect a corresponding reduction of each Lender's applicable RC Commitment by an amount equal to such Lender's applicable RC Commitment Percentage of such reduction.

     2.16 Reductions of the RC Commitments made pursuant to Section 2.4(a) or 2.4(b)(ii), (iii), (iv) and (v) shall be applied in inverse order among the remaining RC Commitment reductions set forth in Section 2.4(b)(i).

     2.17 Simultaneously with each reduction of the RC Commitments under this
          Section 2.4, the Borrower shall pay the applicable Commitment Fee accrued on the amount by which such RC Commitments have been reduced.

     2.18 If for any reason the Letter of Credit Exposure of all Lenders shall exceed the RC Commitments, the Borrower shall immediately deposit in a cash collateral account maintained with and under the sole dominion and control of the Administrative Agent an amount equal to such excess.

     2.19 INCREASE OF RC COMMITMENTS. The Borrower may at any time after the first Borrowing Date to occur after the Second Restatement Date but prior to January 31, 2002, at its sole cost and expense, request any one or more of the Lenders to increase (such decision to increase the RC Commitment of a Lender to be within the sole and absolute discretion of such Lender) its RC Commitment, or any other Person reasonably satisfactory to the Administrative Agent and the Issuing Bank to provide a new RC Commitment, by submitting an RC Supplement duly executed by the Borrower and each such Lender or other Person, as the case may be. If such RC Supplement is in all respects reasonably satisfactory to the Administrative Agent, the Administrative Agent shall execute such RC Supplement and deliver a copy thereof to the Borrower and each such Lender or other Person, as the case may be. Upon execution and delivery of such RC Supplement, (i) in the case of each such Lender, such Lender's RC Commitment shall be increased to the amount set forth in such RC Supplement, (ii) in the case of each such other Person, such other Person shall become a party hereto and shall for all purposes of the Loan Documents be deemed a "Lender" having an RC Commitment as set forth in such RC Supplement and (iii) in each case, the RC Commitment of such Lender or such other Person, as the case may be, shall be as set forth in the applicable RC Supplement; PROVIDED, however, that:

     2.20 immediately after giving effect thereto, the aggregate RC Commitments shall not exceed $275,000,000;

     2.21 such increase shall be in an amount not less than $5,000,000 or such amount plus an integral multiple of $1,000,000;

     2.22 the Borrower shall have delivered to the Administrative Agent projections, reasonably satisfactory to the Administrative Agent, demonstrating pro-forma compliance (after giving effect to such increase) with the terms of the Loan Documents, including but not limited to Sections 6.1, 6.2, 6.3, 6.4 and 6.5, through the Maturity Date;

     2.23 if RC Loans would be outstanding immediately after giving effect to such increase, then simultaneously with such increase (A) each such Lender, each such other Person and each other Lender shall be deemed to have entered into an assignment and acceptance agreement, in form and substance substantially similar to Exhibit J, pursuant to which each such other Lender shall have assigned to each such Lender and each such other Person a portion of its RC Loans necessary to reflect proportionately the aggregate RC Commitments as adjusted in accordance with this Section 2.4(d), and (B) in connection with such assignment, each such Lender and each such other Person shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of RC Loans, and in connection with such assignment each such other Lender may treat the assignment of Eurodollar Loans as a prepayment of such Eurodollar Loans for purposes of Section 2.9;

     2.24 each such other Person shall have delivered to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such other Person pursuant to Section 2.13; and

     2.25 the Administrative Agent shall have received such certificates, legal opinions and other items as it shall reasonably request in connection with such increase.

     2.26 PREPAYMENTS OF THE LOANS.

     2.27 VOLUNTARY PREPAYMENTS. The Borrower may, at its option, prepay the RC Loans, in whole or in part, without premium or penalty, at any time and from time to time, by notifying the Administrative Agent at least three Business Days' prior to the proposed prepayment date with respect to Eurodollar Loans, and at least one Business Day prior to the proposed prepayment date with respect to ABR Loans. Each such notice shall be in writing, shall specify the Loans to be prepaid (whether Eurodollar Loans or ABR Loans), the amount to be prepaid, and the date of prepayment and, if the prepayment is of $10,000,000 or more, the Total Leverage Ratio after giving effect to such prepayment. Upon receipt by the

          Administrative Agent of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice of the Borrower is given pursuant to this Section 2.5, such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Partial prepayments of ABR Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $250,000 in excess thereof, or, if less, the outstanding principal balance of such Loans.

     2.28 MANDATORY PREPAYMENTS OF LOANS. The Borrower shall immediately prepay the RC Loans (i) at any time at which the sum of the aggregate outstanding principal amount of the outstanding RC Loans and the Letter of Credit Exposure of all Lenders exceeds the aggregate RC Commitments of all Lenders in an amount equal to the amount of such excess and (ii) in the amounts and at the times required by Section 7.5.

     2.29 IN GENERAL. If any prepayment is made under this Section 2.5 with respect to any Eurodollar Loans, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 2.9. After giving effect to any partial prepayment with respect to Eurodollar Loans which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Loans shall not be less than $2,000,000 or an integral multiple of $250,000 in excess thereof. The Borrower may designate which Loans (ABR Loans or Eurodollar Loans) are to be prepaid in connection with any prepayment made under this Section 2.5.

     2.30 INTEREST RATE AND PAYMENT DATES; HIGHEST LAWFUL RATE.

     2.31 PRIOR TO MATURITY. Prior to maturity, the outstanding principal amount of the Loans shall bear interest on the unpaid principal amount thereof at the Alternate Base Rate or the Eurodollar Rate, as applicable, plus the Applicable Margin.

     2.32 DEFAULT RATE. After maturity and at all times during the continuance of any Event of Default under Section 9.1(a), (b), (h) or (i) or during the continuance for more than 30 days of any other Event of Default, the outstanding principal amount of all Loans hereunder shall bear interest, notwithstanding the rate which would otherwise be applicable pursuant to Section 2.6(a) above, at a rate of interest per annum equal to 2% above such otherwise applicable rate.

     2.33 LATE PAYMENT RATE. Any payment of interest on any Note or any Reimbursement Obligation and any payment of any Commitment Fee, Letter of Credit Fee or other fee or payment payable by the Borrower under any Loan Document and not paid on the date when due and payable shall bear interest, to the extent permitted by law, at the Alternate Base Rate plus the Applicable Margin for ABR Loans plus 2% per annum from the due date thereof until the date such payment is made.

     2.34 GENERAL. Interest on ABR Loans, to the extent based on the BNY Rate, shall be calculated on the basis of a 365 or 366 day year (as the case may be), and interest on all Eurodollar Loans and ABR Loans, to the extent based on the Federal Funds Rate, shall be calculated on the basis of a 360 day year, in each case for the actual number of days elapsed. Interest shall be payable in arrears on each Interest Payment Date and upon payment (or prepayment (or required payment or prepayment) of the Loans, except that interest payable pursuant to Sections 2.6(b) and 2.6(c) shall be payable on demand. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Alternate Base Rate, but failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on the Borrower and the Lenders absent manifest error.

     2.35 HIGHEST LAWFUL RATE. At no time shall the interest rate payable on the Loans of any Lender, together with the Commitment Fees, the Letter of Credit Fee and all other fees and other amounts payable hereunder, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If interest payable to a Lender on any date would exceed the maximum amount permitted by the Highest Lawful Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of such Lender's Loans. The Borrower acknowledges that to the extent interest payable on ABR Loans is based on the BNY Rate, such BNY Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on

          ABR Loans on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

     2.36 USE OF PROCEEDS.

     2.37 The proceeds of all Loans shall be used (i) to finance acquisitions permitted hereunder, including transaction expenses in connection therewith, (ii) to make capital expenditures permitted hereunder,
          (iii) for working capital purposes and (iv) for general corporate purposes.

     2.38 Letters of Credit shall be used to support ordinary course working capital purposes and to fulfill deposit requirements associated with proposed acquisitions permitted by Section 8.3.

     2.39 Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan or Letter of Credit have been or will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

     2.40 CONVERSIONS; OTHER MATTERS.

     2.41 The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, specifying the amount to be so converted, PROVIDED, that any such conversion shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans or to convert Eurodollar Loans to new Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the initial Interest Period relating thereto, PROVIDED that any such conversion of ABR Loans to Eurodollar Loans shall only be made on a Business Day and any such conversion of Eurodollar Loans to new Eurodollar Loans shall only be made on the last day of the Interest Period applicable to the Eurodollar Loans which are to be converted to such new Eurodollar Loans. The Administrative Agent shall promptly provide the Lenders with notice of any such election. Loans may be converted pursuant to this Section 2.8(a) in whole or in part, PROVIDED that conversions of ABR Loans to Eurodollar Loans, or Eurodollar Loans to new Eurodollar Loans having the same Interest Period, shall be in an aggregate principal amount of $2,000,000 or such amount plus a whole multiple of $250,000.

     2.42 Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or Event of Default, the Borrower shall have no right to elect to convert any ABR Loan to a Eurodollar Loan or to convert any Eurodollar Loan to a new Eurodollar Loan. In such event, such ABR Loan shall be automatically continued as an ABR Loan or such Eurodollar Loan shall be automatically converted to an ABR Loan on the last day of the Interest Period applicable to such Eurodollar Loan. If a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Administrative Agent and the Required Lenders shall designate, of the outstanding Eurodollar Loans, if any, shall be automatically converted to ABR Loans, in which event such Eurodollar Loans of each Lender, at the option of such Lender, shall be automatically converted to ABR Loans on the date such notice is given.

     2.43 Each such conversion shall be effected by each Lender by applying the proceeds of the new ABR Loan or Eurodollar Loan, as the case may be, to the Loan (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4 or 5).

     2.44 Notwithstanding any other provision of this Agreement:

     2.45 If the Borrower shall have failed to elect a Eurodollar Loan under Sections 2.3 or 2.8, as the case may be, in connection with any borrowing of new Loans or expiration of an Interest Period with respect to any existing Eurodollar Loan, the amount of the Loans subject to such borrowing or such existing Eurodollar Loan shall thereafter be an ABR Loan until such time, if any, as the Borrower shall elect a new Eurodollar Loan pursuant to Section 2.8,

     2.46 The Borrower shall not be permitted to select any Eurodollar Loan the Interest Period in respect of which ends later than the Maturity Date,

     2.47 When electing a Eurodollar Loan, the Borrower shall select an Interest Period such that, on each date that a mandatory principal payment is required to be made pursuant to Section 2.5(b) in connection with a RC Commitment reduction pursuant to Section 2.4(b), the outstanding principal amount of all Loans which are ABR Loans, when added to the aggregate principal amount of all Loans which are Eurodollar Loans the Interest Period in respect of which shall end on such date, shall equal or exceed the aggregate principal amount of the Loans required to be paid on such date, and

     2.48 The Borrower shall not be permitted to have more than eight Interest Periods with respect to outstanding Eurodollar Loans at any one time.

     2.49 INDEMNIFICATION FOR LOSS.

          In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     2.50 REIMBURSEMENT FOR COSTS.

          The Borrower hereby agrees to reimburse each Lender and the Issuing Bank on demand for its reasonable costs (excluding general administrative and overhead costs) directly attributable to its compliance with this Agreement during the term hereof with all applicable future laws, executive orders, and regulations of the governments of the United States and the United Kingdom, and of any other applicable government, and of any regulatory or administrative agency thereof (including, without limitation, the reserve requirements established by the Board of Governors of the Federal Reserve System under Regulation D), or any change in existing or future applicable laws, executive orders and regulations and in the interpretations thereof which impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the interbank eurodollar market, or which subject any Lender or the Issuing Bank to any tax (documentary, stamp or otherwise) with respect to any Loan Document or Letter of Credit, or change the basis of taxation of payments to any Lender or the Issuing Bank, of principal, interest, fees or other amounts payable under any Loan Document or Letter of Credit (except for any tax, or changes in the rate of tax, on its income or receipts (including franchise taxes on or based upon such income or receipts) imposed by the United States or any other jurisdiction). Each such Lender and the Issuing Bank agrees to provide the Borrower with notice of any law, executive order or regulation, or change in the interpretation thereof, which would require the Borrower to indemnify such Lender or the Issuing Bank under this Section 2.10 promptly upon it obtaining actual knowledge thereof and determining that it intends to require the Borrower to reimburse it pursuant to this Section 2.10 for any costs resulting therefrom. The cost to each Lender in complying with laws, executive orders or regulations which impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the market for eurocurrency loans shall be computed by determining the amount by which such requirements effectively increase such Lender's cost of making and maintaining its Eurodollar Loans and by computing the additional amount which would have been owing to such Lender hereunder if such effective increase had been added to the Eurodollar Rate for purposes of determining the applicable Eurodollar Rate during the period or applicable portion thereof in question. Each Lender and the Issuing Bank may make multiple requests for compensation under this
Section 2.10.

     2.51 ILLEGALITY OF FUNDING.

          Notwithstanding anything contained herein to the contrary, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan as contemplated by this Agreement, (i) the commitment of such Lender to make Eurodollar Loans or convert ABR Loans to Eurodollar Loans, as the case may be, shall forthwith be suspended and (ii) such Lender's then outstanding Eurodollar Loans affected thereby, if any, shall be converted automatically to ABR Loans on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to Eurodollar Loans is suspended pursuant to this Section 2.11 and such Lender shall notify the Administrative Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Loans, such Lender's commitment to make or maintain Eurodollar Loans shall be reinstated.

     2.52 OPTION TO FUND.

          Each Lender has indicated that, if the Borrower requests a Eurodollar Loan, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its pro rata share of such Loan during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid on such Loan and any amounts owing under Sections 2.9, 2.10, 2.11 and 2.15. Each Lender shall be entitled to fund and maintain its funding of all or any part of its Eurodollar Loans in any manner it sees fit, but all such determinations hereunder shall be made as if each

Lender had actually funded and maintained its Eurodollar Loans during the applicable Interest Period through the purchase of deposits in an amount equal to its pro rata share of the Eurodollar Loans having a maturity corresponding to such Interest Period. Any Lender may fund its pro rata share of the Eurodollar Loans from any branch or office of such Lender as such Lender may choose from time to time, subject to Section 2.17.

     2.53 TAXES; NET PAYMENTS.

     2.54 Any and all payments by or on account of any obligation of any Loan Party hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, PROVIDED that, if such Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     2.55 In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     2.56 Each Loan Party shall indemnify each Credit Party, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of such Loan Party under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error.

     2.57 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     2.58 Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Loan Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     2.59 CAPITAL ADEQUACY.

          If the amount of capital required or expected to be maintained by any Lender, the Issuing Bank or any Person directly or indirectly owning or controlling such Lender or the Issuing Bank (each a "CONTROL PERSON"), shall be affected by

     2.60 the introduction or phasing in of any law, rule or regulation after the Original Effective Date,

     2.61 any change after the Original Effective Date in the interpretation of any existing law, rule or regulation by any central bank or United States or foreign Governmental Authority charged with the administration thereof, or

     2.62 compliance by such Lender, the Issuing Bank or such Control Person with any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made Original Effective Date, and such Person shall have determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (i) the rate of return on its capital, or (ii) the asset value to such Lender, the Issuing Bank or such Control Person of the Loans made or maintained by such Lender, the Letters of Credit issued or maintained by the Issuing Bank or the Reimbursement Obligations or any participation therein owed to the Issuing Bank or any Lender to a level below that which such Lender, the Issuing Bank or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender's, the Issuing Bank's or such Control Person's policies regarding capital), in either case by an amount which it deems material, then, within ten days after demand by such Lender or the Issuing Bank, the Borrower shall pay to such Lender, the Issuing Bank or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate such Lender, the Issuing Bank or such Control Person, as the case may be, for such reduction on an after-tax basis.

     2.63 SUBSTITUTED INTEREST RATE.

         In the event that (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.6 or (ii) in the event that any Lender shall have notified the Administrative Agent that it has determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to a proposed Loan that the Borrower has requested be made as a Eurodollar Loan, or a Eurodollar Loan that will result from the requested conversion of any Loan into a Eurodollar Loan (any such Loan being herein called an "AFFECTED LOAN"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise) of such determination, confirmed in writing, on or prior to the requested Borrowing Date for such Affected Loan or the requested conversion date of such Loan. If the Administrative Agent shall give such notice, (a) any requested Affected Loan shall be made as an ABR Loan, (b) any Loan that was to have been converted to an Affected Loan shall be converted to or continued as an ABR Loan and (c) any outstanding Affected Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to an ABR Loan. Until any such notice under clause (i) of this Section 2.15 has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon the Administrative Agent's having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.6) no further Eurodollar Loans shall be made by the Lenders nor shall the Borrower have the right to convert any Loans to Eurodollar Loans. Until any such notice under clause (ii) of this Section 2.15 has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon the Administrative Agent's having been notified by such Lender that circumstances no longer render any Loan an Affected
Loan), no further Eurodollar Loans shall be required to be made by such Lender nor shall the Borrower have the right to convert any Loan of such Lender to a Eurodollar Loan of such Lender.

     2.64 TRANSACTION RECORD.

         The Administrative Agent's records regarding the amount of each Loan, each payment by the Borrower of principal and interest on the Loans, each Letter of Credit and other information relating to the Loans and Letters of Credit shall be presumed correct absent manifest error.

     2.65 CERTIFICATES OF PAYMENT AND REIMBURSEMENT; OTHER PROVISIONS REGARDING YIELD PROTECTION.

     2.66 In connection with any request by a Lender or the Issuing Bank for payment or reimbursement pursuant to Section 2.9, 2.10, 2.11, 2.14 or 2.15, such Lender or the Issuing Bank, as the case may be, shall provide the Borrower with a certificate, signed by an officer, setting forth a description, in reasonable detail, of any such payment or reimbursement. Each determination by a Lender or the Issuing Bank of such amount or amounts owed by the Borrower to it under any such Section shall be presumed correct absent manifest error, and shall be made without duplication as to any other amounts owing by the Borrower to it under
          Section 2.9, 2.10, 2.11, 2.14 or 2.15.

     2.67 In the event that any amount is owed by the Borrower to any Lender pursuant to Section 2.9, 2.10, 2.11, 2.14 or 2.15 and an assignment by such Lender of its rights and a delegation and transfer of its obligations hereunder to another office or branch of such Lender would cause such amount to cease to be owed by the Borrower, then such Lender shall make reasonable efforts (which shall not in any event require such Lender to incur a loss or otherwise suffer any disadvantage) to make an assignment of its rights and a delegation and transfer of its obligations hereunder to such other office or branch, so long as such assignment and delegation will not cause other amounts to be owed by the Borrower under Section 2.9, 2.10, 2.11, 2.14 or 2.15 and so long as the Lender shall be permitted under applicable law to make and maintain Eurodollar Loans after giving effect to such assignment and delegation.

     2.68 The obligations of the Borrower under Sections 2.9, 2.10, 2.11, 2.14 and 2.15 shall survive any termination of this Agreement, the expiration of the RC Commitments and the payment of all indebtedness of the Borrower hereunder and under the Loan Documents.

     2.69 LETTER OF CREDIT SUB-FACILITY.

     2.70 Subject to the terms and conditions hereof and the payment by the Borrower to the Issuing Bank of such fees as the Borrower and the Issuing Bank shall have agreed in writing, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.19, to issue standby letters of credit (each a "LETTER OF CREDIT" and, collectively, the "LETTERS OF CREDIT") during the RC Commitment Period for the account of the Borrower, PROVIDED that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders shall not exceed the Letter of Credit Commitment, and (ii) the sum of the aggregate outstanding RC Loans and the Letter of Credit Exposure of all Lenders shall not exceed the RC Commitments. Each Letter of Credit shall have an expiration date which shall be not later than the earlier to occur of one year from the date of issuance or last extension thereof or one Business Day prior to the RC Commitment Termination Date. No Letter of Credit shall be issued if the Administrative Agent, or any Lender by notice to the Administrative Agent and the Issuing Bank no later than 3:00 P.M. one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that the applicable conditions set forth in Section 5 have not been satisfied.

     2.71 Each Letter of Credit shall be issued for the account of the Borrower. The Borrower shall give the Administrative Agent and the Issuing Bank a Letter of Credit Request for the issuance of each Letter of Credit no later than 1:00 P.M at least three Business Days prior to the requested date of issuance. Such Letter of Credit Request shall be accompanied by the Issuing Bank's standard Application and Agreement for Standby Letter of Credit (each a "REIMBURSEMENT AGREEMENT") executed by the Borrower, and shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Borrower in respect of which such Letter of Credit is to be issued, (ii) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit and (iv) the requested date of issuance. Upon receipt of such Letter of Credit Request from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. The Issuing Bank shall, on the proposed date of issuance and subject to the other terms and conditions of this Agreement, issue the requested Letter of Credit. Each Letter of Credit shall be in a minimum amount of $1,000,000 (or such lesser amount as is acceptable to the Issuing Bank) and be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein.

     2.72 Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to the obligation of the Borrower to immediately reimburse the Issuing Bank for the amount thereof. The Issuing Bank shall promptly notify the Borrower of such payment by the Issuing Bank of a draft drawn under a Letter of Credit, but any failure to so notify shall not in any manner affect the obligation of the Borrower to make reimbursement when due. In lieu of such notice, if the Borrower has not made reimbursement prior to the end of the Business Day when due, the Borrower hereby irrevocably authorizes the Issuing Bank to deduct the amount of any such reimbursement from any account(s) of the Borrower maintained with the Issuing Bank, upon which the Issuing Bank shall apply the amount of such deduction to such reimbursement. If all or any portion of any reimbursement obligation in respect of a Letter of Credit shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest, payable upon demand, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Loans plus 2% (calculated in the same manner as ABR Loans), from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon).

     2.73 LETTER OF CREDIT PARTICIPATION.

     2.74 Each Lender hereby unconditionally and irrevocably, severally (and not jointly) takes an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Lender's RC Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuing Bank for its RC Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its RC Commitment Percentage and any amounts paid by the Borrower pursuant to Sections 2.18 and 2.20 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

     2.75 The Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender (which notice shall be promptly confirmed in writing), of the date and the amount of each draft paid under each Letter of Credit with respect to which full reimbursement payment shall not have been made by the Borrower as provided in Section 2.18(c), and forthwith upon receipt of such notice, such Lender shall promptly make available to the Administrative Agent for the account of the Issuing Bank its RC Commitment Percentage of the amount of such unreimbursed draft at the office of the Administrative Agent specified in Section 11.2 in lawful money of the United States and in immediately available funds. The Administrative Agent shall distribute the payments made by each Lender pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Administrative Agent with such Lender's RC Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this subsection (b) above (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Issuing Bank, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Issuing Bank, as the case may be). If a Lender does not make available to the Administrative Agent when due such Lender's RC Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit, such Lender shall be required to pay interest to the Administrative Agent for the account of the Issuing Bank on such Lender's RC Commitment Percentage of such payment at a rate of interest per annum equal to (i) from the date such Lender should have made such amount available until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, in each case payable upon demand by the Issuing Bank. The Administrative Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

     2.76 Whenever the Administrative Agent is reimbursed by the Borrower, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its RC Commitment Percentage of the amount of such payment under such Letter of Credit, the Administrative Agent (or the Issuing Bank, if such payment by a Lender was paid by the Administrative Agent to the Issuing Bank) will promptly pay over such payment to such Lender.

     2.77 ABSOLUTE OBLIGATION WITH RESPECT TO LETTER OF CREDIT PAYMENTS.

     2.78 The Borrower's obligation to reimburse the Issuing Bank for each payment under or in respect of each Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, the Issuing Bank, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, PROVIDED, however, that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuing Bank of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment (or failure to pay) under such Letter of Credit made as a result of the Issuing Bank's gross negligence or willful misconduct.

3.   FEES; PAYMENTS

     3.1  FEES.

     3.2 The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "COMMITMENT FEE") during the RC Commitment Period, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such date following the Original Effective Date, and on the RC Commitment Termination Date, on the average daily excess of (i) the RC Commitment of such Lender, over (ii) the aggregate outstanding principal balance of the RC Loans of such Lender plus its Letter of Credit Exposure, at a rate per annum equal to (a) at all times when the Total Leverage Ratio is greater than or equal to 4.50:1.00, 0.500% (or 0.625% if Total Facility Usage is less than 0.50) and (b) at all times when the Total Leverage Ratio is less than 4.50:1.00, 0.375% (or 0.500% if Total Facility Usage is less than 0.50). The Commitment Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     3.3 Solely for purposes of calculating the Commitment Fee, changes in the Total Leverage Ratio, as evidenced by a Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.1(d), a Borrowing Request or Letter of Credit Request delivered to the Administrative Agent pursuant to Section 5.2(c) or a notice of prepayment pursuant to Section 2.5(a) (in the case of a Borrowing Request, Letter of Credit Request and notice of prepayment resulting in a net increase or decrease, as applicable, in the aggregate outstanding RC Loans and Letter of Credit Exposure of all Lenders on any Business Day of $10,000,000 or more) in each case evidencing such a change, shall become effective upon (i) in the case of the delivery of a Compliance Certificate, the first Business Day following the delivery of (x) such Compliance Certificate and (y) the applicable financial statements required to be delivered pursuant to Section 7.1(a) or (c), as the case may be, and (ii) in the case of the delivery of a Borrowing Request, Letter of Credit Request or notice of prepayment, the Borrowing Date or the prepayment date, as the case may be, applicable thereto. Solely for purposes of calculating the Commitment Fee, if the Borrower shall fail to deliver a Compliance Certificate within 60 days after the end of each of the first three fiscal quarters, or within 105 days after the end of the last fiscal quarter, of each fiscal year (each a "CERTIFICATE DELIVERY DATE"), the Total Leverage Ratio from and including such certificate delivery date to the date of delivery by the Borrower to the Administrative Agent of such Compliance Certificate shall be conclusively presumed to be greater than 4.50:1.00.

     3.4 The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "LETTER OF CREDIT FEE") with respect to the Letters of Credit during the period commencing on the Original Effective Date and ending on the RC Commitment Termination Date or, if later, the date when the Letter of Credit Exposure of all Lenders is $0, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such date following the Original Effective Date, on the RC Commitment Termination Date and on the last date of such period, on such Lender's RC Commitment Percentage of the average daily aggregate amount which may be drawn under the Letters of Credit during such period (whether or not the conditions for drawing thereunder have or may be satisfied) multiplied by a rate per annum equal to the Applicable Margin for Eurodollar Loans during such period. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     3.5  PRO RATA TREATMENT AND APPLICATION OF PAYMENTS.

          All payments (including prepayments) made by the Borrower to the Administrative Agent on account of principal of or interest on the RC Loans shall be made pro rata according to the outstanding principal amount of each Lender's RC Loans. All payments by the Borrower shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M. on the date such payment is due, to the Administrative Agent for the account of the Lenders, at the Administrative Agent's office specified in Section 11.2, in each case in lawful money of the United States of America and in immediately available funds, and, as between the Borrower and the Lenders, any payment by the Borrower to the Administrative Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by 1:00 P.M. on such due date shall not constitute a Default or Event of Default hereunder, PROVIDED that such payment is made on such due date, but any such payment received by the Administrative Agent on any Business Day after 1:00 P.M. shall be deemed to have been received on the immediately succeeding Business Day for the purpose of calculating any interest payable in respect thereof. The Administrative Agent agrees promptly to notify the Borrower if it shall receive any such payment after 1:00 P.M. on the due date hereof, PROVIDED that the failure of the Administrative Agent to give such prompt notice shall in no way affect the Borrower's obligation to make any payment hereunder on the date such payment is due. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Unless otherwise set forth in the definition of "Interest Period", if any payment hereunder or on any Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate or rates during such extension.

4.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Administrative Agent, the Issuing Bank and the Lenders to enter into this Agreement and to make Loans, and in order to induce the Issuing Bank to issue Letters of Credit and the Lenders to participate therein, the Borrower hereby makes the following representations and warranties to the Administrative Agent, the Issuing Bank and to each Lender:

     4.1  SUBSIDIARIES.

          As of the Second Restatement Date, the Borrower has only the Subsidiaries set forth in Schedule 4.1, which Schedule sets forth the name, jurisdiction of incorporation or organization and capitalization of each Subsidiary. Except as set forth in Schedule 4.1, the shares of each corporate Subsidiary owned by the Borrower are duly authorized, validly issued, fully paid and nonassessable. The shares of each Subsidiary are owned free and clear of any Liens, except (i) Liens in favor of the Administrative Agent and the Lenders pursuant to the Collateral Documents and (ii) Permitted Liens.

     4.2  CORPORATE EXISTENCE AND POWER.

          Each of the Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and, except as provided in Schedule 4.2 (none of which exceptions individually or in the aggregate could reasonably be expected to have a Material Adverse Effect), is in good standing and authorized to do business in each jurisdiction in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect. Schedule 4.2 sets forth, with respect to each Loan Party not in good standing, the jurisdiction in which such Loan Party is not in good standing and the reason therefor.

     4.3  AUTHORITY.

          The Borrower and each other Loan Party has full power and authority to enter into, execute, deliver and carry out the terms of the Transaction Documents to which it is a party, to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary action and are in full compliance with its certificate of incorporation and by-laws.

     4.4  GOVERNMENTAL AUTHORITY APPROVALS.

          No consent, authorizations or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person (except for those which have been obtained, made or given and those which will be obtained, made or given prior to the Second Restatement Date) is required to authorize, or is required in connection with the execution, delivery and performance of the Transaction Documents, or is required as a condition to the validity or, except as expressly set forth in the Collateral Documents with respect to the FCC, the enforceability of the Transaction

Documents. Except as set forth in the preceding sentence, no provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution, delivery or performance of, or affect the validity of, the Transaction Documents.

     4.5  BINDING AGREEMENT.

          The Transaction Documents constitute the valid and legally binding obligations of the Borrower and each other Loan Party to which it is a party, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     4.6  LITIGATION.

          (a) Except as set forth in Schedule 4.6, there are no actions, suits, arbitration proceedings or claims (whether or not purportedly on behalf of the Borrower or any Subsidiary) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which call into question the validity or enforceability of any of the Transaction Documents.

          (b) Since the Second Restatement Date, there has been no change in the status of the matters disclosed on Schedule 4.6 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     4.7  NO CONFLICTING AGREEMENTS.

          Except as set forth in Schedule 4.7, neither the Borrower nor any Subsidiary is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its Property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. Except for any Lien created by any Loan Document, the execution, delivery or carrying out of the terms of the Transaction Documents will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained) or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, taken as a whole, could reasonably be expected to have a Material Adverse Effect.

     4.8  TAXES.

          Except as set forth in Schedule 4.8, the Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it which would be material to the Borrower or any Subsidiary, and no tax Liens (other than Permitted Liens) have been filed. Except as set forth in Schedule 4.8, the charges, accruals and reserves on the books of the Borrower and each Subsidiary with respect to all federal, state, local and other Taxes are, to the best knowledge of the Borrower, adequate, and the Borrower knows of no unpaid assessment which is due and payable against it or any Subsidiary or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

     4.9  COMPLIANCE WITH APPLICABLE LAWS.

          Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA, of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

     4.10 GOVERNMENTAL REGULATIONS.

          Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, and neither the Borrower nor any Subsidiary is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     4.11 PROPERTY; BROADCASTING BUSINESS.

     4.12 The Borrower and each Subsidiary has good and, except with respect to FCC licenses which cannot be transferred without the consent of the applicable Governmental Authority, marketable title to all of its Property, title to which is material to the Borrower and the Subsidiaries taken as a whole, subject to no Liens, except Liens in favor of the Administrative Agent and the Lenders pursuant to the Collateral Documents and Permitted Liens.

     4.13 The Borrower and the Subsidiaries are the registered holders of all licenses duly issued by the FCC in respect of all Broadcasting Stations owned and operated by the Borrower and each Subsidiary. Such licenses constitute all of the authorizations by the FCC or any other Governmental Authority necessary for the operation of the business of the Borrower and each Subsidiary substantially in the manner presently being conducted by it, and such licenses are validly issued and in full force and effect, unimpaired by any act or omission by the Borrower or such Subsidiary. To the best of the Borrower's knowledge, except as set forth in Schedule 4.11(b), neither the Borrower nor any Subsidiary is a party to any investigation, notice of violation, order or complaint issued by or before the FCC which could reasonably be expected to have a Material Adverse Effect. Except for such proceedings that affect the radio broadcasting industry generally and as set forth in Schedule 4.11(b), there are no proceedings by or before the FCC, which could in any manner materially threaten or adversely affect the validity of any of such licenses. Neither the Borrower nor any Subsidiary has knowledge of a threat of any investigation, notice of violation, order, complaint or proceeding before the FCC which could reasonably be expected to have a Material Adverse Effect or has any reason to believe that any of such licenses will not be renewed in the ordinary course.

     4.14 Schedule 4.11(c) sets forth the address of each real property that is owned or leased by the Borrower or any Subsidiary as of the Second Restatement Date after giving effect to the Transactions and specifies each thereof, the fair market value of which is greater than or equal to $2,000,000.

     4.15 FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS.

          Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, to purchase or carry any Margin Stock or for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

     4.16 NO MISREPRESENTATION.

          No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Borrower or any Subsidiary in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower or any Subsidiary omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

     4.17 PLANS.

          The Borrower and each Subsidiary have only the Plans listed in
Schedule 4.14. Each Single Employer Plan and, to the best knowledge of the Borrower, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code, and the Borrower and each Subsidiary have filed all reports required to be filed by them under ERISA and the Code with respect to each such Plan. The Borrower and each Subsidiary have met all material requirements imposed by ERISA and the Code with respect to the funding of all Plans, including Multiemployer Plans. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Single Employer Plan or, to the best knowledge of the Borrower, Multiemployer Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to the Property of the Borrower or any Subsidiary. Since the effective date of ERISA, no Reportable Event which may constitute grounds for the termination of any Single Employer Plan or, to the best knowledge of the Borrower, Multiemployer Plan under Title IV of ERISA has occurred and no Single Employer Plan or Multiemployer Plan has been terminated in whole or in part.

     4.18 FCC MATTERS.

          The Borrower and each Subsidiary (i) have duly and timely filed all filings which are required to be filed by the Borrower and each Subsidiary under the Communications Act and the rules and regulations of the FCC, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (ii) are in all respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the transmission of radio signals, the failure to comply of which could reasonably be expected to have a Material Adverse Effect.

     4.19 BURDENSOME OBLIGATIONS.

          Neither the Borrower nor any Subsidiary is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any corporate restriction which, in the opinion of the management of the Borrower, is so unusual or burdensome, in the context of the Borrower's or such Subsidiary's business, as in the foreseeable future could reasonably be expected to have a Material Adverse Effect. The Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to have a Material Adverse Effect.

     4.20 FINANCIAL STATEMENTS.

     4.21 The Parent has heretofore furnished to the Credit Parties the Parent's
          (i) Form 10-K for the fiscal year ended December 31, 1999 containing
          (x) the annual audited Consolidated Balance Sheets of the Parent and its Subsidiaries as of December 31, 1999, together with the related Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the period then ended, reported on by the Accountants, and
          (y) the unaudited Consolidating Balance Sheets of the Parent and its Subsidiaries as of December 31, 1999, together with the related Consolidating Statements of Operations, and (ii) Form 10-Q for the fiscal quarter ended March 31, 2000 containing (x) the unaudited Consolidated Balance Sheets of the Parent and its Subsidiaries as of March 31, 2000, together with the related Consolidated Statements of Operations for the periods then ended and (y) the unaudited Consolidating Balance Sheets of the Parent and its Subsidiaries as of March 31, 2000, together with the related Consolidating Statements of Operations, each certified by its chief financial officer. The foregoing financial statements fairly present, in all material respects, the Consolidated and Consolidating financial condition and results in the operations of the Parent and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP and are consistent with the books and records of the Parent (which books and records are correct and complete), subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     4.22 Except as reflected in such financial statements or in the footnotes thereto, neither the Parent nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on such financial statements and was not. Since December 31, 1999, there has been no Material Adverse Change.

     4.23 ENVIRONMENTAL MATTERS.

     4.24 Except as set forth in Schedule 4.18, neither the Borrower nor any Subsidiary (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect arising in connection with (x) any noncompliance with or violation of the requirements of any Environmental Law, or (y) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or may be liable which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under any Environmental Law which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries is in compliance in all material respects with the financial responsibility requirements of all Environmental Laws to the extent applicable, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law.

     4.25 Since the Second Restatement Date, there has been no change in the status of the matters disclosed on Schedule 4.18 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

5.   CONDITIONS OF EFFECTIVENESS AND LENDING

     5.1  EFFECTIVENESS.

          The effectiveness of this Agreement is subject to the prior or simultaneous fulfillment of the following conditions precedent:

     5.2 EVIDENCE OF CORPORATE OR OTHER ACTION. The Administrative Agent shall have received a certificate, dated the Second Restatement Date, of the Secretary or an Assistant Secretary of each of the Parent, the Borrower and each other Loan Party (i) attaching a true and complete copy of the resolutions of its Board of Directors or other authorizing documents and of all documents evidencing all necessary corporate or other action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Transaction Documents to which it is a party and the Transactions contemplated thereby, (ii) attaching a true and complete copy of its certificate of incorporation and by-laws or other organizational documents, (iii) setting forth the incumbency of its officer or officers who may sign such Transaction Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing, if available, of the Secretary of State of the State of its incorporation or formation and of each other State in which it is qualified to do business.

     5.3 NOTES. The Borrower shall have delivered to the Administrative Agent the Notes, each duly executed on behalf of the Borrower by an Authorized Signatory thereof.

     5.4 NO LIENS. The Administrative Agent shall have received (i) a certificate of the Borrower signed by an Authorized Signatory thereof, dated the Second Restatement Date, certifying that on the Second Restatement Date there exist no Liens on the Collateral other than Permitted Liens and (ii) a certificate of the Parent signed by an Authorized Signatory thereof, dated the Second Restatement Date, certifying that on the Second Restatement Date there exist no Liens on the Collateral (as defined in the Parent Security Agreement) other than Permitted Liens (as defined in the Parent Guaranty).

     5.5 COLLATERAL DOCUMENTS. The Administrative Agent shall have received each of the following:

     5.6 the Borrower Security Agreement, dated as of the Second Restatement Date, duly executed on behalf of the Borrower by an Authorized Signatory thereof,

     5.7 the Parent Guaranty, dated as of the Second Restatement Date, duly executed on behalf of the Parent and the Borrower by an Authorized Signatory thereof;

     5.8 the Parent Security Agreement, dated as of the Second Restatement Date, duly executed on behalf of the Parent by an Authorized Signatory thereof,

     5.9 the Subsidiary Guaranty, dated as of the Second Restatement Date, duly executed on behalf of the Borrower and each of its Subsidiaries party thereto by an Authorized Signatory thereof;

     5.10 one or more share certificates, representing all of the issued and outstanding Stock of each of the Subsidiaries (after giving effect to the Borrower Contribution), together with undated stock powers, duly executed in blank on behalf of the record and beneficial owner thereof by an Authorized Signatory thereof;

     5.11 all documents evidencing intercompany Indebtedness owing to the Borrower or any of its Subsidiaries (after giving effect to the Borrower Contribution); and

     5.12 results of a search of the Uniform Commercial Code (or equivalent) Liens made with respect to the Parent and each of its Subsidiaries, the scope and results of which shall be satisfactory to the Administrative Agent, together with evidence satisfactory to the Administrative Agent that the Liens disclosed by such search results are permitted by Section 8.2 or have been released.

     5.13 FILING OF FINANCING STATEMENTS. The Parent and each of its Subsidiaries shall have executed and delivered to the Administrative Agent such financing statements or amendments thereto, recordations and other documents with respect to the Collateral Documents as the Administrative Agent or Special Counsel may request for the purpose of perfecting the Liens granted thereunder. All filing fees and Taxes in connection with the filing of the Collateral Documents shall have been paid or otherwise provided for and the Administrative Agent and Special Counsel shall have received satisfactory evidence thereof.

     5.14 AGREEMENT TO AMEND. The Administrative Agent shall have received the Agreement to Amend, dated as of the Second Restatement Date, duly executed by each of the parties thereto, and the Agreement to Amend shall have become effective in accordance with its terms.

     5.15 MASTER ASSIGNMENT. The Administrative Agent shall have received the Master Assignment, dated as of the Second Restatement Date, duly executed by each of the parties thereto, and the Master Assignment shall have become effective in accordance with its terms.

     5.16 INTERCREDITOR AGREEMENT. The Administrative Agent shall have received the Intercreditor Agreement, dated as of the Second Restatement Date, duly executed on behalf of the Bridge Agent and the Administrative Agent, and the Bridge Agent (on its behalf and on behalf of the Administrative Agent) shall have received one or more share certificates, representing all of the issued and outstanding Stock of each of the Borrower and Acquisition Corp., together with undated stock powers, duly executed in blank on behalf of the record and beneficial owner thereof by an Authorized Signatory thereof;

     5.17 SUPPLEMENTAL INDENTURE. The Administrative Agent shall have received a supplemental indenture, in form and substance acceptable to the Administrative Agent, duly executed on behalf of the Parent, the Borrower and The Bank of New York, as trustee, pursuant to which the Borrower assumes all of the obligations of the Parent under the Subordinated Indenture and the Subordinated Notes.

     5.18 INITIAL TRANSACTIONS. The Administrative Agent shall have received a certificate, dated the Second Restatement Date and signed by the chief executive officer or the chief financial officer of each of the Parent and the Borrower (i) confirming that each Initial Transaction has been consummated in accordance with the terms and conditions of the applicable Initial Transaction Documents, all of which shall be in form and substance reasonably satisfactory to the Credit Parties, and
          (ii) attaching a true, complete and correct copy of each Initial Transaction Document, which shall be in form and substance reasonably satisfactory to the Credit Parties.

     5.19 TAX SHARING AGREEMENT. The Administrative Agent shall have received the Tax Sharing Agreement, duly executed by each of the Parent and each of its Subsidiaries, in form and substance reasonably satisfactory to the Credit Parties.

     5.20 MANAGEMENT AGREEMENT. The Administrative Agent shall have received the Management Agreement, duly executed by each of the Parent and each of its Subsidiaries, in form and substance reasonably satisfactory to the Credit Parties.

     5.21 APPROVALS AND CONSENTS. All approvals and consents of all Persons required to be obtained in connection with the consummation of the Transactions have been obtained and that all required notices have been given and all required waiting periods have expired, PROVIDED, however, that the Initial Acquisitions may be consummated upon receipt of an order of the FCC approving the transfers of licenses contemplated therein even though such FCC order has not become a final order, and the Administrative Agent shall have received a certificate, dated the Second Restatement Date and in all respects reasonably satisfactory to the Administrative Agent (and attaching a copy of such FCC order, if available), of an Authorized Signatory of the Parent to the foregoing effect.

     5.22 LITIGATION. There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting any Loan Document, or any transaction contemplated by the Loan Documents and no action or proceeding by or before any

          Governmental Authority shall have been commenced and be pending seeking to prevent or delay any of the foregoing or challenging any term or provision thereof or seeking any damages in connection therewith, and the Administrative Agent shall have received a certificate, dated the Second Restatement Date and in all respects reasonably satisfactory to the Administrative Agent, of an Authorized Signatory of the Borrower to the foregoing effect.

     5.23 OPINION OF COUNSEL TO THE PARENT AND ITS SUBSIDIARIES. The Administrative Agent shall have received opinions of the General Counsel of the Parent and its Subsidiaries, addressed to the Administrative Agent and the other Credit Parties and dated the Second Restatement Date, substantially in the form of Exhibit E and an opinion of Gibson, Dunn & Crutcher LLP, special New York counsel to the Parent and its Subsidiaries, addressed to the Administrative Agent and the other Credit Parties and dated the Second Restatement Date, in form and substance satisfactory to the Administrative Agent. It is understood that such opinions are being delivered to the Administrative Agent and the other Credit Parties upon the direction of the Parent and the other Loan Parties and that the Administrative Agent and the other Credit Parties may and will rely upon such opinions.

     5.24 OPINION OF FCC COUNSEL TO THE PARENT AND ITS SUBSIDIARIES. The Administrative Agent shall have received opinions of special FCC counsel to the Parent and its Subsidiaries, addressed to the Administrative Agent and the other Credit Parties and dated the Second Restatement Date, substantially in the form of Exhibit F. It is understood that such opinions are being delivered to the Administrative Agent and the other Credit Parties upon the direction of the Parent and the other Loan Parties and that the Administrative Agent and the other Credit Parties may and will rely upon such opinions.

     5.25 PAYMENT OF FEES. The Borrower shall have paid to the Administrative Agent and the Lenders all fees and expenses which it shall have agreed to pay, to the extent such fees and expenses have become payable on or prior to the Second Restatement Date, and shall have paid the reasonable fees and disbursements of Special Counsel.

     5.26 COMPLIANCE CERTIFICATE; FINANCIAL PROJECTIONS. The Administrative Agent shall have received a Compliance Certificate signed by the chief financial officer of the Borrower, in all respects reasonably satisfactory to the Administrative Agent, dated the Second Restatement Date, demonstrating that the Borrower is in compliance with all covenants on a pro-forma basis after giving effect to the Transactions, together with such projections and other information as the Administrative Agent and the Lenders shall reasonably require, all of which shall be in all material respects satisfactory to the Administrative Agent and the Lenders.

     5.27 NO DEFAULT OR EVENT OF DEFAULT. The Administrative Agent shall have received a certificate of the Borrower, signed by an Authorized Signatory thereof, certifying that on the Second Restatement Date, both immediately before and after giving effect to this Agreement and the other Loan Documents, no Default or Event of Default shall exist.

     5.28 OTHER DOCUMENTS. The Administrative Agent shall have received such other documents as the Administrative Agent shall reasonably require in connection with the effectiveness of this Agreement.

          Notwithstanding the foregoing, this Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.1) at or prior to 3:00 p.m., New York City time, on September 15, 2000.

     5.29 ALL LOANS AND LETTERS OF CREDIT.

          The obligation of the Lenders to make any Loan on a Borrowing Date, and the obligation of the Issuing Bank to issue a Letter of Credit on a Borrowing Date, is subject to the satisfaction of the following conditions precedent as of the date of such Loan or Letter of Credit:

     5.30 COMPLIANCE. On each Borrowing Date and after giving effect to the Loans or Letter of Credit to be made or issued thereon, (i) the Loan Parties shall be in compliance with all of the terms, covenants and conditions of the Loan Documents, (ii) there shall exist no Default or Event of Default, (iii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except as the context otherwise requires, except as otherwise permitted or contemplated by this Agreement, and except such matters relating thereto as are indicated in each Borrowing Request which shall be reasonably satisfactory to the Administrative Agent and the Required Lenders, and (iv) there shall have occurred no Material Adverse Change since December 31, 1999. Each borrowing by the Borrower and each issuance of a Letter of Credit shall constitute a certification by the Borrower as of the date of such borrowing or issuance that each of the foregoing matters is true and correct in all respects.

     5.31 LOAN CLOSINGS. All documents required by the provisions of this Agreement to be executed or delivered to the Administrative Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Administrative Agent set forth in Section 11.2 on or before such Borrowing Date.

     5.32 BORROWING REQUEST OR LETTER OF CREDIT REQUEST. The Administrative Agent shall have received a Borrowing Request or a Letter of Credit Request, as applicable, duly executed by an Authorized Signatory of the Borrower.

     5.33 REIMBURSEMENT AGREEMENT. In connection with any Letter of Credit Request, the Issuing Bank shall have received a Reimbursement Agreement duly executed by an Authorized Signatory of the Borrower.

     5.34 APPROVAL OF COUNSEL. All legal matters in connection with the making of each Loan or issuance of such Letter of Credit shall be reasonably satisfactory to Special Counsel.

     5.35 OTHER DOCUMENTS. The Administrative Agent shall have received such other documents as the Administrative Agent shall reasonably request.

6.   FINANCIAL COVENANTS

     The Borrower covenants and agrees that on and after the Original Effective Date and until all obligations of the Borrower under the Notes and the other Loan Documents have been paid in full and all RC Commitments of the Lenders have been terminated and no obligations of the Administrative Agent, the Issuing Bank or any of the Lenders exist under any of the Loan Documents, the Borrower shall:

     6.1  TOTAL LEVERAGE RATIO.

          Maintain at all times a Total Leverage Ratio not greater than the applicable ratio set forth below opposite the applicable period set forth below:

=======================================================================
              PERIODS                                         Ratio
-----------------------------------------------------------------------
Second Restatement Date through December 30, 2000           6.75:1.00
-----------------------------------------------------------------------
December 31, 2000 through December 30, 2001                 6.50:1.00
-----------------------------------------------------------------------
December 31, 2001 through December 30, 2002                 6.00:1.00
-----------------------------------------------------------------------
December 31, 2002 through December 30, 2003                 5.50:1.00
-----------------------------------------------------------------------
December 31, 2003 through December 30, 2004                 5.00:1.00
-----------------------------------------------------------------------
December 31, 2004 through December 30, 2005                 4.50:1.00
-----------------------------------------------------------------------
December 31, 2005 and thereafter                            4.00:1.00
=======================================================================


     6.2  CONSOLIDATED ANNUAL OPERATING CASH FLOW TO PRO-FORMA DEBT SERVICE.

          Maintain as at the end of each fiscal quarter a ratio of Consolidated Annual Operating Cash Flow to Pro-Forma Debt Service not less than 1.10:1.00.

     6.3  CONSOLIDATED ANNUAL OPERATING CASH FLOW TO INTEREST EXPENSE.

          Maintain as at the end of each fiscal quarter during the applicable periods set forth below a ratio of Consolidated Annual Operating Cash Flow to Interest Expense not less than the ratio set forth below opposite the applicable period set forth below:

========================================================================
              PERIODS                                          Ratio
------------------------------------------------------------------------
Second Restatement Date through March 30, 2002               1.75:1.00
------------------------------------------------------------------------
March 31, 2002 through March 30, 2003                        2.00:1.00
------------------------------------------------------------------------
March 31, 2003 through March 30, 2004                        2.25:1.00
------------------------------------------------------------------------
March 31, 2004 and thereafter                                2.50:1.00
========================================================================

     6.4  CONSOLIDATED ANNUAL OPERATING CASH FLOW TO FIXED CHARGES.

          Commencing with the fiscal quarter ending December 31, 2000, maintain as at the end of each fiscal quarter a ratio of Consolidated Annual Operating Cash Flow to Fixed Charges not less than 1.10:1.00.

     6.5  SUBORDINATED INDENTURE DEBT TO OPERATING CASH FLOW RATIO.

          Maintain at all times a Subordinated Indenture Debt to Operating Cash Flow Ratio not greater than 7.00:1.00.

7.   AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that on and after the Original Effective Date and until all obligations of the Borrower under the Notes and the other Loan Documents have been paid in full and all RC Commitments have been terminated and no obligations of the Administrative Agent, the Issuing Bank or any of the Lenders exist under any of the Loan Documents or any Letter of Credit, the Borrower shall:

     7.1  FINANCIAL STATEMENTS.

          Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:

     7.2 As soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower or the Parent, as applicable:

     7.3 a copy of the Parent's Annual Report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto,

     7.4 a copy of the Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related Consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of and through the end of such fiscal year, and

     7.5 the Consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year, together with the related Consolidating statements of operations and shareholders' equity as of and through the end of such fiscal year, setting forth in each case, in comparative form, the Consolidating figures for the preceding fiscal year.

          The Consolidated financial statements referred to in clause (i) and
(ii) above shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, (ii) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion. The Consolidating statements referred to in clause (iii) above shall be certified by the chief financial officer of the Parent or the Borrower, as applicable (or such other officer as shall be acceptable to the Administrative Agent), as being complete and correct in all material respects and as presenting fairly the Consolidating financial condition and the Consolidating results of operations of the Parent and its Subsidiaries or the Borrower and its Subsidiaries, as applicable.

     7.6 Simultaneously with the delivery of the certified Consolidated financial statements required by clause (a) above, copies of a certificate of such Accountants stating that, in making the examination necessary for their audit of such financial statements for such fiscal year, nothing came to their attention of an accounting nature that caused them to believe that the Borrower or the Parent, as applicable, was not in compliance with the terms, covenants, provisions, or conditions of this Agreement, including, without limitation, Sections 6.1, 6.2, 6.3, 6.4 and 6.5, or, if so, specifying in such certificate all such instances of noncompliance and the nature and status thereof.

     7.7 As soon as available, but in any event not later than 60 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Borrower or the Parent, as applicable:

     7.8 a copy of the Parent's Quarterly Report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto,

     7.9 a copy of the Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of each such quarterly period, together with the related Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries as of and through the end of such fiscal quarter and for the elapsed portion of the fiscal year through such date; and

     7.10 a copy of the Consolidating balance sheets of the Parent and its Subsidiaries as at the end of each such quarterly period, together with the related Consolidating statements of operations of the Parent and its Subsidiaries as of and through the end of such fiscal quarter and for the elapsed portion of the fiscal year through such date.

          The statements referred to in clauses (i), (ii) and (iii) above shall be certified by the chief financial officer of the Parent or the Borrower, as applicable (or such other officer as shall be acceptable to the Administrative Agent), as being complete and correct in all material respects and as presenting fairly the Consolidated and Consolidating financial condition and the Consolidated and Consolidating results of operations of the Parent and its Subsidiaries or the Borrower and its Subsidiaries, as applicable.

     7.11 Within 60 days after the end of each of the first three fiscal quarters (105 days after the end of the fourth fiscal quarter) of the Borrower, a Compliance Certificate as at the end of such fiscal quarter, certified by the chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent).

     7.12 Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (c), a profile of each Broadcasting Station or other media asset, which shall include, but not be limited to, the call letters and location of each Broadcasting Station and management's estimate of the fair market value of each Broadcasting Station or other media asset and a management's discussion and analysis of such financial statements, including a summary of all acquisitions and dispositions of Broadcasting Stations or other media assets and acquisitions of real property that occurred during the period covered by such financial statements, which shall include a schedule of the consideration paid in each acquisition and the cash received in each disposition.

     7.13 Within 30 days after the beginning of each fiscal year, an annual Consolidated and Consolidating forecast for the Borrower and its Subsidiaries for such fiscal year and the following two fiscal years, including projected Consolidated and Consolidating statements of income of the Borrower and its Subsidiaries, all in reasonable detail acceptable to the Administrative Agent; (ii) promptly upon preparation thereof, such other forecasts that the Borrower or any of its Subsidiaries may prepare and any revisions that may be made to any forecast previously delivered to the Lenders; and (iii) no later than 30 days after the end of each fiscal quarter in which there has been a material deviation from a forecast provided to the Lenders, a certificate of an Authorized Signatory explaining the deviation and the action, if any, that has been taken or is proposed to be taken with respect thereto; in each case the foregoing forecasts shall state all underlying assumptions.

     7.14 CERTIFICATES; OTHER INFORMATION.

          Furnish to the Administrative Agent and each Lender:

                         7.15 Prompt written notice if: (i) any Indebtedness of the Borrower or any Subsidiary is declared or shall become due and payable prior to its stated maturity, or called and not paid when due,
          (ii) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any Subsidiary has the right to declare any such Indebtedness due and payable prior to its stated maturity as a result of such default, or (iii) there shall occur and be continuing a Default or an Event of Default;

                         7.16 Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Authority which might have a Material Adverse Effect or which call into question the validity or enforceability of any of the Loan Documents and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) the commencement or threat of any action, suit, arbitration proceeding or claim by, on behalf of or against the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect, (iii) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, (iv) any refusal by any Governmental Authority to renew or extend any such material license, permit, franchise or other authorization which could reasonably be expected to have a Material Adverse Effect, and (v) any dispute between the Borrower or any Subsidiary and any Governmental Authority, which dispute might have a material adverse effect on any Broadcasting Station or a Material Adverse Effect;

                         7.17 Promptly upon becoming available, copies of all regular, periodic or special reports, schedules and other material that the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to any securities exchange or the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof;

                         7.18 Prompt written notice in the event that (i) the Borrower or any Commonly Controlled Entity shall receive notice from the Internal Revenue Service or the Department of Labor that the Borrower or such Commonly Controlled Entity shall have failed to meet the minimum funding requirements of Section 412 of the Code with respect to a Plan, if applicable, and include therewith a copy of such notice, or (ii) the Borrower or any Commonly Controlled Entity gives or is required to give notice to the PBGC of any Reportable Event with respect to a Plan, or knows that the plan administrator of a Plan has given or is required to give notice of any such Reportable Event;

                         7.19 With respect to a Single Employer Plan of the Borrower or any Commonly Controlled Entity, copies of any request for a waiver of the funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after any such request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be;

                         7.20 Promptly after the filing thereof, a copy of the annual report required to be filed pursuant to Section 103 of ERISA in connection with each Single Employer Plan of the Borrower and each Commonly Controlled Entity for each plan year, including (i) a statement of the assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by the Accountants and (ii) an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing reasonably acceptable to the Administrative Agent and the Required Lenders;

                         7.21 Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of the Borrower or its Subsidiaries as the Administrative Agent or any other Lender (through the Administrative Agent) may at any time and from time to time reasonably request;

                         7.22 Promptly after the same are received by the Borrower, copies of all management letters and similar reports provided to the Borrower or any Subsidiary by its independent certified public accountants;

                         7.23 Prompt written notice of any material change in the accounting policies or financial reporting practices of the Borrower or any of its Subsidiaries;

                         7.24 the occurrence of any Equity Issuance resulting in Net Equity Proceeds; and

                         7.25 Prompt written notice of the occurrence of a Material Adverse Change or Change of Control or the occurrence of any event or facts or circumstances which are reasonably likely to result in a Material Adverse Change or Change of Control.

     7.26 LEGAL EXISTENCE.

          Except as otherwise permitted by Sections 8.3 and 8.7, maintain, and cause each Subsidiary to maintain, its corporate existence, and maintain its good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

     7.27 TAXES.

          Pay and discharge when due, and cause each Subsidiary so to do, all Taxes, assessments and governmental charges, license fees and levies upon or with respect to the Borrower or such Subsidiary and upon the income, profits and Property of the Borrower and the Subsidiaries taken as a whole, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or any Subsidiary not permitted under Section 8.2, unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and PROVIDED that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.28 INSURANCE AND CONDEMNATION.

     7.29 LIABILITY INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are customarily insured against by similar businesses and which, in the case of property insurance, shall be in amounts sufficient to prevent the Borrower or any Subsidiary from becoming a co-insurer, including, without limitation, public liability (bodily injury and property damage), fidelity, bonding and workers' compensation with deductibles not exceeding $25,000 per occurrence, in each case naming the Administrative Agent as an additional insured under such policies, and file with the Administrative Agent within five days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of an Authorized Signatory certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrower under this Section 7.5, and is in full force and effect.

     7.30 PROPERTY INSURANCE. Maintain such property and other insurance as is customarily maintained by companies engaged in similar businesses with deductibles not exceeding $25,000 per occurrence. Promptly upon request therefor, the Borrower shall deliver or cause to be delivered to the Administrative Agent originals or duplicate originals of all such policies of insurance. All such property insurance shall name the Administrative Agent, under a standard loss payable clause, as sole loss payee in respect of each claim resulting in a payment under any such insurance policy exceeding $500,000 and shall contain such endorsements as the Administrative Agent shall require. Provided that no Default or Event of Default shall exist, the Administrative Agent agrees, promptly upon its receipt thereof, to pay over to the Borrower the proceeds of any such payment received by the Administrative Agent in its capacity as Administrative Agent hereunder. The RC Commitments shall be reduced by an amount equal to any such insurance proceeds not used by the Borrower or any of its Subsidiaries within one year to repair or replace any Property in respect of which it received property insurance proceeds. If a Default or Event of Default shall exist, the Borrower, at the request of the Administrative Agent, shall prepay the Loans with the unused portion of such proceeds in an amount equal to the total amount of such insurance payment and the RC Commitments shall simultaneously be reduced by an amount equal to such prepayment.

     7.31 CONDEMNATION AWARDS. If a Default or Event of Default shall exist and the Borrower or any of its Subsidiaries shall receive the proceeds of any condemnation or similar awards, the Borrower shall pay over the proceeds thereof to the Administrative Agent and, at the election of the Administrative Agent, such proceeds shall be applied to the prepayment of the Loans in an amount equal to the total amount of such proceeds. The RC Commitments shall be reduced by an amount equal to any such proceeds not used by the Borrower or any of its Subsidiaries within one year to repair or replace any Property in respect of which it received a condemnation or similar award.

     7.32 PAYMENT OF INDEBTEDNESS AND PERFORMANCE OF OBLIGATIONS.

          Pay and discharge, and cause each Subsidiary to pay and discharge, when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or any Subsidiary not permitted under Section 8.2, unless and to the extent only that the validity of such Indebtedness (other than Indebtedness under the Loan Documents), obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any Property of the Borrower or any Subsidiary not permitted under Section 8.2 senior to the Lien granted to the Administrative Agent by the Collateral Documents on such Property, and further PROVIDED that the Borrower shall give the Administrative Agent and the Lenders prompt notice of any such material contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.33 CONDITION OF PROPERTY.

          At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each Subsidiary so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business.

     7.34 OBSERVANCE OF LEGAL REQUIREMENTS; ERISA; ENVIRONMENTAL LAWS.

          Observe and comply in all respects, and cause each Subsidiary so to do, with all laws (including ERISA and Environmental Laws), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and PROVIDED that the Borrower shall give the Administrative Agent and the Lenders prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.35 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

          Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent and each Lender, or potential assignees and/or participants of the Administrative Agent or any Lender, to visit the offices of the Borrower and the Subsidiaries on reasonable advance notice, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and the Subsidiaries with the officers thereof and with the Accountants.

     7.36 FCC LICENSES, ETC.

         Maintain and cause each Subsidiary to maintain, in full force and effect, each main station license issued by the FCC to it for each Broadcasting Station. The Borrower shall also maintain and cause each Subsidiary to maintain, in full force and effect, all other material licenses (including, without limitation, all material auxiliary licenses issued by the FCC), copyrights, patents, including all licenses, permits, applications, reports, authorizations and other rights as are necessary for the conduct of its business, except to the extent that such ownership or right to use shall terminate as a matter of law or expire as a matter of contractual right through no action or default by the Borrower or any Subsidiary.

     7.37 SUBSIDIARY GUARANTY.

     7.38 Promptly upon the creation or acquisition of any Subsidiary, cause such Subsidiary to execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty in the form attached thereto, together with such other documents and opinions of counsel as the Administrative Agent shall reasonably required in connection therewith.

     7.39 On the Bridge Termination Date, cause Acquisition Corp. and each of its Subsidiaries to execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty in the form attached thereto, together with such other documents and opinions of counsel as the Administrative Agent shall reasonably required in connection therewith, including evidence that the Bridge Loan has been paid in full, the Bridge Loan Documents have been terminated and all Liens securing the same shall have been released.

     7.40 MORTGAGES.

     7.41 No later than 180 days after the Second Restatement Date, execute and deliver to the Administrative Agent, or cause to be executed and delivered to the Administrative Agent, a Mortgage in form and substance satisfactory to the Administrative Agent with respect to the network operations center located in Dallas, Texas, together with such UCC financing statements, surveys, title insurance policies, environmental reports, opinions and other documents as the Administrative Agent shall reasonably request in connection therewith.

     7.42 Promptly upon the acquisition by the Borrower or any Subsidiary of any real property on or after the Second Restatement Date having a fair market value at the time of acquisition of (i) $2,000,000 or more or
          (ii) $1,000,000 or more (but less than $2,000,000) if in the case of this clause (ii) the aggregate fair market value at the time of acquisition of all such real property acquired by the Borrower and its Subsidiaries on or after the Second Restatement Date in respect of which no Mortgage has been executed and delivered to the Administrative Agent pursuant to this Section 7.12 shall exceed $5,000,000, execute and deliver, and cause each Subsidiary so to do, a Mortgage with respect to such real property in form and substance satisfactory to the Administrative Agent, together with such UCC financing statements, surveys, title insurance policies, environmental reports, opinions and other documents as the Administrative Agent shall reasonably request in connection therewith.

     7.43 GOOD STANDING.

          No later than 30 days after the Second Restatement Date, deliver or cause to be delivered to the Administrative Agent with respect to each Loan Party set forth on Schedule 4.2 as not being in good standing in a specified jurisdiction on the Second Restatement Date, a certificate of good standing of the Secretary of State of each such jurisdiction.

8.   NEGATIVE COVENANTS

     The Borrower covenants and agrees that on and after the Original Effective Date and until all obligations of the Borrower under Notes and the other Loan Documents have been paid in full and all RC Commitments have been terminated and no obligations of the Administrative Agent, the Issuing Bank or any of the Lenders exist under any of the Loan Documents, the Borrower shall not:

     8.1  BORROWING.

          Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any Subsidiary so to do, except: (i) Indebtedness under the Loan Documents; (ii) Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries existing on the date hereof as set forth in
Schedule 8.1 and other Indebtedness of the Borrower in an aggregate outstanding principal amount for all such Indebtedness under this clause (ii) not in excess of $25,000,000; (iii) Indebtedness of the Borrower and its Subsidiaries evidenced by the Subordinated Indenture Notes and Subordinated Indenture Subsidiary Guaranty; (iv) intercompany Indebtedness between the Borrower and its Subsidiaries, PROVIDED, however, in the case of intercompany Indebtedness of the Other Media Subsidiaries, such intercompany Indebtedness is permitted by Section 8.5(h); and (v) refinancings of any Indebtedness permitted under clause (ii) above with other Indebtedness permitted under clause (i) or (ii) above.

     8.2  LIENS.

         Create, incur, assume or suffer to exist, or enter into any agreement with any third Person agreeing not to create, incur, assume or suffer to exist, any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except: (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, PROVIDED that such Liens are not senior (except to the extent provided by law) to the Liens granted to the Administrative Agent and the Lenders by the Collateral Documents, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,
(iv) zoning ordinances, easements and other similar restrictions affecting real property which could not reasonably be expected to have a Material Adverse Effect, (v) the Liens created under the Collateral Documents, (vi) statutory Liens arising by operation of law such as mechanics' liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4,
(vii) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.4, PROVIDED that such Liens are subordinate to the Liens granted to the Administrative Agent and the Lenders by the Collateral Documents and PROVIDED further that enforcement of such Liens is stayed during such contest, (viii) Liens on Property of the Borrower and the Subsidiaries existing on the date hereof as set forth in Schedule 8.2, (ix) Liens in connection with the making of deposits in accordance with Section 8.5(e) and
(x) Liens in connection with Indebtedness permitted under Section 8.1(ii), PROVIDED that such Liens extend only to the Property acquired with such Indebtedness.

     8.3  MERGER OR ACQUISITION OF PROPERTY.

          Consolidate with, be acquired by, or merge into or with any Person, or acquire all or substantially all of the Stock or Property of any Person, or permit any Subsidiary so to do, except:

     8.4 any wholly-owned Subsidiary may merge with the Borrower (with the Borrower as survivor) or with another wholly-owned Subsidiary;

     8.5  subject to the satisfaction of the conditions precedent set forth in
          Section 5.1, the Initial Acquisitions;

     8.6 PROVIDED that immediately before and after giving effect thereto, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist:

     8.7 the Borrower or any wholly-owned Subsidiary may consummate the Houston Transaction,

     8.8 the Borrower or any wholly-owned Subsidiary may consummate those transactions which are listed on Schedule 8.3(c) (collectively, the "DESIGNATED TRANSACTIONS"), and

     8.9 upon 30 days' notice to the Administrative Agent, the Borrower or any wholly-owned Subsidiary may purchase one or more Broadcasting Stations and related Property from Acquisition Corp. or any of its Subsidiaries, PROVIDED that (A) the Borrower shall have delivered to the Administrative Agent an independent appraisal of each Broadcasting Station and related Property to be acquired, such appraisal to be in all respects satisfactory to the Administrative Agent and (B) the purchase price therefor shall not exceed the cash portion of the net cash proceeds received by the Borrower in connection with the transaction described in

          Section 8.7(b), PROVIDED further that to the extent that the purchase price for such Broadcasting Station or Broadcasting Stations and related Property exceeds the amount permitted to be paid pursuant to clause (B) above, the Borrower or any of its Subsidiaries may pay an additional amount to the extent that the Borrower could make a Restricted Payment under Section 8.4(d);

     8.10 on and after the Bridge Termination Date, upon 30 days' notice to the Administrative Agent, the Borrower or any wholly-owned Subsidiary may make other acquisitions, including through a merger (with the Borrower or such wholly-owned Subsidiary (or a Person that becomes a wholly-owned Subsidiary) as the survivor thereof), PROVIDED that (i) if immediately before or after giving effect to any such acquisition or merger the Total Leverage Ratio exceeds 5.50:1.00 (in such case, a "LEVERAGED ACQUISITION"), the aggregate gross consideration (including capital expenditures relating to such Leveraged Acquisition that are reasonably anticipated for the 12 month period following such Leveraged Acquisition) paid or payable for all Leveraged Acquisitions (including the Leveraged Acquisition then being contemplated) made during the period commencing on the Second Restatement Date and ending through and including the date of the Leveraged Acquisition then being contemplated shall not exceed $50,000,000, (ii) immediately before and after giving effect to any such proposed acquisition or merger, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist, and (iii) the Borrower shall have received with respect to each such acquisition or merger an order from the FCC in respect of the acquisition or merger of a Broadcasting Station (which FCC order need not have become a final order) and all other similar material orders from all other applicable Governmental Authorities, with regard to the acquisition or merger, authorizing the applicable transactions, if required by applicable law, and the Administrative Agent shall have received true, complete and correct copies, certified by an Authorized Signatory of the Borrower, of all such orders;

     8.11 as permitted under Section 8.5; and

     8.12 the Common Ground Reorganization, PROVIDED that (i) immediately before and after giving effect to the Common Ground Reorganization, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist,
          (ii) the Borrower shall have received with respect to the Common Ground Reorganization an order (subject to no pending contest or administrative review) from the FCC (in respect of each affected Broadcasting Station) and all other similar material orders from all other applicable Governmental Authorities, with regard to the Common Ground Reorganization, authorizing the applicable transactions, if required by applicable law, and the Administrative Agent shall have received true, complete and correct copies, certified by an Authorized Signatory of the Borrower, of all such orders, (iii) the Common Ground Collateral Release shall not have occurred more than five Business Days prior to the consummation of the Common Ground Reorganization,
          (iv) within five Business Days after the consummation of the Common Ground Reorganization, (A) Common Ground Broadcasting, Inc. and each Subsidiary that receives transferred assets and that is not then a party to the Subsidiary Guaranty shall become a party to the Subsidiary Guaranty, and (B) the Borrower and each Subsidiary that receives transferred assets shall grant a security interest pursuant to the Borrower Security Agreement or the Subsidiary Guaranty in and to all of the assets transferred to it, all in the manner required by this Section 8.3, and (v) the Common Ground Reorganization shall be consummated no later than 90 days following the Second Restatement Date.

          If the aggregate gross consideration for any such acquisition or merger permitted by Section 8.3(d) (including capital expenditures relating to such acquisition or merger that are reasonably anticipated for the 12 month period following such acquisition or merger) exceeds $10,000,000, (i) the Borrower shall have delivered to the Administrative Agent and each Lender such details of such transaction as the Administrative Agent or any Lender (through the Administrative Agent) shall reasonably request, and (ii) the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Signatory of the Borrower certifying that (A) the Borrower is in pro-forma compliance with the terms, covenants, provisions, and conditions of this Agreement, including, without limitation, Sections 6.1, 6.2, 6.3, 6.4 and 6.5 (and attaching calculations with respect to Sections 6.1, 6.2, 6.3, 6.4 and 6.5), and (B) immediately before and after giving effect to any such acquisition or merger, all representations and warranties contained in the Loan Documents are true and correct and no Default or Event of Default exists.

          If the aggregate gross consideration for any such acquisition or merger permitted by Section 8.3(d) (including capital expenditures relating to such acquisition or merger that are reasonably anticipated for the 12 month period following such acquisition or merger) exceeds $20,000,000, the Borrower shall have delivered to the Administrative Agent and each Lender an independent appraisal of each Property to be acquired, such appraisal to be in all respects satisfactory to the Administrative Agent.

          Immediately upon the consummation of any acquisition or merger permitted under Sections 8.3(c) or 8.3(d), (i) the Borrower shall have delivered to the Administrative Agent such UCC financing statements and other documents as the

Administrative Agent shall reasonably require in order to grant to the Administrative Agent a first priority perfected security interest in the Property acquired under and pursuant to the Collateral Documents, subject to no Liens other than Permitted Liens, (ii) if the Borrower shall have created or acquired a Subsidiary in connection with such acquisition, such Subsidiary shall have become a party to the Subsidiary Guaranty and (iii) the Borrower shall have delivered to the Administrative Agent such opinions and other documents as the Administrative Agent shall reasonably require in connection therewith.

     8.13 RESTRICTED PAYMENTS.

          Declare or make any Restricted Payment, or permit any of the Subsidiaries so to do, except as follows:

     8.14 any wholly-owned Subsidiary may declare and make Restricted Payments to its parent from time to time;

     8.15 the Borrower and its Subsidiaries may make Restricted Payments to the Parent for the purpose of enabling the Parent, as a consolidated taxpayer, to pay Taxes pursuant to the terms set forth in the Tax Sharing Agreement to the extent required thereby;

     8.16 the Borrower and its Subsidiaries may pay Management Fees to the Parent in any fiscal year (in an aggregate amount not exceeding 1% of the net revenue of Borrower and its Subsidiaries for the immediately preceding fiscal year), in accordance with the terms set forth in the Management Agreement, for services rendered to the Borrower or any of its Subsidiaries, PROVIDED that (i) no Default or Event of Default has occurred or is continuing (PROVIDED that during the continuance of a Default or an Event of Default, the Management Fee may be accrued, but not paid) and (ii) any such Management Fee accrued or paid shall be treated as an operating expense and deducted from the calculation of Operating Cash Flow of the Borrower; and

     8.17 PROVIDED that immediately before and after giving effect to such declaration or payment no Default or Event of Default shall exist, the Borrower may declare and pay Restricted Payments to the Parent in an aggregate amount equal to the excess (if any) of (i) if the Total Leverage Ratio based on the most recently delivered financial statements pursuant to Section 7.1(a)(ii) or 7.1(c)(ii), as applicable, is (x) greater than 5.00:1.00, $5,000,000, and (y) less than 5.00:1.00, $10,000,000 MINUS (ii) the sum of (x) Restricted Payments made on or after the Second Restatement Date under this subsection (d) PLUS (y) the amount of the purchase price paid by the Borrower or any of its Subsidiaries in connection with the transactions described in Section 8.3(c)(iii) over the amount permitted to be paid therefor pursuant to clause (B) thereof (without regard to the second proviso of such subsection).

     8.18 INVESTMENTS, LOANS, ETC.

          At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance (excluding deposits or pledges permitted under Section 8.2(iii)) to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person (all of which are sometimes referred to herein as "INVESTMENTS"), or permit any Subsidiary so to do, except:

                         8.19 Investments in short-term domestic and eurodollar certificates of deposit issued by any Lender, or any other commercial bank, trust company or national banking association incorporated under the laws of the United States or any State thereof and having undivided capital surplus and retained earnings exceeding $500,000,000;

                         8.20 Investments in short-term direct obligations of the United States of America or agencies thereof which obligations are guaranteed by the United States of America;

                         8.21 Investments existing on the date hereof as set forth in Schedule 8.5(c);

                         8.22 Investments to the extent the same are acquisitions permitted pursuant to Section 8.3;

                         8.23 Investments by the Borrower in the form of deposits or options made in the ordinary course of business in connection with any proposed acquisition or acquisitions of Property permitted pursuant to the terms of this Agreement;

                         8.24 loans and advances to employees for travel and relocation purposes; and

                         8.25 loans and advances to employees for other valid business purposes that do not exceed $100,000 in the aggregate at any one time outstanding;

                         8.26 intercompany Indebtedness permitted pursuant to
          Section 8.1(iv) and capital contributions made by the Borrower or any Subsidiary in any wholly-owned Subsidiary, PROVIDED that (i) the aggregate amount of the intercompany loans made to, and capital contributions made in, the Other Media Subsidiaries shall not exceed in the aggregate $10,000,000 in any fiscal year and $25,000,000 from the Second Restatement Date through the Maturity Date and (ii) all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist immediately before and after giving effect to any such intercompany loan or capital contribution;

                         8.27 commercial paper or other short term obligations of any corporation organized under the laws of the United States or any State thereof whose ratings, at the time of the investment or contractual commitment to invest therein, from each of Moody's and S & P are the highest investment category granted thereby;

                         8.28 investments in money market funds having a rating from each of Moody's and S & P in the highest investment category granted thereby;

                         8.29 bankers acceptances issued by any commercial bank, trust company or national banking association referred to in subsection (a) above;

                         8.30 repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a commercial bank, trust company or national banking association (acting as principal) referred to in subsection (a) above;

                         8.31 repurchase obligations with respect to any security or whole loan entered into with (i) a commercial bank, trust company or national banking association (acting as principal) described in subsection (a) above, (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by S & P at the time of entering into such repurchase obligation, (iii) an unrated broker/dealer, acting as principal, that is a wholly-owned Subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by S & P at the time of purchase;

                         8.32 promissory notes received in connection with a sale, exchange or other disposition of Property permitted by Section
          8.7 to the extent that the receipt of such promissory notes is permitted by Section 8.7(d); and

                         8.33 other Investments (including partnerships, joint ventures and joint operating arrangements), PROVIDED that (i) the aggregate amount of all such other Investments shall not exceed in the aggregate $5,000,000 at any time, and (ii) immediately before and after giving effect to each such Investment no Default or Event of Default shall or would exist.

     8.34 BUSINESS CHANGES.

          Engage in any material line of business substantially different from those lines of business carried on as of the Second Restatement Date, or permit any Subsidiary so to do.

     8.35 SALE OF PROPERTY.

          Sell, exchange, lease, transfer or otherwise dispose of any Property to any Person, or permit any Subsidiary so to do, except as permitted in connection with the Common Ground Reorganization pursuant to the terms and conditions of Section 8.3 and except for:

     8.36 sales, exchanges, leases, transfers or other dispositions made in the ordinary course of business (which shall not include the sale or other disposition of all or substantially all of the Stock or assets of any Broadcasting Station or any other existing business of the Borrower or any Subsidiary as of the Second Restatement Date (including, without limitation, magazine, Internet and software businesses) or involve an FCC license of the Borrower or any of its Subsidiaries);

     8.37 prior to the Bridge Termination Date, the Borrower or any Subsidiary may sell any Property for its fair market value PROVIDED that (i) at least 75% of the consideration to be received in respect of each sale shall be paid in cash or cash equivalents, (ii) immediately before and after giving effect to the proposed sale (including any related change in Indebtedness), all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist and (iii) the Borrower or such Subsidiary applies the net cash proceeds of such sale to the purchase of Property of Acquisition Corp. or any of its Subsidiaries in accordance with the provisions of Section 8.3(c)(iii);

     8.38 PROVIDED that immediately before and after giving effect thereto, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist, the Borrower or any wholly-owned Subsidiary may consummate the Houston Transaction and the Designated Transactions; and

     8.39 subject to the second to the last paragraph of this Section 8.7, the Borrower or any Subsidiary may sell or exchange any Property for its fair market value, PROVIDED that (i) the aggregate gross consideration to be received for all Property that has been sold or exchanged pursuant to the provisions of this Section 8.7(d) during the one year period ending on the date of the proposed sale or exchange (including the Property then being contemplated to be sold or exchanged) shall not exceed $30,000,000, (ii) the aggregate gross consideration to be received for all Property that has been sold or exchanged pursuant to the provisions of this Section 8.7(d) during the period commencing on the Second Restatement Date and ending through and including the date of the proposed sale or exchange (including the Property then being contemplated to be sold or exchanged) shall not exceed $60,000,000,
          (iii) at least 75% of the consideration to be in respect of each sale or exchange shall be paid in cash, cash equivalents or like-kind assets, PROVIDED that notwithstanding such 75% limitation, the Borrower and its Subsidiaries may receive consideration in respect of sales or exchanges permitted hereunder in the form of promissory notes of the purchaser not in excess of $5,000,000 in the aggregate at any time outstanding for all such sales and exchanges, and (iv) immediately before and after giving effect to the proposed sale or exchange (including any related change in Indebtedness), all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist.

          If the aggregate gross consideration for any such sale or exchange permitted under Section 8.7(d) exceeds $10,000,000, (i) the Borrower shall have delivered to the Administrative Agent and each Lender such details of such transaction as the Administrative Agent or any Lender (through the Administrative Agent) shall reasonably request, and (ii) the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Signatory of the Borrower certifying that (A) the Borrower is in pro-forma compliance with the terms, covenants, provisions, and conditions of this Agreement, including, without limitation, Sections 6.1, 6.2, 6.3, 6.4 and 6.5 (and attaching calculations with respect to Sections 6.1, 6.2, 6.3, 6.4 and 6.5), and (B) immediately before and after giving effect to any such sale or exchange (including any related change in Indebtedness), all representations and warranties contained in the Loan Documents are true and correct and no Default or Event of Default exists. In connection with any such sale or exchange permitted under Section 8.7(d), (i) the Borrower shall have received fair value for the Property sold or exchanged and (ii) at least 75% of the consideration to be received in connection with any such sale shall be in any combination of like-kind property, cash or cash equivalents.

          Upon the sale or disposal of the entire assets of any Subsidiary as provided in this Section 8.7, the Borrower may liquidate such Subsidiary upon reasonable prior notice to the Administrative Agent.

     8.40 CREATION OF SUBSIDIARIES.

          Create any other Subsidiary, or permit any Subsidiary so to do, except the Borrower or any Subsidiary may create a wholly-owned Subsidiary, PROVIDED that (i) immediately before and after giving effect to any such proposed creation, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist; (ii) the Borrower shall have delivered to the Administrative Agent such UCC financing statements and other documents as the Administrative Agent shall reasonably require in order to grant to the Administrative Agent a first priority perfected security interest in the Stock and/or Property, as applicable, of such Subsidiary under and pursuant to the Collateral Documents, subject to no Liens other than Permitted Liens; (iii) the Subsidiary shall become a party to the Subsidiary Guaranty and (iv) the Borrower shall have delivered to the Administrative Agent such opinions and other documents as the Administrative Agent shall reasonably require in connection therewith.

     8.41 COMPLIANCE WITH ERISA.

          Adopt any Plan other than those listed in Schedule 4.14 or permit any Subsidiary so to do, or engage in any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan, or incur any "accumulated funding deficiency", as such term is defined in
Section 412 of the Code or Section 302 of ERISA, or terminate, or permit any Commonly Controlled Entity to terminate, any Plan that would result in any liability of the Borrower or any Commonly Controlled Entity to the PBGC, or permit the occurrence of any Reportable Event or any other event or condition that presents a risk of such a termination by the PBGC of any Plan, or withdraw or effect a partial withdrawal from a Multiemployer Plan, or permit any Commonly Controlled Entity which is an employer under such a Multiemployer Plan so to do, if any such withdrawal would result in such withdrawing employer incurring any withdrawal liability in excess of $250,000.

     8.42 CERTIFICATE OF INCORPORATION AND BY-LAWS; CERTAIN AGREEMENTS.

          Amend or otherwise modify (i) its certificate of incorporation, bylaws or other organizational documents, or permit any Subsidiary so to do, in any way that would adversely affect the interests of the Lenders or the Issuing Bank or the obligations of any Loan Party under any of the Loan Documents, (ii) the Tax Sharing Agreement, (iii) the Management Agreement or (iv) the Initial Transaction Documents.

     8.43 PREPAYMENTS OF INDEBTEDNESS.

          Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than the Loans) prior to the due date thereof, or permit any Subsidiary so to do, other than (i) the prepayment by any Subsidiary of Indebtedness owing by such Subsidiary to the Borrower, (ii) the prepayment of Indebtedness permitted under Section 8.1(ii) with the proceeds of other Indebtedness permitted under Section 8.1(i) or (ii) or with the proceeds of Stock issued by the Borrower pursuant to Section 8.16, (iii) PROVIDED that no Default or Event of Default shall then exist, the prepayment by the Borrower of Indebtedness incurred by the Borrower in the ordinary course of its business to any Subsidiary, and (iv) as permitted by Section 8.17.

     8.44 ACCOUNTING PRACTICE; FISCAL YEAR.

          Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year from a fiscal year commencing January 1st and ending December 31st, or permit any of its Subsidiaries so to do; PROVIDED that any Subsidiary may change to a fiscal year commencing January 1st and ending December 31st.

     8.45 LIMITATION ON UPSTREAM TRANSFERS.

          Permit or cause any of its Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from making any advances to the Borrower or declaring or paying any cash dividends on any class of its Stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such Stock (herein referred to as "UPSTREAM TRANSFERS"), or (b) the declaration or payment of Upstream Transfers on an annual or cumulative basis is or would be otherwise limited or restricted, PROVIDED that the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, PROVIDED that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

     8.46 TRANSACTIONS WITH AFFILIATES.

          Except for the Management Agreement and Tax Sharing Agreement, become, or permit any Subsidiary to become, a party to any transaction with any Affiliate of the Borrower or any Subsidiary (other than a transaction solely between any wholly-owned Subsidiary and either the Borrower or any other wholly-owned Subsidiary) on a basis less favorable to the Borrower or such Subsidiary in any material respect than if such transaction were not with an Affiliate of the Borrower or such Subsidiary.

     8.47 SALE AND LEASEBACK.

          Enter into any arrangement with any Person, or permit any Subsidiary so to do, providing for the leasing by the Borrower or such Subsidiary of Property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Subsidiary.

     8.48 STOCK ISSUANCE.

          Issue any additional shares of Stock, or permit any of its Subsidiaries so to do, except (i) the Borrower may issue shares of its Class A common Stock and (ii) any Subsidiary may issue shares of its Stock to the Borrower or any wholly-owned Subsidiary.

     8.49 SUBORDINATED INDENTURE.

          Enter into or agree to any amendment, modification or waiver of any term or condition of the Subordinated Indenture, the Subordinated Indenture Notes or the Subordinated Indenture Subsidiary Guaranty, or purchase, redeem or make any payment with respect to Indebtedness under the Subordinated Indenture Notes or the Subordinated

Indenture Subsidiary Guaranty, or permit any of its Subsidiaries so to do, except the Borrower may make required payments to the extent expressly permitted pursuant to the subordination terms set forth therein.

     8.50 FEDERAL RESERVE REGULATIONS.

          Own, or permit any of its Subsidiaries to own, Margin Stock in excess of 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of "Indirectly Secured" contained in Regulation U in effect at the time of the making of each Loan or the issuance of each Letter of Credit) of the value of the assets of (i) the Borrower, or (ii) the Borrower and its Subsidiaries on a Consolidated basis.

     8.51 CHANGE IN NAME, JURISDICTION OF ORGANIZATION; NATURE OF BUSINESS.

          Change its legal name or the jurisdiction of its organization or make any material change in the nature of its business, taken as a whole, as conducted on the Second Restatement Date, or permit any of its Subsidiaries so to do, except that any Subsidiary may change its name or the jurisdiction of its organization PROVIDED that the Subsidiary (i) shall provide to the Administrative Agent 30 days prior written notice of such name change, (ii) no fewer than 10 days prior to the applicable change, shall have taken all steps necessary or reasonably required by the Administrative Agent to maintain the perfection of the Security Interest under the Subsidiary Guaranty and (iii) shall deliver to the Administrative Agent such certificates and other documents as the Administrative Agent shall reasonably require.

     8.52 LEASE OBLIGATIONS.

          Create or suffer to exist any obligations for the payment of rent by the Borrower or any Subsidiary for any Property under lease or agreement to lease, or permit any of its Subsidiaries so to do, except for:

                         8.53 leases in existence on the Second Restatement Date and any renewal, extension or refinancing thereof;

                         8.54 operating leases in the ordinary course of business entered into or assumed after the Second Restatement Date; and

                         8.55 capital leases other than those permitted under clauses (a) and (b) of this Section, entered into after the Second Restatement Date to finance the acquisition of equipment to the extent the Indebtedness evidenced by such capital leases is permitted under
          Section 8.1.

9.   DEFAULT

     9.1  EVENTS OF DEFAULT.

          The following shall each constitute an "EVENT OF DEFAULT" hereunder:

                         9.2 The failure of the Borrower to pay any installment of principal on any Note or any reimbursement payment in respect of a Letter of Credit on the date when due and payable; or

                         9.3 The failure of the Borrower to pay any installment of interest or any other fees or expenses payable hereunder or under or in connection with any other Loan Documents within three Business Days of the date when due and payable; or

                         9.4 The use by the Borrower of the proceeds of any Loan or Letter of Credit in a manner inconsistent with or in violation of
          Section 2.7; or

                         9.5 The failure of the Borrower to observe or perform any covenant or agreement contained in Section 6, Section 7.3, 7.5, 7.10, 7.11, 7.12(a), 7.13 or Section 8; or

                         9.6 The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in this Agreement and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

                         9.7 Any representation or warranty of any Loan Party

          (or of any officer on its behalf) made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant to any Loan Document, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                         9.8 Any obligation of the Parent or any of its Subsidiaries (other than its obligations under the Loan Documents), whether as principal, guarantor, surety or other obligor, under the Bridge Credit Agreement, or any such obligation for the payment or purchase of any other Indebtedness or operating lease(s) in excess of $500,000 in the aggregate, (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid or purchased when due or within any grace period for the payment or purchase thereof, or (iii) the holder of any Indebtedness under the Bridge Credit Agreement, or any such other Indebtedness or obligations in excess of $500,000 in the aggregate in respect of other obligations shall have the right to declare such Indebtedness or other obligation(s) due and payable or require the purchase thereof prior to the expressed maturity thereof; or

                         9.9 The Parent or any of its Subsidiaries shall (i) except as permitted by Sections 8.3 and 8.7, suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or of any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) except as permitted by Sections 8.3 and 8.7, take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Parent or such Subsidiary; or

                         9.10 An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Parent or any of its Subsidiaries a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Parent or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Parent or any of its Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Parent or any of its Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 60 days; or

                         9.11 Any judgments or decrees against the Parent or any of its Subsidiaries (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) aggregating in excess of $500,000 for all such parties shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                         9.12 The occurrence of an Event of Default under and as defined in any Collateral Document or any Reimbursement Agreement; or

                         9.13 Any of the Loan Documents shall cease, for any reason, to be in full force and effect other than in accordance with its terms, or any Loan Party shall so assert in writing or shall disavow its obligations thereunder; or

                         9.14 The FCC or any other Governmental Authority revokes or fails to renew any license, permit or franchise of the Parent or any of its Subsidiaries, or the Parent or any of its Subsidiaries for any reason loses any license, permit or franchise, or the Parent or any of its Subsidiaries suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise, to the extent such revocation, failure to renew, loss or imposition (i) pertains to the main broadcasting license of any Broadcasting Station operated by the Borrower or any of its Subsidiaries or (ii) is reasonably likely to have a Material Adverse Effect; or

                         9.15 The occurrence of a Material Adverse Change; or

                         9.16 A Change of Control shall occur.

     Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clauses (h) or (i) above, the RC Commitments and the Letter of Credit Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents and (b) if such event is any other Event of Default, any or all of the following actions may be taken:
(i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the RC Commitments and the Letter of Credit Commitment to be terminated whereupon the RC Commitments and the Letter of Credit Commitment shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section 9.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived to the extent permitted by applicable law. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, to the extent permitted by applicable law, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of any of the Loan Documents. In the event that the Administrative Agent shall fail or refuse so to proceed, the Issuing Bank and each Lender shall be entitled to take such action as the Required Lenders shall deem appropriate to enforce its rights under the Loan Documents.

     In the event that the RC Commitments or the Letter of Credit Commitment shall have been terminated or all of the Notes shall have been declared due and payable pursuant to the provisions of this Section 9.1, (i) the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the sole dominion and control of the Administrative Agent and (ii) the Lenders and the Issuing Bank agree, among themselves, that any funds received in respect of the Loan Documents from or on behalf of the Borrower by any of the Lenders or the Issuing Bank (except funds received by any Lender or the Issuing Bank as a result of a purchase pursuant to the provisions of Section 11.9) shall be remitted to the Administrative Agent, and shall be applied by the Administrative Agent in payment of the Loans, the Reimbursement Obligations and the obligations of the Borrower under the Loan Documents in the following manner and order: (1) first, to reimburse the Administrative Agent, the Issuing Bank and the Lenders for any expenses due from the Borrower pursuant to the provisions of Section 11.5; (2) second, to the payment of the Commitment Fee, and Letter of Credit Fee, pro rata according to the RC Commitment Percentage of each Lender; (3) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Notes, the Reimbursement Obligations and any obligations to any Lender (and any Affiliate of any Lender) arising out of any Interest Rate Protection Arrangement) payable by the Borrower to the Administrative Agent, the Issuing Bank or any of the Lenders under the Loan Documents; (4) fourth, to the payment, pro rata according to the outstanding Loans of each Lender and outstanding Reimbursement Obligations including any interest by a Lender therein), of interest due thereon;
(5) fifth, on a pro rata basis, to the payment of (A) the principal outstanding on the Notes, pro rata according to each Lender's outstanding Loans, (B) the principal outstandings on the Reimbursement Obligations, pro rata according to the Issuing Bank's and each other Lender's interest therein, and (C) the obligations of the Borrower to the Lenders (and any Affiliate of any Lender) arising out of any Interest Rate Protection Arrangements; and (6) sixth, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

10.  THE ADMINISTRATIVE AGENT

     10.1 APPOINTMENT.

          Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under and in connection with the Loan Documents. Each such Lender hereby irrevocably authorizes BNY as the Administrative Agent for such Lender to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

     10.2 DELEGATION OF DUTIES.

          The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

     10.3 EXCULPATORY PROVISIONS.

          Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its own gross negligence or willful misconduct), or

(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations hereunder or thereunder. The Administrative Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower or any Subsidiary. The Administrative Agent shall have no liability or responsibility whatsoever to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by the Issuing Bank or any Lender of any of its obligations under any of the Loan Documents.

     10.4 RELIANCE BY ADMINISTRATIVE AGENT.

          The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by it. Subject to Section 11.7, the Administrative Agent may treat each Lender as the holder of all of the interests of such Lender in its RC Commitment and in its Loans and Notes. The Administrative Agent shall have no duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     10.5 NOTICE OF DEFAULT.

          The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received written notice thereof from the Issuing Bank, a Lender or the Borrower. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Issuer and the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

     10.6 NON-RELIANCE.

          Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of the Borrower or its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under this Agreement or any of the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 INDEMNIFICATION.

          Each Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower or any other Loan Party to do so), ratably according to its Credit Exposure at such time, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms hereof, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative

Agent in any way relating to or arising out of this Agreement, the other Loan Documents or any other documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting directly and primarily from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this Section 10.7 shall survive the payment of the Notes and all other amounts payable under the Loan Documents.

     10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

          BNY and its Affiliates, may make loans to, accept deposits from, issue letters of credit for the account of and generally engage in any kind of business with, the Borrower and its Subsidiaries as though BNY were not the Administrative Agent. With respect to the RC Commitment made by BNY and each
Note issued to BNY, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it was not the Administrative Agent or the Issuing Bank, and the terms "Lender" and "Lenders" shall in each case include BNY.

     10.9 SUCCESSOR.

          If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notification of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective on the later to occur of (i) the thirtieth day after the date of such notice and (ii) the date upon which any successor Administrative Agent, in accordance with the provisions of this Section 10.9, shall have accepted in writing its appointment as such successor Administrative Agent. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. If at any time hereunder there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Persons entitled thereto during such time.

    10.10 UPDATING EXHIBITS AND SCHEDULES.

          The Administrative Agent is hereby authorized and directed from time to time to (i) amend Exhibit A to reflect the RC Commitments of each Lender as of the date of each assignment pursuant to Section 11.7 and, in connection therewith, the Lending Offices and address for notices of each assignee "Lender", (ii) amend Schedule 1.1(L) to reflect any change of address of which the Administrative Agent has received written notice pursuant to Section 11.2, and (iii) in each such case, to send a copy thereof to each party hereto.

    10.11 THE LEAD ARRANGER AND AGENTS.

          The Lead Arranger, the Documentation Agent, the Syndication Agent and the Co-Agents shall have no duties or obligations under the Loan Documents in their respective capacities as Lead Arranger, Documentation Agent, the Syndication Agent and Co-Agents. The Lead Arranger, the Documentation Agent, the Syndication Agent and the Co-Agents shall be entitled to the same protections, indemnities and rights, and subject to the same standards with respect to their actions, inactions and duties, as the Administrative Agent.

11.  MISCELLANEOUS

     11.1 AMENDMENTS AND WAIVERS.

          With the written consent of the Required Lenders, which consent may be transmitted by telecopier, the Administrative Agent and the appropriate Loan Parties may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; PROVIDED, however, that:

     11.2 no such amendment, supplement, modification, waiver or consent shall, without the written consent of all of the Lenders, (i) increase the RC Commitments (other than pursuant to Section 2.4(d)) or the Letter of

          Credit Commitment, (ii) extend the Maturity Date or the RC Commitment Termination Date, (iii) extend the date or decrease the amount of any mandatory reduction of the RC Commitments pursuant to Section 2.4(b)(i), (iv) decrease the interest rate, extend the time, forgive or change the pro rata method of payment of interest or principal on or applicable to any Note or Reimbursement Obligation, (v) decrease the amount, extend the time, forgive or change the pro rata method of payment of the Commitment Fee, or the Letter of Credit Fee, (vi) release all or any part of the Collateral, the Parent Guaranty or the Subsidiary Guaranty except in connection with a permitted sale or other permitted disposition of the Collateral or the applicable Subsidiary Guarantor, as the case may be, or to the extent that the Administrative Agent shall be required or permitted to do so under the terms and provisions of the Loan Documents, (vii) change the definition of Required Lenders, (viii) change the sharing provisions among the Lenders, (ix) change the several nature of the obligations of the Lenders to make Loans and participate in Letters of Credit, or
          (x) change the provisions of Sections 2.9, 2.10, 2.11, 2.13, 2.14, 11.1, 11.7(a) or 11.11;

     11.3 without the written consent of the Administrative Agent, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent under the Loan Documents; and

     11.4 without the written consent of the Issuing Bank, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision relating to the Issuing Bank, the Letter of Credit Commitment or the Letters of Credit or otherwise change any of the rights or obligations of the Issuing Bank hereunder or under the other Loan Documents.

          Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable agreement, the Lenders, the Administrative Agent, the Issuing Bank and all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the parties to the applicable agreement, the Lenders, the Administrative Agent, and the Issuing Bank shall be restored to their former position and rights under the Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Notwithstanding the foregoing and in connection with the consummation of the Common Ground Reorganization, the Administrative Agent may release Common Ground Broadcasting, Inc. and Caron Broadcasting, Inc. and certain of their respective assets from the Subsidiary Guaranty (the "COMMON GROUND COLLATERAL RELEASE") upon the receipt by the Administrative Agent of a written notice from the Borrower stating that the Common Ground Reorganization will be consummated within the following five Business Days.

     11.5 NOTICES.

          Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) one Business Day after having been sent by overnight courier service, (iii) five Business Days after having been deposited in the mail, first-class postage prepaid, or (iv) in the case of telecopier notice, when sent and transmission confirmed (which may include electronic confirmation), addressed as follows in the case of the Borrower, the Administrative Agent and the Issuing Bank, and as set forth in
Schedule 1.1(L) hereto in the case of each of the Lenders, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto or any future holders of the Notes:

          The Borrower:

          Salem Communications Holding Corporation
          4880 Santa Rosa Road, Suite 300
          Camarillo, California  93012
          Attention:    Dirk Gastaldo,
                        Vice President and
                        Chief Financial Officer
          Telephone:    (805) 384-4531
          Telecopy:     (805) 384-4532

          with a copy to:

          Salem Communications Corporation
          4880 Santa Rosa Road, Suite 300
          Camarillo, California  93012
          Attention:    Jonathan L. Block, Esq.,
                        Secretary
          Telephone:    (805) 987-0400 (ext. 106)
          Telecopy:     (805) 384-4505

          The Administrative Agent, the Issuing Bank and/or BNY:

          The Bank of New York
          Media and Telecommunications Division
          One Wall Street, 16th Floor
          New York, New York 10286
          Attention:    Stephen M. Nettler,
                        Vice President
          Telephone:    (212) 635-8699
          Telecopy:     (212) 635-8595

with a copy to, in the case of all Borrowing Requests and Letter of Credit Requests, prepayment notices under Section 2.5(a) and conversion notices under
Section 2.8, and to the attention of, in the case of all fundings by the
Lenders:

          The Bank of New York, as Administrative Agent
          Agency Function Administration
          One Wall Street, 18th Floor
          New York, New York 10286
          Attention:    Renee Dudley
          Telephone:    (212) 635-4975
          Telecopy:     (212) 635-6365 (or 6366/6367)

except that any notice, request or demand by the Borrower to or upon the Administrative Agent, the Issuing Bank or the Lenders pursuant to Section 2.3, 2.4, 2.5, 2.8 or 2.18 shall not be effective until received.

     11.6 NO WAIVER; CUMULATIVE REMEDIES.

          No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

     11.8 PAYMENT OF EXPENSES AND TAXES.

          The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether or not any Loan is made or Letter of Credit is issued, (i) to pay or reimburse the Administrative Agent and the Arranger for all their out-of-pocket reasonable costs and expenses incurred in connection with the development, preparation, execution and syndication of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated hereby and thereby, whether such Loan Documents or any such other documents are executed and whether the transactions contemplated thereby are consummated, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Administrative Agent, the Issuing Bank, the Arranger and the Lenders for all of their respective reasonable costs and expenses incurred in connection with the workout, enforcement or preservation of any rights under the Loan Documents and any such documents, including, without limitation, reasonable fees and disbursements of counsel (including the allocated cost of internal counsel) to the Administrative Agent, the Issuing Bank, the Arranger and the Lenders including, without limitation, reasonable expenses of the Administrative Agent, the Issuing Bank, the Arranger and the Lenders in connection with or attributable to commercial finance examiners, accountants, investment banks and environmental consultants, (iii) to pay, indemnify, and hold each Lender, the Administrative Agent, the Issuing Bank and the Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any of the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender, the Administrative Agent, the Issuing Bank and the Arranger and each of their respective officers, directors, employees and agents harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements (including the allocated cost of internal counsel)) with respect to the execution, delivery, enforcement and performance of the Loan Documents or the use of the proceeds of the Loans and Letters of Credit hereunder (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law; PROVIDED, however, that the Borrower shall have no obligation hereunder to pay Indemnified Liabilities to the Administrative Agent, the Issuing Bank, the Arranger or any Lender to the extent arising directly and primarily from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank, the Arranger or such Lender, as the case may be. The agreements in this Section 11.5 shall survive the termination of the RC Commitments and the payment of the Notes and all other amounts payable hereunder.

     11.9  LENDING OFFICES.

          Subject to Section 2.17(b), each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender, PROVIDED that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Lending Office.

     11.10 SUCCESSORS AND ASSIGNS.

     11.11 This Agreement, the Notes and the other Loan Documents to which the Borrower is a party shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Issuing Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement, the Notes and the Loan Documents to which the Borrower is a party without the prior written consent of each Lender.

     11.12 Each Lender shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so, to sell or assign (each an "ASSIGNMENT") all or any part of its Loans, its RC Commitment and its Notes, on a pro rata basis to one or more of the other Lenders (or, with the written consent of the Issuing Bank, such consent not to be unreasonably withheld or delayed, to affiliates of such Lender or such other Lenders) or, with the written consent of Administrative Agent, the Issuing Bank and the Borrower (such consents not to be unreasonably withheld or delayed and, such consent of the Borrower not to be required during the continuance of a Default or Event of Default), to any other bank, insurance company, pension fund, mutual fund or other financial institution, PROVIDED that (i) each such partial Assignment shall be in a minimum aggregate amount of $5,000,000 (unless otherwise consented to by the Borrower) or, in the case of any assignment pursuant to Section 2.4(d), $1,000,000, (ii) the parties to each such Assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement along with a fee (the "ASSIGNMENT FEE") of $3,500 with respect to the Assignment made under this Agreement and (iii) no such assignment may be made to the Borrower or to any Affiliate of the Borrower. Upon receipt of each such duly executed Assignment and Assumption Agreement together with the Assignment Fee therefor in compliance with the provisions hereof, the Administrative Agent shall
           (x) record the same and signify its acceptance thereof by executing two copies of such Assignment and Assumption Agreement in the appropriate place and delivering one copy to the assignor and one copy to the assignee and

           (y) request the Borrower to execute and deliver (1) to such assignee one or more Notes, in an aggregate principal amount equal to the Loans assigned to, and RC Commitments assumed by, such assignee and
           (2) to such assignor one or more Notes, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and RC Commitment, if any, in each case against receipt of such assignor Lender's existing Notes. The Borrower agrees that it shall, upon each such request of the Administrative Agent, execute and deliver such new Notes at its own cost and expense. Upon such delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Assumption Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents.

     11.13 Each Lender may grant participations in all or any part of its Loans, its Notes or its RC Commitment to any other bank, insurance company, pension fund, mutual fund, financial institution or other entity, PROVIDED that no such participant shall have any right to require such Lender to take or omit to take any action under any Loan Document except any action which would require the consent of all Lenders pursuant to Section 11.1. The Borrower hereby acknowledges and agrees that any such participant shall for purposes of Sections 2.9, 11.5, 11.9 and 11.11 be deemed to be a "Lender".

     11.14 No Lender shall, as between and among the Borrower, the Administrative Agent, the Issuing Bank, and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any Assignment or granting of a participation in, all or any part of its Loans, its RC Commitment or its Notes, except that a Lender shall be relieved of its obligations to the extent of any Assignment of all or any part of its Loans, its RC Commitment or its Notes pursuant to subsection (b) above.

     11.15 Notwithstanding anything to the contrary contained in this Section 11.7, any Lender may at any time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment shall release such Lender from its obligations thereunder.

     11.16 COUNTERPARTS.

          This Agreement and each of the other Loan Documents (other than the Notes) may be executed by one or more of the parties to this Agreement or to such other Loan Document, as the case may be, on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. Any of the parties to this Agreement and the other Loan Documents may rely on signatures of such parties hereto and thereto which are transmitted by telecopier or other electronic means as fully as if originally signed. A set of the copies of this Agreement and each of the other Loan Documents signed by all the parties shall be lodged with each of the Borrower and the Administrative Agent.

     11.17 ADJUSTMENTS; SET-OFF.

     11.18 If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1 (h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall notify the Administrative Agent and shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, unless the benefited Lender is required to pay interest on the amount of the excess payment to be returned, in which case the other Lenders shall pay their pro rata share of such interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     11.19 In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and at any time during the continuance of an Event of Default, each Lender shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by each such Loan Party to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of such Loan Party to such Lender, any amount owing from such Lender to such Loan Party, at, or at any time after, the happening of any of the above-mentioned events. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by such Lender against each Loan Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Loan Party, or against anyone else claiming through or against such Loan Party or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Promptly after any such set-off and application made by a Lender against a Loan Party, such Lender shall notify such Loan Party and the Administrative Agent, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     11.20 NO THIRD PARTY BENEFICIARY.

           This Agreement is among the Borrower, the Lenders, the Administrative Agent, the Issuing Bank and the Arranger and no other Person is intended to or shall have any rights hereunder or shall be permitted to rely hereon.

     11.21 INDEMNITY.

     11.22 The Borrower agrees to indemnify and hold harmless each of the Administrative Agent, the Issuing Bank, the Arranger, each Lender and each of their respective officers, directors, employees and agents (each an "INDEMNIFIED Party") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to each such Indemnified Party, including all local counsel hired by any such counsel) incurred by each such Indemnified Party in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any claim, commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Subsidiary in any document or schedule executed or filed with the Securities and Exchange Commission or any other Governmental Authority by or on behalf of the Borrower or any Subsidiary, (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading, (iii) any of the Loan Documents, the transactions contemplated hereby or thereby or any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or any of its agents relating to the use of the proceeds of any or all Letters of Credit or Loans which are alleged to be in violation of Section 2.7, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto, or (iv) any acquisition or proposed acquisition by the Borrower or any Subsidiary of all or a portion of the Stock, or all or a portion of the assets, of any Person, in each case whether or not any Indemnified Party is a party thereto.

     11.23 In addition to the indemnity provided under Section 11.11(a), the Borrower agrees to defend, indemnify and hold harmless each Indemnified Party from and against any loss, cost, liability, fine, penalties, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to each such Indemnified Party, including all local counsel hired by any such counsel) suffered or incurred by each such Indemnified Party, pertaining to any release or threatened release of a reportable quantity of any hazardous substance or hazardous waste at any Property of the Borrower or any of its Subsidiaries (a "HAZARDOUS DISCHARGE"), including, but not limited to, claims of any Governmental Authority or any third Person, whether arising under or on account of any Environmental Law or tort, contract or common law, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any hazardous substances or hazardous wastes affecting any Property of the Borrower or any of its Subsidiaries, whether or not the same originates or engages from such Property or any contiguous real estate, including any loss of value of such Property as a result of the foregoing. The Borrower's obligations under this
           Section 11.11(b) shall arise upon the discovery of any Hazardous Discharge at such Property, whether or not any Governmental Authority or any other Person has taken or threatened any action in connection with the presence of any hazardous substances or hazardous wastes.

     11.24 The indemnities set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Indemnified Parties hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the RC Commitments and the payment of all indebtedness of the Borrower hereunder and under the other Loan Documents, PROVIDED that the Borrower shall have no obligation under this Section 11.11 to an Indemnified Party with respect to any of the foregoing to the extent arising directly and primarily out of the gross negligence or willful misconduct of such Indemnified Party.

     11.25 GOVERNING LAW.

           This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties under this Agreement, the Notes and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

     11.26 HEADINGS.

           Section headings have been inserted herein and in the other Loan Documents for convenience only and shall not be construed to be a part hereof or thereof.

     11.27 SEVERABILITY.

           Every provision of this Agreement and the other Loan Documents is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     11.28 INTEGRATION.

           All exhibits and schedules to this Agreement shall be deemed to be a part of this Agreement or the applicable Loan Document, as the case may be. Except for agreements between the Borrower and the Administrative Agent, the Issuing Bank and the Arranger with respect to certain fees, this Agreement and the other Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the Issuing Bank, the Arranger and the Lenders with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the Issuing Bank, the Arranger and the Lenders with respect to the subject matter hereof and thereof.

     11.29 LIMITATION OF LIABILITY.

           No claim may be made by the Borrower, any of its Subsidiaries, any other Loan Party, any Lender or other Person against the Administrative Agent, the Issuing Bank, any Lender, the Arranger, or any directors, officers, employees, or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Borrower, its Subsidiaries, such other Loan Party, any such Lender or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     11.30 CONSENT TO JURISDICTION.

           The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

     11.31 SERVICE OF PROCESS.

           The Borrower hereby agrees that process may be served in any suit, action, counterclaim or proceeding of the nature referred to in Section 11.17 by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Borrower set forth in Section 11.2 or to any other address of which the Borrower shall have given written notice to the Administrative Agent. The Borrower hereby agrees that such service, to the extent permitted by applicable law (i) shall be deemed in every respect effective service of process upon it in any such suit, action, counterclaim or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     11.32 NO LIMITATION ON SERVICE OR SUIT.

           Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Administrative Agent, the Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, the Issuing Bank or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

     11.33 WAIVER OF TRIAL BY JURY.

           THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS WOULD NOT, IN THE EVENT

OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

     11.34 CONFIDENTIALITY.

           The Administrative Agent, the Issuing Bank and the Lenders each agree that, without the prior written consent of the Borrower, it will not disclose the terms of this Agreement or any material confidential information with respect to the Borrower, or any of its Subsidiaries which is furnished pursuant to this Agreement to any Person except (i) its accountants, attorneys and other advisors who have a need to know such information or its Affiliates, and in each case who agree to be bound by the provisions of this Section 11.21, (ii) to the extent such information is requested to be disclosed to any regulatory or administrative body or commission to whose jurisdiction the Administrative Agent, the Issuing Bank or such Lender is subject, (iii) to the extent such information is requested or required to be disclosed by subpoena or similar process of applicable law or regulation, (iv) to the extent the Borrower has previously disclosed such information publicly or such information is otherwise in the public domain (except by virtue of a breach by the Administrative Agent, the Issuing Bank or such Lender of its obligations under this Section 11.21) at the time of disclosure, (v) such information which is disclosed in connection with any litigation or dispute between the Administrative Agent, the Issuing Bank or such Lender and any Loan Party concerning this Agreement, any other Loan Document, or any instrument or document executed or delivered in connection herewith or therewith, (vi) such information which was in the possession of such Person or such Person's Affiliates without the obligation of confidentiality prior to the Administrative Agent, the Issuing Bank or such Lender furnishing it to such Person, and (vii) in connection with a prospective assignment, grant of a participation interest or other transfer by a Lender of any of its interest in this Agreement or the Notes, PROVIDED that the Person to whom such information is disclosed shall agree to be bound by the provisions of this Section 11.21.

     11.35 SAVINGS CLAUSE.

     11.36 This Agreement is intended solely as an amendment of, and contemporaneous restatement of, the terms and conditions of the First Restated Agreement and this Agreement is not intended and should not be construed as in any way extinguishing or terminating the First Restated Agreement. The Collateral Documents, each to the extent amended as provided herein, shall remain in full force and effect and continue to secure the obligations described therein.

     11.37 Nothing in this Agreement shall affect the rights of the Credit Parties to payments under Sections 2, 3 and 11 for the period prior to the Second

           Restatement Date and such rights shall continue to be governed by the provisions of the First Restated Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   SALEM COMMUNICATIONS HOLDING
                                   CORPORATION

                                   By:  /s/ Dirk Gastaldo
                                      -------------------------
                                   Name:  Dirk Gastaldo
                                   Title: VP/CFO

                                   THE BANK OF NEW YORK,
                                   in its individual capacity, as
                                   Issuing Bank and as Administrative
                                   Agent

                                   By:  /s/ Stephen M. Nettler
                                      -----------------------------
                                   Name:  Stephen M. Nettler
                                   Title: Vice President

                                   BANK OF AMERICA, N.A.,
                                   in its individual capacity and as
                                   Syndication Agent

                                   By:  /s/ Todd Shipley
                                      -------------------------
                                   Name:  Todd Shipley
                                   Title: Managing Director

                                   FLEET NATIONAL BANK,
                                   in its individual capacity and as
                                   Documentation Agent



                                   By:  /s/ Sherry Hawkins
                                      -------------------------
                                   Name:  Sherry Hawkins
                                   Title: Vice President

                                   UNION BANK OF CALIFORNIA, N.A., in
                                   its individual capacity and as Co-Agent

                                   By:   /s/ Lena M. Bryant
                                      -------------------------
                                   Name:  Lena M. Bryant
                                        -----------------------
                                   Title: Vice President
                                         -----------------------

                                   THE BANK OF NOVA SCOTIA, in its
                                   individual capacity and as Co-Agent


                                   By:  /s/ Ian A. Hodgart
                                      --------------------------
                                   Name:  Ian A. Hodgart
                                        ------------------------
                                   Title:  Authorized Signatory
                                         -----------------------

                                   FIRST HAWAIIAN BANK


                                   By:   /s/ Donald C. Young
                                      ----------------------------
                                   Name:  Donald C. Young
                                        ----------------------------
                                   Title: Senior Vice President
                                         ----------------------------

                                   SUMMIT BANK


                                   By:  /s/ Michael A. Cerullo
                                      ----------------------------
                                   Name:  Michael A. Cerullo
                                        ----------------------------
                                   Title:    Vice President
                                         ----------------------------

                                           CITY NATIONAL BANK


                                   By:  /s/ Rod Bollins
                                      ----------------------------
                                   Name: Rod Bollins
                                        ----------------------------
                                   Title:     Vice President
                                         ----------------------------

CONSENTED TO:

ATEP RADIO, INC.
BISON MEDIA, INC.
CARON BROADCASTING, INC.
CCM COMMUNICATIONS, INC.
COMMON GROUND BROADCASTING, INC.
GOLDEN GATE BROADCASTING COMPANY, INC.
INLAND RADIO, INC.
INSPIRATION MEDIA OF TEXAS, INC.
INSPIRATION MEDIA, INC.
KINGDOM DIRECT, INC.
NEW ENGLAND CONTINENTAL MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY, INC.
OASIS RADIO, INC.
ONEPLACE, LTD.
PENNSYLVANIA MEDIA ASSOCIATES, INC.
RADIO 1210, INC
REACH SATELLITE NETWORK, INC.
SALEM MEDIA CORPORATION
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF KENTUCKY, INC.
SALEM MEDIA OF GEORGIA, INC.
SALEM MEDIA OF HAWAII, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF PENNSYLVANIA, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MEDIA OF VIRGINIA, INC.
SALEM MUSIC NETWORK, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO PROPERTIES, INC.
SALEM RADIO REPRESENTATIVES, INC.
SOUTH TEXAS BROADCASTING, INC.
SRN NEWS NETWORK, INC.
VISTA BROADCASTING, INC.

AS TO EACH OF THE FOREGOING:


By:   /s/ Dirk Gastaldo
   ----------------------------
Name:   Dirk Gastaldo
     ----------------------------
Title:      Vice President
      ----------------------------

                             SALEM HOLDING EXHIBIT A

                             LIST OF RC COMMITMENTS

================================================================================
                                            RC                  RC Commitment
                     LENDER             COMMITMENT                PERCENTAGE

--------------------------------------------------------------------------------
The Bank of New York                   $50,000,000               22.2222222%
--------------------------------------------------------------------------------
Bank of America, N.A.                  $40,000,000               17.7777778%
--------------------------------------------------------------------------------
Fleet National Bank                    $40,000,000               17.7777778%
--------------------------------------------------------------------------------
Union Bank of California, N.A.         $30,000,000               13.3333333%
--------------------------------------------------------------------------------
The Bank of Nova Scotia                $25,000,000               11.1111111%
--------------------------------------------------------------------------------
First Hawaiian Bank                    $15,000,000                6.6666667%
--------------------------------------------------------------------------------
Summit Bank                            $15,000,000                6.6666667%
--------------------------------------------------------------------------------
City National Bank                     $10,000,000                4.4444444%
                                       -----------                ----------
--------------------------------------------------------------------------------
TOTAL                                 $225,000,000                  100%
                                      ============                  ====
================================================================================

                             SALEM HOLDING EXHIBIT B

                                 FORM OF RC NOTE

                                                                 August 24, 2000
                                                              New York, New York

         FOR VALUE RECEIVED, on the Maturity Date, SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of _______________________ (the "LENDER"), at the office of The Bank of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"), located at One Wall Street, New York, New York, 10286 or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America, the unpaid principal amount of the RC Loans made by the Lender to the Borrower, payable in the amounts and at the times set forth in the Agreement (as hereinafter defined).

         This RC Note shall bear interest from the date hereof on the unpaid balance hereof payable on the dates and at the rate or rates provided for in the Second Amended and Restated

Credit Agreement, dated as of August 24, 2000, by and among the Borrower, the Lenders party thereto, Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California, N.A. and The Bank of Nova Scotia, as Co-Agents and the Administrative Agent (as the same may be amended, modified or supplemented from time to time, the "AGREEMENT"). Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined. In no event shall the interest rate payable in respect hereof exceed the Highest Lawful Rate.

         This RC Note is one of the RC Notes referred to in the Agreement is subject to the terms, set forth in the Agreement and is entitled to the benefits set forth in the Loan Documents. The principal of this RC Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. This Note replaces the Note or Notes (as defined in the First Restated Agreement), if any, heretofore issued to the Lender under the First Restated Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this RC Note becomes due and payable on a day which is not a Business Day the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.

         Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this RC Note are hereby waived, except as specifically otherwise provided in the Agreement.

         This RC Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York without regard to principles of conflict of laws.

         This RC Note may be amended only by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Agreement.

                                      SALEM COMMUNICATIONS HOLDING CORPORATION


                                      By:
                                           -----------------------------------
                                      Name:
                                             ---------------------------------
                                      Title:
                                              --------------------------------

                               SCHEDULE TO RC NOTE

=============================================================================================================================
                                                       Amount of          Interest Rate on         Interest
                                                       Principal           Eurodollar Loan        Period (if
                  Type (ABR or     Amount of RC     converted, paid      (without regard to       Eurodollar      Notation
     Date          Eurodollar)          Loan           or Prepaid         Applicable Margin          Loan)         Made By
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

                             SALEM HOLDING EXHIBIT C

                            FORM OF BORROWING REQUEST

                                     [Date]

The Bank of New York, as Administrative Agent
One Wall Street - 16th Floor
New York, New York  10286
Attention:     Stephen M. Nettler,
               Vice President

and

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York  10286
Attention:     Renee Dudley,
               Agency Function Administration

         Re: Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among Salem Communications Holding Corporation, the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California and The Bank of Nova Scotia, as Co-Agents (as the same may be amended, modified or Supplemented From Time to Time, the "Agreement")
                  --------------------------------------------------------------

         Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

         Pursuant to section 2.3 of the Agreement, the Borrower hereby gives notice of its intention to borrow RC Loans in an aggregate principal amount of $________, on ___________, which borrowing shall consist of the following RC Loan(s):

================================================================================
Type of RC Loan                                           Interest Period
(Eurodollar or ABR)              Amount                (For Eurodollar Loan)
--------------------------------------------------------------------------------
                                 $__________                    __ month(s)
--------------------------------------------------------------------------------
                                 $__________                    __ month(s)
--------------------------------------------------------------------------------
                                 $__________                    __ month(s)
================================================================================

         Immediately after giving effect to the RC Loans and Letters of Credit to be made and issued on the Borrowing Date set forth above, the Total Leverage Ratio will be ____: 1.00, as shown on Exhibit I attached hereto.

         The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the RC Loan(s) requested hereby:

(a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Agreement and the other Loan Documents.

(b) There exists and there shall exist no Default or Event of Default under the Agreement.

(c)      The proceeds of such RC Loans will be used in accordance with section
         2.7 of the Agreement.

(d) Each of the representations and warranties contained in the Loan Documents which is required to be made on such Borrowing Date is and shall be true and correct.

         IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed by its duly authorized officer as of the date and year first written above.

                                    SALEM COMMUNICATIONS HOLDING CORPORATION

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    EXHIBIT I

                       CALCULATION OF TOTAL LEVERAGE RATIO

                             SALEM HOLDING EXHIBIT D

                        FORM OF LETTER OF CREDIT REQUEST

                                                                       [Date]


The Bank of New York, as Administrative Agent
One Wall Street - 16th Floor
New York, New York  10286
Attention:    Stephen M. Nettler,
              Vice President

and

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York  10286
Attention:    Renee Dudley

              Agency Function Administration

         Re: Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among Salem Communications Holding Corporation, the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California and The Bank of Nova Scotia, as Co-Agents (as the same may be amended, modified or Supplemented From Time to Time, the "Agreement")
                  -------------------------------------------------------------

         Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

         Pursuant to section 2.18 of the Agreement, the Borrower hereby requests the Issuing Bank to issue Letter(s) of Credit in an aggregate principal amount of $_____, on ________________, in accordance with the information annexed hereto.

         Immediately after giving effect to the RC Loans and Letters of Credit to be made and issued on the Borrowing Date set forth above, the Total Leverage Ratio will be ______:1.00, as shown on Exhibit I attached hereto.

         The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Letters of Credit requested hereby:

(a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Agreement and the other Loan Documents.

(b) There exists and there shall exist no Default or Event of Default under the Agreement.

(c)      The proceeds of such Letters of Credit will be used in accordance with section 2.7 of the Agreement.

(d) Each of the representations and warranties contained in the Loan Documents which is required to be made on such Borrowing Date is and shall be true and correct.

         IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed by its duly authorized officer as of the date and year first written above.

                                  SALEM COMMUNICATIONS HOLDING CORPORATION

                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title: ____________________________________

                          LETTER OF CREDIT INFORMATION

1.       Name of Beneficiary: ______________________________.

2.       Address of Beneficiary to which Letter of Credit will be sent:

         -----------------------------------------------------------------.

3. Conditions under which a drawing may be made (specify any required documentation):

         -----------------------------------------------------------------.

4.       Maximum amount to be available under such Letter of Credit: $_________.

5.       Requested date of issuance: _______________.

6.       Requested date of expiration: _______________.

                                    EXHIBIT I

                       CALCULATION OF TOTAL LEVERAGE RATIO

                              SALEM HOLDING EXHIBIT E

           FORM OF OPINION OF COUNSEL TO THE BORROWER AND SUBSIDIARIES

[Date]


The Bank of New York,
     as Administrative Agent and Issuing Bank
One Wall Street
New York, NY 10286

And each Lender from time to time
Party to the Credit Agreement defined below

                  Re:  Salem Communications Corporation

Gentlemen and Mesdames:

I have served as legal counsel and Secretary to Salem Communications Corporation, a Delaware corporation (referred to herein as the "PARENT") since 1995. In addition, I am the Secretary of Salem Communications Holding Corporation, a subsidiary of the Parent (the "BORROWER") and each of the Subsidiaries (defined hereinafter). I am admitted to practice in California. I render this opinion on behalf of the Parent, the Borrower and each of its respective subsidiaries ("SUBSIDIARIES") in connection with the Second Amended and Restated Credit Agreement (the "CREDIT AGREEMENT"), dated as of August ___, 2000, by and among the Borrower, Union Bank of California, N.A. and The Bank of Nova Scotia, as Co-Agents, Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, The Bank of New York, as Administrative Agent, and the Lenders party thereto, with BNY Capital Markets, Inc., as Lead Arranger. This opinion letter is delivered to you at the request of the Parent, the Borrower and the Subsidiaries.

                                        I

         DEFINITIONS:

         1. Capitalized terms used herein and which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         2. When used herein, "NYUCC" shall mean Articles 1, 8 and 9 of the Uniform Commercial Code as in effect in the State of New York on the date on which the opinions are rendered.

         3. When used herein, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC (as defined above):
"Certificated Security," "Chattel Paper," "Instruction," "Instrument," "Issuer," "Security," "Security Interest" and "Uncertificated Security."

                                       II

In my capacity with the Parent, the Borrower and the Subsidiaries in connection with the Credit Agreement, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Credit Agreement, the Notes, the Agreement to Amend, the Master Assignment, the Intercreditor Agreement, the Collateral Documents and such other documents, corporate records, partnership records, certificates of such public officials and other instruments as I have deemed necessary or advisable to enable me to render the opinions set forth below. In my examination, I have assumed the genuineness of all signatures (other than those on behalf of the Parent, the Borrower and the Subsidiaries), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to these opinions, I have relied upon statements and representations of officers and other representations of the Borrower and others, in each case without having independently verified the accuracy or completeness thereof.

I have, with your permission, assumed, without independent investigation or inquiry with respect to any such matter, that, (i) with respect to each party other than the Loan Parties, each such party to the Loan Documents has all requisite power and authority to execute, deliver and perform its obligations thereunder, the execution and delivery of the Loan Documents and the performance of such obligations have been duly authorized by all necessary action on such party's part and the Loan Documents have been duly delivered by it; and (ii) the Loan Documents are the legal, valid and binding obligations of each such party, enforceable against such party in accordance with their terms.

The opinions set forth in paragraph (2) with respect to the good standing and due qualification of the Parent, the Borrower and the corporate Subsidiaries are rendered solely in reliance upon the certificates from the Secretaries of State of the jurisdictions of incorporation, copies of which have been delivered to you.

                                       III

Based upon the foregoing, and subject to the qualifications, exceptions, limitations and assumptions hereinafter set forth, I am of the opinion that:

         1. The Parent and the Borrower have only the Subsidiaries set forth on
Schedule 4(a) to the Parent Security Agreement and on Schedule 4.1 to the Credit

Agreement, respectively. The shares of each corporate Subsidiary owned by the Parent and the Borrower, respectively, are duly authorized, validly issued, fully paid and nonassessable. The shares of each Subsidiary of the Parent are owned free and clear of any Liens, except (i) Liens in favor of the Administrative Agent and the Lenders pursuant to the Collateral Documents and
(ii) Permitted Liens (as defined in the Parent Guaranty).

         2. Except as set forth on Schedule 4.2 of the Credit Agreement, each of the Parent, the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect.

         3. Each of the Parent, the Borrower and each other Loan Party has full power and authority to enter into, execute, deliver and carry out the terms of the Transaction Documents to which it is a party, and, in the case of the Borrower, to make the borrowings contemplated thereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are in full compliance with its articles of incorporation and bylaws.

         4. No consent, authorizations or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person (except for those which have been obtained, made or given) is required to authorize, or is required in connection with the execution, delivery and performance of the Transaction Documents, or is required as a condition to the validity or the enforceability of the Transaction Documents. Except as set forth in the preceding sentence, no provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution, delivery or performance of, or affect the validity of, the Transaction Documents.

         5. The Transaction Documents constitute the valid and legally binding obligations of the Parent, the Borrower and each Subsidiary to which it is a party, enforceable in accordance with their respective terms.

         6. To the best of my knowledge, except as set forth in Schedule 4.6 to the Credit Agreement, there are no actions, suits, arbitration proceedings or claims (whether or not purportedly on behalf of the Parent, the Borrower or any Subsidiary) pending or threatened against the Parent, the Borrower or any Subsidiary, or maintained by the Parent, the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. To the best of my knowledge, there are no proceedings pending or threatened against the Parent, the Borrower or any Subsidiary which call into question the validity or enforceability of any of the Transaction Documents.

         7. To the best of my knowledge, except as set forth in Schedule 4.7 to the Credit Agreement, none of the Parent, the Borrower or any Subsidiary is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its Property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. To the best of my knowledge, the execution, delivery or carrying out of the terms of the Transaction Documents will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained) or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Parent, the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, taken as a whole, could reasonably be expected to have a Material Adverse Effect.

         8. To the best of my knowledge, none of the Parent, the Borrower or any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

         9. None of the Parent, the Borrower or any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, and none of the Parent, the Borrower or any Subsidiary is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carrier or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         10. None of the Parent, the Borrower or any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. If used solely for the purposes set forth in Section 2.7 of the Credit Agreement, no part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, to purchase or carry any Margin Stock or for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

         11. The fees, interest and other charges payable under the Loan Documents do not violate any usury or similar laws of the State of California.

         12. The Borrower Security Agreement, together with the delivery to the Administrative Agent of the Certificated Securities constituting collateral (as defined in the Borrower Security Agreement) and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing enforceable Security Interest in the Collateral (as defined in the Borrower Security Agreement) in favor of the Administrative Agent. Upon (a) the presentation for filing of the Financing Statements (as defined in the Borrower Security Agreement) at the respective offices listed thereon together with the appropriate filing fee therefor, (b) the delivery to the Administrative Agent of the Instruments and the Certificated Securities constituting the Collateral (as defined in the Borrower Security Agreement), (c) the establishment of control, in accordance with Article 8 of the NYUCC, of all Uncertificated Securities constituting the Collateral (as defined in the Borrower Security Agreement), and (d) the filing of the Grants of Security Interests in the United States Patent and Trademark Office with respect to Patents and Trademarks and in the United States Copyright Office with respect to Copyrights, such Security Interest shall be perfected.

         13. The Subsidiary Guaranty, together with the delivery to the Administrative Agent of the Certificated Securities constituting Collateral (as defined in the Subsidiary Guaranty) and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing enforceable Security Interest in the Collateral (as defined in the Subsidiary Guaranty) in favor of the Administrative Agent. Upon (a) the presentation for filing of the Financing Statements (as defined in the Subsidiary Guaranty) of each Guarantor (as defined in the Subsidiary Guaranty) at the respective offices listed thereon together with the appropriate filing fee therefor, (b) the delivery to the Administrative Agent of the Instruments and Certificated Securities constituting the Collateral (as defined in the Subsidiary Guaranty), (c) the establishment of control, in accordance with Article 8 of the NYUCC, of all Uncertificated Securities constituting the Collateral (as defined in the Subsidiary Guaranty), and (d) the filing of the Grants of Security Interests in the United States Patent and Trademark Office with respect to Patents and Trademarks and in the United States Copyright Office with respect to Copyrights, such Security Interest shall be perfected.

         14. The Parent Security Agreement, together with the delivery to the Administrative Agent or to the Bridge Agent on behalf of the Administrative Agent of the Certificated Securities constituting collateral (as defined in the Parent Security Agreement) and the continuous possession thereof by the Administrative Agent in the State of New York, or by the Bridge Agent on behalf of the Administrative Agent, creates a continuing enforceable Security Interest in the Collateral (as defined in the Parent Security Agreement) in favor of the Administrative Agent. Upon (a) the presentation for filing of the financing statements at the respective offices listed thereon together with the appropriate filing fee therefor, (b) the delivery to the Administrative Agent or to the Bridge Agent on behalf of the Administrative Agent of the Instruments and the Certificated Securities constituting the Collateral (as defined in the Parent Security Agreement), and (c) the establishment of control, in accordance with Article 8 of the NYUCC, of all Uncertificated Securities constituting the Collateral (as defined in the Parent Security Agreement) such Security Interest shall be perfected.

         15. The transactions contemplated by the Contribution Documents and the Acquisition Documents have been consummated in accordance with their terms.

         16. After the consummation of the Contributions and the Initial Acquisitions and upon the due filing of (i) UCC-3 amendments reflecting that the Borrower has succeeded to the assets and properties of the Parent, in each office in which financing statements have been duly filed with respect to the Parent and (ii) an amendment to the Grant of Security Interest (Servicemarks) in the Patent and Trademark Office reflecting that the Borrower has succeeded to the assets and properties of the Parent, the Administrative Agent will have a perfected security interest in the Collateral (as defined in the Borrower Security Agreement) to the same extent, and with the same priority, as the Administrative Agent had in such Collateral (as defined in the Borrower Security Agreement) immediately prior to the consummation of the Contributions and the Initial Acquisitions.

         17. Neither the Administrative Agent nor any Credit Party is required to comply with the requirements of any foreign lender statute in the State of California in order to avail itself of the remedies provided thereby.

Each of the opinions set forth is subject to the following exceptions, qualifications, limitations and assumptions:

         (a) My opinions in paragraph (5) are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws affecting enforcement of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyance or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders.

         (b) My opinions in paragraph (5) are subject to the application of general principles of equity, whether considered in a case or proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         (c) My opinions are subject to the qualification that indemnification provisions in any of the Loan Documents may be unenforceable to the extent that such indemnification may be held to be in violation of or against public policy, including, without limitation, limitations under certain circumstances on enforceability of provisions indemnifying a party against loss attributable to or liability for its own negligent acts.

I am not expressing any opinion herein as to any matters arising under the Communications Act of 1934, as amended, and the published rules, regulations and policies of the Federal Communications Commission. We understand that you have received and are relying upon an opinion from Fletcher, Heald & Hildreth, P.L.C. with regard to certain of the foregoing matters.

This opinion is limited to the laws of the United States of America and the State of California. I note that the Loan Documents provide that they are to be governed by the laws of the State of New York, and in that connection, I have assumed, for the purposes of this opinion, that the laws of the State of New York are identical to the laws of the State of California. The opinions expressed herein are based upon the law and circumstances as they are in effect or exist on the date hereof, and I assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretations thereof with respect to circumstances or events that may occur subsequent to the date hereof. I express no opinion as to the effect of the laws of any other jurisdiction.

This opinion is furnished by me as counsel to the Parent, the Borrower and its Subsidiaries to you. This opinion is solely for your benefit under the Credit Agreement and the Loan Documents and may not be relied upon by any other person or by you in any other context.

                             SALEM HOLDING EXHIBIT F

                 FORM OF OPINION OF FCC COUNSEL TO THE BORROWER

                                AND SUBSIDIARIES

                             SALEM HOLDING EXHIBIT G

                         FORM OF COMPLIANCE CERTIFICATE

                                                                       [Date]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York  10286
ATTENTION:     Stephen M. Nettler,
               Vice President

                  Reference is made to the Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among Salem Communications Holding Corporation, the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California and The Bank of Nova Scotia, as Co-Agents (as the same may be amended, modified or supplemented from time to time, the "AGREEMENT"). Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

                  There exists no violation of any of the terms or provisions of the Loan Documents, or the occurrence of any condition or event which would constitute a Default or Event of Default, except ____________.

                  The Total Leverage Ratio as of _________ for the four fiscal quarter period ended __________ is ____:1.00, as determined on Exhibit I attached hereto.

                  The ratio of Consolidated Annual Operating Cash Flow to Pro-Forma Debt Service as of __________ is ___:1.00, as determined on Exhibit I attached hereto.

                  The ratio of Consolidated Annual Operating Cash Flow to Interest Expense as of __________ is ___:1.00, as determined on Exhibit I attached hereto.

                  The ratio of Consolidated Annual Operating Cash Flow to Fixed Charges as of __________ is ___:1.00, as determined on Exhibit I attached hereto.

                  The Subordinated Indenture Debt to Operating Cash Flow Ratio as of __________ is ___:1.00, as determined on Exhibit I attached hereto.

                                    SALEM COMMUNICATIONS HOLDING CORPORATION

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    EXHIBIT I

                       CALCULATION OF TOTAL LEVERAGE RATIO


                             CALCULATION OF RATIO OF

                     CONSOLIDATED ANNUAL OPERATING CASH FLOW

                            TO PRO-FORMA DEBT SERVICE


                             CALCULATION OF RATIO OF

                     CONSOLIDATED ANNUAL OPERATING CASH FLOW

                               TO INTEREST EXPENSE


                             CALCULATION OF RATIO OF

                     CONSOLIDATED ANNUAL OPERATING CASH FLOW

                                TO FIXED CHARGES


                   CALCULATION OF SUBORDINATED INDENTURE DEBT

                             TO OPERATING CASH FLOW

                             SALEM HOLDING EXHIBIT H

                       FORM OF SECOND AMENDED AND RESTATED
                           BORROWER SECURITY AGREEMENT

         SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of August 24, 2000, by and between SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation (the "BORROWER"), and THE BANK OF NEW YORK (the "ADMINISTRATIVE AGENT"), in its capacity as Administrative Agent for the Lenders under the Credit Agreement referred to below and the Rate Protection Lenders as defined herein.

                                    RECITALS

         A. Reference is made to the Borrower Security Agreement, dated as of September 25, 1997, by and between Salem Communications Corporation, a California corporation ("SALEM CALIFORNIA"), and the Administrative Agent (as amended to the date hereof, the "ORIGINAL SECURITY AGREEMENT").

         B. On March 31, 1999, Salem California merged into Salem Communications Corporation, a Delaware corporation (the "PARENT") with the Parent as the survivor. The Parent entered into the Assumption Agreement, dated as of March 31, 1999, by and between Salem California and the Parent whereby the Parent, among other things, assumed all of the obligations of Salem California under the Loan Documents (including, without limitation, the Original Security Agreement).

         C. The Original Security Agreement was amended and restated in its entirety by the First Amended and Restated Borrower Security Agreement, dated as of July 7, 1999, by and among the Parent, as borrower, and the Administrative Agent (as amended prior to the date hereof, the "FIRST AMENDED SECURITY AGREEMENT").

         D. Pursuant to an Agreement to Amend and Restate and Assumption Agreement, dated as of the date hereof, among the Parent, the Borrower and the Credit Parties party thereto, the Borrower assumed all of the obligations and liabilities of the Parent, as borrower, under, among other things, the First Amended Security Agreement.

         E. In connection with such assumption by the Borrower, the Borrower is entering into the Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among the Borrower, the Lenders party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California and The Bank of Nova Scotia, as

Co-Agents (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

         F. This Agreement is intended solely as an amendment of, and contemporaneous restatement of, the terms and conditions of the First Amended Security Agreement and is not intended, and should not be construed in any way, to extinguish or terminate the Obligations or the Security Interests granted under the First Amended Security Agreement.

         G. It is a condition precedent to the effectiveness of the Credit Agreement and the making of all Loans and all other extensions of credit under the Credit Agreement that the Borrower shall have executed and delivered this Agreement.

         H. For convenience, this Agreement is dated as of August 24, 2000, and references to certain matters relating to the period prior thereto have been deleted.

         Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Administrative Agent hereby agree as follows:

         1.       DEFINED TERMS

                  (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                           "COLLATERAL": as defined in Section 2.

                           "COPYRIGHT LICENSE": any written agreement, now or
hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by the Borrower or which the Borrower otherwise has the right to license, or granting any right to the Borrower under any Copyright now or hereafter owned by any third party, and all rights of the Borrower under any such agreement.

                           "COPYRIGHTS": all of the following now owned or
hereafter acquired by the Borrower: (i) all copyright rights in any work subject to the copyright laws of the United States of America, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States of America, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 3(i).

                           "EQUITY INTEREST": (i) with respect to a corporation,
the capital stock thereof, (ii) with respect to a partnership, a partnership interest therein, all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise; (iii) with respect to a limited liability company, a membership interest therein, all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise; (iv) with respect to any other firm, association, trust, business enterprise or other entity, any equity interest therein, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the Managing Person thereof, and (v) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

                           "EVENT OF DEFAULT": as defined in Section 6.

                           "FCC LICENSE" shall mean any Governmental Approval
issued to the Borrower by the FCC pursuant to the Communications Act.

                           "FCC REGULATIONS": the Communications Act, the
regulations of the FCC under the Communications Act and all other Governmental Rules applicable to the Borrower (or any Person under the control of the Borrower) by reason of the Borrower (or any Person under the control of the Borrower) being a licensee of an FCC License.

                           "FINANCING STATEMENTS": the UCC financing statements
executed by the Borrower and delivered pursuant to the Credit Agreement.

                           "GOVERNMENTAL APPROVALS": any authorization, consent,
approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with, or other action of, any Governmental Authority.

                           "GOVERNMENTAL RULES": any law, rule, regulation,
ordinance, order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

                           "GRANT OF SECURITY INTEREST": an assignment of the
Borrower's interest in Patents, Trademarks and Copyrights, substantially in the form of Annex A, appropriately completed and signed by the Borrower.

                           "INTELLECTUAL PROPERTY": all intellectual and similar
Property of the Borrower of every kind and nature now owned or hereafter acquired by the Borrower, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, domain names, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

                           "LICENSE": any Patent License, Trademark License,
Copyright License or other license or sublicense to which the Borrower is a party, including those listed on Schedule 3(i).

                           "NYUCC": the UCC as in effect in the State of New
York on the date hereof.

                           "OBLIGATIONS": collectively, all of the obligations
and liabilities of the Borrower under the Loan Documents and under each Interest Rate Protection Arrangement entered into or assumed by the Borrower with a Rate Protection Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of or in connection with the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) of the Credit Agreement and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event, as such obligations and liabilities may be amended, increased, modified, renewed, refinanced by the Administrative Agent and the Lenders, refunded or extended from time to time.

                           "OFFICE LOCATION": as defined in Section 3(a).

                           "PATENT LICENSE": any written agreement, now or
hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Borrower or which the Borrower otherwise has the right to license, is in existence, or granting to the Borrower any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Borrower under any such agreement.

                           "PATENTS": all of the following now owned or
hereafter acquired by the Borrower: (i) all letters patent of the United States of America, all registrations and recordings thereof, and all applications for letters patent of the United States of America, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule 3(i), and (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

                           "POWER OF ATTORNEY": a Power of Attorney,
substantially in the form of Annex B, appropriately completed and executed by the Borrower.

                           "PROCEEDS": as defined in the NYUCC, including when
used with respect to any Collateral, any consideration received from the sale, exchange, license, lease or other disposition of any asset or Property that constitutes such Collateral, any value received as a consequence of the possession of such Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or Property that constitutes such Collateral, and shall include (a) any claim of the Borrower against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by the Borrower, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by the Borrower, or licensed under a Trademark License, or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by the Borrower, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by the Borrower, or licensed under a Copyright License, (b) subject to Section 8, all rights and privileges with respect to, and all payments of principal or interest, dividends, cash, Instruments and other Property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, any of the Securities and Instruments and (c) any and all other amounts from time to time paid or payable under or in connection with such Collateral.

                           "RATE PROTECTION LENDERS": collectively, each
counterparty to an Interest Rate Protection Arrangement with or assumed by the Borrower if such counterparty was a Lender (or an Affiliate thereof) at the time such Interest Rate Protection Arrangement was entered into or assumed, as applicable.

                           "SECURED PARTIES" collectively, (i) the
Administrative Agent, the Issuing Bank and the Lenders, (ii) each Rate Protection Lender and (iii) the successors and assigns of each of the foregoing.

                           "TRADEMARK LICENSE": any written agreement, now or
hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by the Borrower or which the Borrower otherwise has the right to license, or granting to the Borrower any right to use any Trademark now or hereafter owned by any third party, and all rights of the Borrower under any such agreement.

                           "TRADEMARKS": all of the following now owned or
hereafter acquired by the Borrower: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States of America or any political subdivision thereof, and all extensions or renewals thereof, including those listed on
Schedule 3(i), (ii) all goodwill associated therewith or symbolized thereby and
(ii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

                           "UCC": with respect to any jurisdiction, Articles 1,
8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

                  (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC:
"Account", "Certificated Security", "Chattel Paper", "Document", "Equipment", "Fixture", "General Intangible", "Instruction", "Instrument", "Inventory", "Issuer", "Secured Party", "Security", "Security Interest" and "Uncertificated Security".

         2.       GRANT OF SECURITY INTEREST

                  (a) To secure the prompt and complete payment, observance and performance of the Obligations, the Borrower hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, a Security Interest in and to all of the Borrower's right, title and interest in and to all: (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Equipment,
(v) Fixtures, (vi) General Intangibles, (vii) Instruments, including, without limitation, Instruments evidencing intercompany Indebtedness, (viii) Inventory,
(ix) Intellectual Property, (x) Equity Interests in each Person which now is or may hereafter become a Subsidiary of the Borrower, whether or not evidenced by a Security, (xi) any Property of the Borrower which now or hereafter may come into the possession, custody or control of the Administrative Agent or any Credit Party or any agent or affiliate of any of them in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), (xii) all FCC Licenses issued to the Borrower including the Proceeds of any sale or other disposition thereof, and (xiii) all Proceeds of all of the foregoing, in each case whether now owned or existing or hereafter arising or acquired (collectively, the "COLLATERAL"). Notwithstanding anything herein to the contrary, the Collateral shall not include (1) any agreement with a third party that prohibits the grant of a Lien on (but not merely the assignment of or of any interest in) such agreement or any of the Borrower's rights thereunder without the consent of such party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent rights under any such agreement are covered by Section 9-318 of the NYUCC; PROVIDED, however, that the Collateral shall include (A) the Proceeds of any such agreement to the extent such Proceeds are otherwise included in the Collateral, and (B) any such agreement from and after the date on which the requisite consent is obtained (which security interest shall automatically and without any further action attach and become fully effective at that time) or
(2) any FCC License to the extent that a security interest therein is prohibited by FCC Regulations or other applicable law, PROVIDED, however, that the Collateral shall include (A) the Proceeds of such FCC License and (B) any FCC License to the extent that such security interest at any time hereafter shall no longer be so prohibited (which security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in FCC Regulations or other applicable law)).

         3.       REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby represents and warrants to the Administrative Agent as follows:

                  (a) CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS; JURISDICTION OF ORGANIZATION. As of the date hereof, (i) the Borrower's place of business or, if the Borrower has more than one place of business, its chief executive office, is, and has been continuously for the immediately preceding 5 month period, located at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012 (the "OFFICE LOCATION") and (ii) the Borrower is incorporated under the laws of the State of Delaware. The Borrower has not changed its legal name during the six year period immediately preceding the date hereof.

                  (b) INFORMATION. As of the date hereof, all of the information set forth on each of the Schedules hereto is true, complete and correct.

                  (c) SECURITY INTEREST. This Agreement, together with the delivery to the Administrative Agent of the Certificated Securities constituting Collateral and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing "enforceable" Security Interest in the Collateral in favor of the Administrative Agent. Upon (i) the presentation for filing of the Financing Statements at the respective offices listed thereon together with the appropriate filing fee therefor, (ii) the delivery to the Administrative Agent of the Instruments and the Certificated Securities constituting the Collateral, (iii) the establishment of control, in accordance with Article 8 of the New York UCC, of all Uncertificated Securities constituting the Collateral, and (iv) the filing of the Grants of Security Interests in the United States Patent and Trademark Office with respect to Patents and Trademarks and in the United States Copyright Office with respect to Copyrights, such Security Interest shall be perfected.

                  (d) TITLE; ABSENCE OF LIENS. The Collateral is owned by the Borrower or held by it free and clear of any Lien, except for Liens expressly permitted pursuant to the Loan Documents. It has not filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any such Collateral, (ii) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with the United States

Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document is still in effect, except, in each case, for Permitted Liens.

                  (e) EQUITY INTERESTS. The Equity Interests listed on Schedule 3(e) hereto constitute, as of the date hereof, all of the Equity Interests in each Subsidiary in which the Borrower has any right, title or interest, and each such Equity Interest issued by a corporate Issuer has been duly authorized, validly issued and fully paid for, and is non-assessable. As of the Second Restatement Date, except as set forth on Schedule 3(e), (i) no Subsidiary of the Borrower has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (ii) there are no agreements, voting trusts or understandings binding upon the Borrower or any of its Subsidiaries with respect to the voting securities of any of such Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing and (iii) no such Equity Interest is represented by an Uncertificated Security.

                  (f) CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS. The Chattel Paper, Documents and Instruments listed on Schedule 3(f) hereto constitute, as of the date hereof, all of the Chattel Paper, Documents and Instruments which constitute the Collateral, and, to the best of the Borrower's knowledge, all such Chattel Paper, Documents and Instruments have been duly authorized, issued and delivered, and constitute the legal, valid, binding and enforceable obligations of the respective makers thereof.

                  (g) ACCOUNTS. As of the date hereof, all records concerning any Account constituting the Collateral are located at its Office Location, and no such Account is evidenced by a promissory note or other instrument.

                  (h) EQUIPMENT AND INVENTORY. Except for Equipment and Inventory in transit with common carriers, the Borrower has exclusive possession and control of all Equipment and Inventory constituting the Collateral, all of which is as of the date hereof and has been continuously for the 5 month period immediately preceding the date hereof, located at one or more of the places listed on Schedule 3(h) hereto.

                  (i) INTELLECTUAL PROPERTY. As of the date hereof, the Borrower has no Patents, Trademarks or Copyrights other than those listed on Schedule 3(i) hereto, and each such Patent, Trademark and Copyright is subsisting and is not invalid or unenforceable, in whole or in part, except to the extent that the unenforceability thereof could not reasonably be expected to have a material adverse effect on the value of the Patents, Trademarks or Copyrights, as applicable, taken as a whole. To the best of the Borrower's knowledge, each Patent, Trademark and Copyright constituting Collateral is valid and enforceable. Except for Permitted Liens, the Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks or Copyrights constituting Collateral, free and clear of all Liens. To the best of the Borrower's knowledge, no claim has been made that the use of any Patent, Trademark or Copyright violates the rights of any third Person. The Borrower has used consistent standards of quality in its manufacture of products sold under the Patents, Trademarks or Copyrights.

         4.       COVENANTS OF THE BORROWER

                  The Borrower hereby covenants with the Administrative Agent as follows:

                  (a) CHIEF EXECUTIVE OFFICE; JURISDICTION OF ORGANIZATION. The Borrower shall maintain its place of business, or if the Borrower has more than one place of business, its chief executive office, at the Office Location or at such other location in respect of which (A) the Borrower shall have provided the Administrative Agent with prior written notice thereof, and (B) UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Administrative Agent, shall have been filed within two months of such change. The Borrower shall maintain Delaware as the jurisdiction of its organization.

                  (b) FURTHER ASSURANCES. The Borrower shall, at its own expense, promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Administrative Agent may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. The Borrower hereby irrevocably appoints the Administrative Agent as the Borrower's true and lawful attorney-in-fact, in the name, place and stead of the Borrower, to perform on behalf of the Borrower any and all obligations of the Borrower under this Agreement, and the Borrower agrees that the power of attorney herein granted constitutes a power coupled with an interest, provided, however, that the Administrative Agent shall have no obligation to perform any such obligation and such performance shall be at the sole cost and expense of the Borrower. If the Borrower fails to comply with any of its obligations hereunder, the Administrative Agent may do so in the Borrower's name or in the Administrative Agent's name, but at the Borrower's expense, and the Borrower hereby agrees to reimburse the Administrative Agent in full for all reasonable expenses, including reasonable attorney's fees, incurred by the Administrative Agent in connection therewith.

                  (c) INFORMATION. The Borrower at its own expense shall furnish to the Administrative Agent such information, reports, statements and schedules with respect to the Collateral as the Administrative Agent may reasonably request from time to time.

                  (d) DEFENSE OF COLLATERAL. The Borrower at its own expense shall defend the Collateral against all claims of any kind or nature (other than Permitted Liens, if any) of all Persons at any time claiming the same or any interest therein adverse to the interests of the Administrative Agent any Secured Party, and the Borrower shall not cause, permit or suffer to exist any Lien upon the Collateral other than Permitted Liens, if any.

                  (e) UNCERTIFICATED SECURITIES. The Borrower shall, at its own expense, promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, and cause all Persons (other than the Loan Parties) to do so, that shall be necessary or otherwise reasonably requested from time to time by the Administrative Agent, in order for the Administrative Agent to have control, in accordance with Article 8 of the NYUCC, of all Uncertificated Securities constituting Collateral.

                  (f) DELIVERY OF PLEDGED COLLATERAL. Each Certificated Security representing an Equity Interest in a Person which is or shall become a Subsidiary of the Borrower shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Borrower agrees that until so delivered, each such Certificated Security shall be held by the Borrower in trust for the benefit of the Administrative Agent and be segregated from the other Property of the Borrower.

                  (g) CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS. All of the Instruments, Documents and Chattel Paper now or hereafter owned by or in the possession of the Borrower which constitute Collateral (other than checks received in the ordinary course of collection) shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Borrower agrees that, with respect to all items of the Collateral which it is or shall hereafter be obligated to deliver to the Administrative Agent, until so delivered such items shall be held by the Borrower in trust for the benefit of the Administrative Agent and be segregated from the other Property of the Borrower.

                  (h) ACCOUNTS. Except as otherwise provided in this Section 4(h), the Borrower shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to the Borrower in respect of the Borrower's Accounts and, prior to the occurrence of an Event of Default, the Borrower shall have the right to adjust, settle or compromise the amount or payment of any such Account, all in accordance with its customary practices. In connection with such collections, the Borrower may take and, at the direction of the Administrative Agent at any time that an Event of Default shall have occurred and be continuing shall take, such action as the Borrower or the Administrative Agent may reasonably deem necessary or advisable to enforce collection of such Accounts.

                  (i) EQUIPMENT AND INVENTORY. The Borrower shall keep the Equipment and Inventory constituting Collateral at the places listed on Schedule 3(h) hereto, and at such other places located within the United States of America in respect of which (i) the Borrower shall have provided the Administrative Agent with prior written notice, and (ii) UCC financing statements (or amendments thereto), in form and substance satisfactory to the Administrative Agent, shall have been filed within two months of such change. The Borrower shall promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment or Inventory constituting Collateral except to the extent that such loss or damage shall be insured pursuant to policies required to be maintained pursuant to the Credit Agreement.

                  (j) INTELLECTUAL PROPERTY. The Borrower agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of the Borrower's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws. The Borrower (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the Borrower's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal registration to the extent necessary and sufficient to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party's valid and legal rights. The Borrower (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws. The Borrower shall notify the Administrative Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court) regarding the Borrower's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same. In no event shall the Borrower, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America unless it promptly informs the Administrative Agent and, upon request of the Administrative Agent (in its sole and absolute discretion), executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in such Patent, Trademark or Copyright, and the Borrower hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable. The Borrower will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the Borrower's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties. In the event that the Borrower has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of the Borrower's business has been or is about to be infringed, misappropriated or diluted by a third party, the Borrower promptly shall notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral. Upon and during the continuance of an Event of Default, the Borrower shall use its best efforts to obtain all requisite consents or approvals by the licenser of each Copyright License, Patent License or Trademark License to effect the assignment of all of the Borrower's right, title and interest thereunder to the Administrative Agent, or its designee in accordance herewith.

         5.       OTHER AGREEMENTS OF THE BORROWER

                  (a) NO DUTY TO PRESERVE. Except as otherwise required by law, the Borrower agrees that, with respect to the Collateral, neither the Administrative Agent nor any Secured Party has any obligation to preserve rights against prior or third parties.

                  (b) ADMINISTRATIVE AGENT'S DUTY WITH RESPECT TO COLLATERAL. The Administrative Agent's only duty with respect to the Collateral delivered to it shall be to use reasonable care in the custody and preservation of the Collateral, and the Borrower agrees that if the Administrative Agent accords the Collateral substantially the same kind of care as it accords its own Property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Certificated Securities or Instruments constituting the Collateral are lost, destroyed or wrongfully taken while such Certificated Securities or Instruments are in the possession of the Administrative Agent, the Borrower agrees that it will use its best efforts to cause the delivery of new Certificated Securities or Instruments in place of the lost, destroyed or wrongfully taken Certificated Securities or Instruments upon request therefor by the Administrative Agent, without the necessity of any indemnity bond or other security, other than the Administrative Agent's agreement of indemnity upon usual and customary terms therefor. Anything herein to the contrary notwithstanding, the Administrative Agent shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

                  (c) LIABILITY OF BORROWER UNDER CONTRACTS AND AGREEMENTS INCLUDED IN THE COLLATERAL. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent or any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contract or agreement, (iii) neither the Administrative Agent nor any Secured Party shall have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Borrower or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) neither the Administrative Agent nor any Secured Party shall be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

         6.       EVENTS OF DEFAULT

                  Each of the following shall constitute an "EVENT OF DEFAULT":

                  (a) If the Borrower shall fail to observe or perform any term, covenant or agreement contained in this Agreement; or

                  (b) The occurrence and continuance of an Event of Default under, and as such term is defined in, the Credit Agreement.

         7.       REMEDIES

                  (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Administrative Agent may:


                           (i) exercise any and all rights and remedies (A) granted to a Secured Party by the UCC in effect in the State of New York or otherwise allowed at law, and (B) otherwise provided by this Agreement, and

                           (ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and the Borrower agrees that, without limitation, the following are each commercially reasonable: (A) the Administrative Agent shall not in any event be required to give more than 10 days' prior notice to the Borrower of any such disposition, (B) any place within the City of New York or the Counties of Nassau, Suffolk, and Westchester may be designated by the Administrative Agent for disposition, and (C) the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) The Borrower acknowledges and agrees that the Administrative Agent may elect, with respect to the offer or sale of any or all of the Equity Interests constituting the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of such Equity Interests or the offer and sale thereof under any Federal or state securities laws and that the Administrative Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Administrative Agent is reasonably necessary in order to avoid any violation of applicable law, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Equity Interests, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority. The Borrower further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Administrative Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be reasonably necessary in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the Required Lenders, and that any such offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

                  (c) To the extent permitted by law, the Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

                  (d) Notwithstanding any contrary provision in any Loan Document, no action shall be taken under this Agreement by the Administrative Agent or any Credit Party with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC Regulations have been satisfied with respect to such action and there have been obtained such Governmental Approvals (if any) as may be required to be obtained under the FCC Regulations under the terms of any such FCC License. Without limiting the generality of the foregoing, the Administrative Agent (on behalf of itself and the Lenders) hereby agrees that (i) voting and consensual rights in the Stock Collateral will remain with the Borrower upon and following the occurrence of an Event of Default unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights to the Administrative Agent have been obtained; (ii) upon the occurrence of any Event of Default and foreclosure of the Equity Interests constituting pursuant to this Agreement there will be either a private or a public sale of such Collateral; and (iii) prior to the exercise of voting or consensual rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. 310(d) will be obtained. It is the intention of the parties to this Agreement that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant respects be subject to and governed by the FCC Regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Borrower except in accordance with the provisions of the FCC Regulations. The Borrower agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any Governmental Approvals referred to in this subsection (d), including upon any request of the Administrative Agent following an Event of Default, to prepare, sign and file with the FCC (or cause to be prepared, signed and filed with the FCC) any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by the Borrower or any of its Subsidiaries necessary or appropriate under the FCC Regulations for approval of any sale or transfer of any of the Equity Interests constituting Collateral or the assets of the Borrower or any of its Subsidiaries or any transfer of control in respect of any FCC License.

         8.       VOTING

                  Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have the right to vote all Securities and General Intangibles constituting the Collateral and receive and retain all dividends and distributions thereon until such time, if any, as an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Borrower that the Administrative Agent shall have elected to terminate the rights of the Borrower under this Section, subject to Section 7(d), at which time the Administrative Agent shall then be vested with the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon, until such time as such Event of Default is cured or waived.

         9.       NOTICES

                  All notices and other communications provided for or otherwise required hereunder or in connection herewith shall be given in the manner and to the addresses set forth in Section 11.2 of the Credit Agreement.

         10.      TERMINATION

                  On any date upon which (i) the Lenders shall no longer have any obligation to make Loans, (ii) the Issuing Bank shall no longer have (A) any obligation to issue Letters of Credit and (B) any obligations under the Letters of Credit theretofor issued, and (iii) the Obligations shall have been paid in full in cash, the outstanding principal balance of the Loans together with all accrued interest thereon, all of the Reimbursement Obligations and all other sums then due and owing under the Loan Documents, the Liens granted hereby shall cease and the Administrative Agent shall, at the Borrower's expense (A) execute and deliver all UCC Termination Statements and other documents necessary to terminate the Liens granted hereby that the Borrower shall have reasonably requested, and (B) return to the Borrower all Collateral that shall remain in the possession of the Administrative Agent at such time.

         11.      RELATIONSHIP TO CREDIT AGREEMENT

                  This Agreement is the "Borrower Security Agreement" under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Administrative Agent and the Borrower acknowledges that certain provisions of the Credit Agreement, including, without limitation, Sections 1.2 (Principles of Construction), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.4 (Survival of Representations and Warranties), 11.7 (Successors and Assigns), 11.8 (Counterparts), 11.9 (Adjustments; Setoff), 11.13 (Headings),
11.14 (Severability), 11.15 (Integration), 11.16 (Limitation of Liability),
11.17 (Consent to Jurisdiction), 11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

         12.      SAVINGS CLAUSE

                  This Agreement amends and restates the terms and conditions of the First Amended Security Agreement and is not intended and should not be construed as in any way extinguishing or terminating the Obligations or the security interest granted under the First Amended Security Agreement.

         13.      GOVERNING LAW; TERMS

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.

                  IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Second Amended and Restated Borrower Security Agreement to be duly executed on its behalf.

                                   SALEM COMMUNICATIONS HOLDING CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                    SALEM COMMUNICATIONS HOLDING CORPORATION

             SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT

                                   THE BANK OF NEW YORK, as Administrative Agent


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                SCHEDULE 3(E) TO THE BORROWER SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

                            LIST OF EQUITY INTERESTS

                                                                   Percentage of
                                    Number of        Cert.         Outstanding
Issuer            Class             Shares           Number        Shares
------            -----             ---------        ------        ------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                SCHEDULE 3(f) TO THE BORROWER SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

                LIST OF CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS

                SCHEDULE 3(h) TO THE BORROWER SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

                 ADDRESSES FOR EQUIPMENT AND INVENTORY LOCATIONS

                SCHEDULE 3(i) TO THE BORROWER SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

                          LIST OF INTELLECTUAL PROPERTY

A.       PATENTS

B.       TRADEMARKS

C.       COPYRIGHTS

                                     ANNEX A
                                     TO THE
             SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

                FORM OF GRANT OF SECURITY INTEREST (__________)1

                  SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation (the "BORROWER"), is obligated to THE BANK OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT"), and has entered into the Second Amended and Restated Borrower Security Agreement as of August 24, 2000 (as the same may be amended, supplemented or otherwise modified, the "SECURITY AGREEMENT") with the Administrative Agent.

                  [PURSUANT TO THE SECURITY AGREEMENT, THE BORROWER GRANTED TO THE ADMINISTRATIVE AGENT A SECURITY INTEREST IN ALL OF THE RIGHT, TITLE AND INTEREST OF THE BORROWER IN AND TO (I) THE LETTERS PATENT OF THE UNITED STATES OF AMERICA, THE REGISTRATIONS AND RECORDINGS THEREOF, AND THE APPLICATIONS FOR LETTERS PATENT OF THE UNITED STATES OF AMERICA, IN EACH CASE LISTED ON SCHEDULE I HERETO, ALL REISSUES, CONTINUATIONS, DIVISIONS, CONTINUATIONS-IN-PART, RENEWALS OR EXTENSIONS THEREOF, AND THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, INCLUDING THE RIGHT TO MAKE, USE AND/OR SELL THE INVENTIONS DISCLOSED OR CLAIMED THEREIN TOGETHER WITH ALL OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN (THE "PATENTS"), AND (II) ALL PROCEEDS THEREOF, ANY AND ALL CAUSES OF ACTION WHICH MAY EXIST BY REASON OF INFRINGEMENT THEREOF (THE "COLLATERAL"), TO SECURE THE PROMPT PAYMENT, PERFORMANCE AND OBSERVANCE OF ITS OBLIGATIONS (AS DEFINED IN THE SECURITY AGREEMENT).]2

                  [PURSUANT TO THE SECURITY AGREEMENT, THE BORROWER GRANTED TO THE ADMINISTRATIVE AGENT A SECURITY INTEREST IN ALL OF THE RIGHT, TITLE AND INTEREST OF THE BORROWER IN AND TO THE TRADEMARKS LISTED ON SCHEDULE I ATTACHED HERETO, WHICH TRADEMARKS ARE REGISTERED IN THE UNITED STATES PATENT AND TRADEMARK OFFICE (THE "TRADEMARKS"), TOGETHER WITH THE GOODWILL OF THE BUSINESS SYMBOLIZED BY THE TRADEMARKS AND THE APPLICATIONS AND REGISTRATIONS THEREOF, AND ALL PROCEEDS THEREOF, INCLUDING ANY AND ALL CAUSES OF ACTION WHICH MAY EXIST BY REASON OF INFRINGEMENT THEREOF (THE "COLLATERAL"), TO SECURE THE PROMPT PAYMENT, PERFORMANCE AND OBSERVANCE OF ITS OBLIGATIONS (AS DEFINED IN THE SECURITY AGREEMENT).]

1 Insert Patents, Trademarks or Copyrights, as applicable.

2 Delete inapplicable paragraphs.

                  [PURSUANT TO THE SECURITY AGREEMENT, THE BORROWER GRANTED TO THE ADMINISTRATIVE AGENT A SECURITY INTEREST IN ALL OF THE RIGHT, TITLE AND INTEREST OF THE BORROWER IN AND TO THE COPYRIGHT RIGHTS IN ANY WORK SUBJECT TO THE COPYRIGHT LAWS OF THE UNITED STATES OF AMERICA, WHETHER AS AUTHOR, ASSIGNEE, TRANSFEREE OR OTHERWISE, AND ALL REGISTRATIONS AND APPLICATIONS FOR REGISTRATION OF ANY SUCH COPYRIGHT IN THE UNITED STATES OF AMERICA, IN EACH CASE LISTED ON
SCHEDULE I ATTACHED HERETO, WHICH COPYRIGHT RIGHTS ARE REGISTERED IN THE UNITED STATES COPYRIGHT OFFICE (THE "COPYRIGHTS"), AND ALL PROCEEDS THEREOF, INCLUDING ANY AND ALL CAUSES OF ACTION WHICH MAY EXIST BY REASON OF INFRINGEMENT THEREOF (THE "COLLATERAL"), TO SECURE THE PROMPT PAYMENT, PERFORMANCE AND OBSERVANCE OF ITS OBLIGATIONS (AS DEFINED IN THE SECURITY AGREEMENT).]

                  For good and valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of recording the grant of the security interest as aforesaid, the Borrower does hereby further assign to the Administrative Agent, and grant to the Administrative Agent a security interest in, the Collateral to secure the prompt payment, performance and observance of the Obligations.

                  The Borrower does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  Upon the indefeasible cash payment in full of all Obligations (as such term is defined in the Agreement), the Administrative Agent will take whatever actions are necessary at the Borrower's expense to release or reconvey to Borrower all right, title and interest of the Borrower in and to the Patents.

                  The Administrative Agent's address is: One Wall Street, New York, New York 10286.

                  IN WITNESS WHEREOF, the Borrower has caused this Assignment to be duly executed by its duly authorized officer as of the __ day of _____,
_____.

                                 SALEM COMMUNICATIONS HOLDING CORPORATION

                                 By:
                                    ----------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------

STATE OF ______________)
                       )  ss.:
COUNTY OF______________)

                  On this __ day of _____, ____, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is the ________ of SALEM COMMUNICATIONS HOLDING CORPORATION, the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.

                                  Notary Public
                                [Notary's Stamp]

                                   Schedule 1
                                       to
                   Grant of Security Interest (___________)3
                           Dated as of ______________

3 * Insert Patents, Trademarks or Copyrights, as applicable.

                                     ANNEX B

                                     TO THE

             SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT

                           DATED AS OF AUGUST 24, 2000

                        FORM OF SPECIAL POWER OF ATTORNEY

STATE OF         )
                 )    ss.:
COUNTY OF        )


         KNOW ALL MEN BY THESE PRESENTS, THAT SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation with its principal place of business at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012 (the "BORROWER"), hereby appoints and constitutes THE BANK OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT"), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Borrower, which Power of Attorney may be exercised upon the occurrence and during the continuance of an Event of Default:

         1. For the purpose of assigning, selling or otherwise disposing of all right, title and interest of the Borrower in and to any letters patent of the United States of America or any political subdivision thereof, and all registrations, recordings, reissues, continuations, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

         2. For the purpose of assigning, selling or otherwise disposing of all right, title and interest of the Borrower in and to any trademarks, trade names, trade styles and service marks, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, together with the goodwill of the business symbolized thereby, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

         3. For the purpose of assigning, selling or otherwise disposing of all right, title and interest of the Borrower in and to copyright rights in any work subject to the copyright laws of the United States of America, whether as author, assignee, transferee or otherwise, and all registrations and applications for registration of any such copyright in the United States of America, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

         4. To execute any and all documents statements, certificates or other papers necessary or advisable in order to obtain the purposes described above.

         This Power of Attorney is made pursuant to the Second Amended and Restated Borrower Security Agreement, dated as of August 24, 2000 (as from time to time amended, supplemented or otherwise modified, the "SECURITY AGREEMENT"), made by the Borrower in favor of the Administrative Agent under a certain credit agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Power of Attorney to be duly executed by its duly authorized officer as of the __ day of _____, 200_.

                                 SALEM COMMUNICATIONS HOLDING CORPORATION

                                 By:
                                    ----------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------

STATE OF ______________ )
                        )  ss.:
COUNTY OF_______________)

                  On this __ day of _____, ____, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is the ________ of SALEM COMMUNICATIONS HOLDING CORPORATION, the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.

                                Notary Public
                                [Notary's Stamp]

                             SALEM HOLDING EXHIBIT I

                       FORM OF SECOND AMENDED AND RESTATED
                   SUBSIDIARY GUARANTY AND SECURITY AGREEMENT

SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY AND SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of August 24, 2000, by and among the Persons party hereto (the "CURRENT GUARANTORS"), such other Persons which from time to time may become party hereto (the "ADDITIONAL Guarantors", and collectively with the Current Guarantors, the "GUARANTORS"), SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation, and THE BANK OF NEW YORK (the "ADMINISTRATIVE AGENT"), in its capacity as Administrative Agent for the Lenders under the Credit Agreement referred to below and the Rate Protection Lenders as defined herein.

                                    RECITALS

         A. Reference is made to the Subsidiary Guaranty and Security Agreement, dated as of September 25, 1997, by and between the Guarantors party thereto, Salem Communications Corporation, a California corporation ("SALEM CALIFORNIA"), and the Administrative Agent (as amended to the date hereof, the "ORIGINAL GUARANTY").

         B. On March 31, 1999, Salem California merged into Salem Communications Corporation, a Delaware corporation (the "PARENT") with the Parent as the survivor. The Parent entered into the Assumption Agreement, dated as of March 31, 1999, by and between Salem California and the Parent whereby the Parent, among other things, assumed all of the obligations of Salem California under the Loan Documents (including, without limitation, the Original Guaranty).

         C. The Original Guaranty was amended and restated in its entirety by the First Amended and Restated Subsidiary Guaranty and Security Agreement, dated as of July 7, 1999, by and between the Guarantors party thereto, the Parent, and the Administrative Agent (as amended to the date hereof, the "FIRST AMENDED GUARANTY").

         D. Pursuant to an Agreement to Amend and Restate and Assumption Agreement, dated as of the date hereof, among the Parent, Salem Communications Holding Corporation, a Delaware corporation (the "BORROWER") and the Credit Parties party thereto, the Borrower assumed all of the obligations and liabilities of the Parent, as borrower, under, among other things, the First Amended Guaranty.

         E. In connection with such assumption by the Borrower, the Borrower is entering into the Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among the Borrower, the Lenders party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California and The Bank of Nova Scotia, as Co-Agents (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

         F. In the past, the Parent has provided financing for the Guarantors and the Guarantors have relied upon the Parent to provide such financing. In connection with the assumption by the Borrower of the obligations of the Parent under the Credit Agreement, this Agreement and the other Loan Documents, the Parent is transferring all of its assets (other than its Stock in the Borrower and in Salem Communications Acquisition Corporation and the proceeds of a certain Bridge Loan (as defined in the Credit Agreement)) to the Borrower. Accordingly, it is anticipated that, if the Guarantors execute and deliver this Agreement, the Borrower will continue to provide such financing to the Guarantors, and that the proceeds of the Loans to be made and Letters of Credit to be issued will be used, in part, for the general corporate and working capital purposes of the Guarantors. It is a condition precedent to the effectiveness of the Credit Agreement and the making of all Loans and all extensions of credit under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement. In light of all of the foregoing, each Guarantor expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Agreement.

         G. This Agreement is intended solely as an amendment of, and contemporaneous restatement of, the terms and conditions of the First Amended Guaranty and is not intended, and should not be construed in any way, to extinguish or terminate the Obligations or the Security Interests granted under the First Amended Guaranty.

         H. For convenience, this Agreement is dated as of August 24, 2000, and references to certain matters relating to the period prior thereto have been deleted.

         Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors, the Borrower and the Administrative Agent hereby agree as follows:

         1.       DEFINED TERMS

                  (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                      "BORROWER OBLIGATIONS": collectively, all of the obligations and liabilities of the Borrower under the Loan Documents and under each Interest Rate Protection Arrangement entered into or assumed by the Borrower with a Rate Protection Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of or in connection with the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) of the Credit Agreement and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event, as such obligations and liabilities may be amended, increased, modified, renewed, refinanced by the Administrative Agent and the Lenders, refunded or extended from time to time.

                      "COLLATERAL": as defined in Section 4.

                      "COPYRIGHT LICENSE": with respect to any Guarantor, any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by such Guarantor or which such Guarantor otherwise has the right to license, or granting any right to such Guarantor under any Copyright now or hereafter owned by any third party, and all rights of such Guarantor under any such agreement.

                      "COPYRIGHTS" with respect to any Guarantor, all of the following now owned or hereafter acquired by such Guarantor: (i) all copyright rights in any work subject to the copyright laws of the United States of America, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States of America, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 5(k).

                      "EQUITY INTEREST": (i) with respect to a corporation, the capital stock thereof, (ii) with respect to a partnership, a partnership interest therein, all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise; (iii) with respect to a limited liability company, a membership interest therein, all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise; (iv) with respect to any other firm, association, trust, business enterprise or other entity, any equity interest therein, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the Managing Person thereof, and (v) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

                      "EVENT OF DEFAULT": as defined in Section 8.

                      "FCC LICENSE" shall mean any Governmental Approval issued to the Borrower by the FCC pursuant to the Communications Act.

                      "FCC REGULATIONS": with respect to any Guarantor, the Communications Act, the regulations of the FCC under the Communications Act and all other Governmental Rules applicable to such Guarantor (or any Person under the control of such Guarantor) by reason of such Guarantor (or any Person under the control of such Guarantor) being a licensee of an FCC License.

                      "FINANCING STATEMENTS": with respect to any Guarantor, the UCC financing statements executed by such Guarantor and delivered pursuant to the Credit Agreement.

                      "GOVERNMENTAL APPROVALS": any authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with, or other action of, any Governmental Authority.

                      "GOVERNMENTAL RULES": any law, rule, regulation, ordinance, order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

                      "GRANT OF SECURITY INTEREST": with respect to any Guarantor, an assignment of such Guarantor's interest in Patents, Trademarks and Copyrights, substantially in the form of Annex B, appropriately completed and signed by such Guarantor.

                      "GUARANTOR OBLIGATIONS": collectively with respect to each Guarantor, all of the obligations and liabilities of such Guarantor hereunder, whether direct or indirect, absolute or contingent, due or to become due, whether now existing or hereafter arising, created, assumed, incurred or acquired and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) of the Credit Agreement and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

                      "INTELLECTUAL PROPERTY": with respect to any Guarantor, all intellectual and similar Property of such Guarantor of every kind and nature now owned or hereafter acquired by such Guarantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, domain names, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

                      "LICENSE": with respect to any Guarantor, any Patent License, Trademark License, Copyright License or other license or sublicense to which such Guarantor is a party, including those listed on Schedule 5(k).

                      "NYUCC": the UCC as in effect in the State of New York on the date hereof.

                      "OBLIGATIONS": collectively, the Borrower Obligations and the Guarantor Obligations.

                      "OFFICE LOCATION": as defined in Section 5(c).

                      "PATENT LICENSE": with respect to any Guarantor, any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by such Guarantor or which such Guarantor otherwise has the right to license, is in existence, or granting to such Guarantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of such Guarantor under any such agreement.

                      "PATENTS": with respect to any Guarantor, all of the following now owned or hereafter acquired by such Guarantor: (i) all letters patent of the United States of America, all registrations and recordings thereof, and all applications for letters patent of the United States of America, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule 5(k), and (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

                      "POWER OF ATTORNEY": with respect to any Guarantor, a Power of Attorney, substantially in the form of Annex C, appropriately completed and executed such Guarantor.

                      "PROCEEDS": as defined in the NYUCC, including when used with respect to any Collateral, any consideration received from the sale, exchange, license, lease or other disposition of any asset or Property that constitutes such Collateral, any value received as a consequence of the possession of such Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or Property that constitutes such Collateral, and shall include (a) any claim of any Guarantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Guarantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Guarantor, or licensed under a Trademark License, or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Guarantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Guarantor, or licensed under a Copyright License, (b) subject to Section 10, all rights and privileges with respect to, and all payments of principal or interest, dividends, cash, Instruments and other Property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, any of the Securities and Instruments and (c) any and all other amounts from time to time paid or payable under or in connection with such Collateral.

                      "RATE PROTECTION LENDERS": collectively, each counterparty to an Interest Rate Protection Arrangement with or assumed by the Borrower if such counterparty was a Lender (or an Affiliate thereof) at the time such Interest Rate Protection Arrangement was entered into or assumed, as applicable.

                      "SECURED PARTIES" collectively, (i) the Administrative Agent, the Issuing Bank and the Lenders, (ii) each Rate Protection Lender and
(iii) the successors and assigns of each of the foregoing.

                      "SUPPLEMENT": a Supplement to this Agreement, duly completed, in the form of Annex A hereto.

                      "TRADEMARK LICENSE": with respect to any Guarantor, any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by such Guarantor, or which such Guarantor otherwise has the right to license, or granting to such Guarantor any right to use any Trademark now or hereafter owned by any third party, and all rights of such Guarantor under any such agreement.

                      "TRADEMARKS": with respect to any Guarantor, all of the following now owned or hereafter acquired by such Guarantor: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States of America or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 5(k),
(ii) all goodwill associated therewith or symbolized thereby and (ii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

                      "UCC": with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

                  (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC:
"ACCOUNT", "CERTIFICATED SECURITY", "CHATTEL PAPER", "DOCUMENT", "EQUIPMENT", "FIXTURE", "GENERAL INTANGIBLE", "INSTRUCTION", "INSTRUMENT", "INVENTORY", "ISSUER", "SECURED PARTY", "SECURITY", "SECURITY INTEREST" and "UNCERTIFICATED SECURITY".

         2.       GUARANTY

                  (a) Subject to Section 2(b) hereof, each Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations. This Agreement constitutes a guaranty of payment and neither the Administrative Agent nor any other Secured Party shall have any obligation to enforce any Loan Document or any Interest Rate Protection Arrangement or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations, prior to being entitled to the benefits of this Agreement. The Administrative Agent may, at its option, proceed against the Guarantors, or any one or more of them, in the first instance, to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if the Administrative Agent or any other Secured Party is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, the Administrative Agent or such other Secured Party shall be entitled to receive hereunder from the Guarantors after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

                  (b) Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such

Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (A) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(B) under any guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which guarantee contains an assumption that indebtedness incurred under the Credit Agreement shall be deemed to have been incurred prior to any indebtedness incurred under any such guarantee or contains a limitation as to maximum amount similar to that set forth in this subsection, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties (including the agreements in paragraph (d) of this Section).

                  (c) Each Guarantor agrees that the Guarantor Obligations may at any time and from time to time exceed the maximum liability of such Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of the Administrative Agent, the Issuing Bank or any Lender hereunder.

                  (d) In addition to all rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to this paragraph), the Borrower agrees that (i) in the event a payment shall be made by any Guarantor hereunder, the Borrower shall indemnify such Guarantor for the full amount of such payment, and such Guarantor shall be subrogated to the rights of the person to whom such payments shall have been made to the extent of such payment, and (ii) in the event that any assets of any Guarantor shall be sold pursuant to any Loan Document to satisfy any claim of the Administrative Agent, any Lender, the Issuing Bank or any Rate Protection Lender, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Guarantor (a "CONTRIBUTING GUARANTOR") agrees (subject to this paragraph) that, in the event a payment shall be made by any other Guarantor hereunder or assets of any other Guarantor shall be sold pursuant to any Loan Document to satisfy a claim of the Administrative Agent, any Lender, the Issuing Bank or any Rate Protection Lender and such other Guarantor (the "CLAIMING GUARANTOR") shall not have been fully indemnified by the Borrower as provided in this paragraph, the contributing Guarantor shall indemnify the claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 15, the date of the Supplement hereto executed and delivered by such Guarantor). Any contributing Guarantor making any payment to a claiming Guarantor pursuant to this paragraph shall be subrogated to the rights of such claiming Guarantor under this paragraph to the extent of such payment. Notwithstanding any provision of this paragraph to the contrary, all rights of the Guarantors under this paragraph and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Borrower Obligations and the Guarantor Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by this paragraph (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations under this paragraph, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under this paragraph.

         3.       ABSOLUTE OBLIGATION

                  No Guarantor shall be released from liability hereunder unless and until the Maturity Date shall have occurred and either (a) the Issuing Bank shall not have any obligation under the Letters of Credit and the Borrower shall have paid in full in cash the outstanding principal balance of the Loans, together with all accrued interest thereon, all of the Reimbursement Obligations, and all other sums then due and owing under the Loan Documents, or
(b) the Guarantor Obligations of such Guarantor shall have been paid in full in cash. Each Guarantor acknowledges and agrees that (i) neither the Administrative Agent nor any other Secured Party has made any representation or warranty to such Guarantor with respect to the Borrower, its Subsidiaries, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (ii) such Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations, (B) the preference or priority ranking with respect to any of the Borrower Obligations,
(C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document, or any Interest Rate Protection Arrangement, or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by the Administrative Agent or any other Secured Party to realize upon, enforce or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of setoff the Administrative Agent or any other Secured Party, (F) the existence, validity or enforceability of any other guaranty with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations,
(G) any act or omission of the Administrative Agent or any other Secured Party in connection with the administration of any Loan Document, any Interest Rate Protection Arrangement, or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower's obligations and liabilities (including the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to the Administrative Agent or any other Secured Party, (N) any amendment or modification of, or supplement to, any Loan Document or any Interest Rate Protection Arrangement or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including the Borrower Obligations) or of such Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

         4.       GRANT OF SECURITY INTEREST

                  (a) To secure the prompt and complete payment, observance and performance of the Guarantor Obligations, each Guarantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, a Security Interest in and to all of such Guarantor's right, title and interest in and to all: (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Equipment, (v) Fixtures, (vi) General Intangibles, (vii) Instruments, including, without limitation, Instruments evidencing intercompany Indebtedness, (viii) Inventory, (ix) Intellectual Property, (x) Equity Interests in each Person which now is or may hereafter become a Subsidiary of such Guarantor or of the Borrower, whether or not evidenced by a Security, (xi) any Property of such Guarantor which now or hereafter may come into the possession, custody or control of the Administrative Agent or any Credit Party or any agent or affiliate of any of them in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), (xii) all FCC Licenses issued to such Guarantor including the Proceeds of any sale or other disposition thereof, and
(xiii) and all Proceeds of all of the foregoing, in each case whether now owned or existing or hereafter arising or acquired (collectively, the "COLLATERAL"). Notwithstanding anything herein to the contrary, the Collateral shall not include (1) any agreement with a third party that prohibits the grant of a Lien on (but not merely the assignment of or of any interest in) such agreement or any of such Guarantor's rights thereunder without the consent of such party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent rights under any such agreement are covered by Section 9-318 of the NYUCC; PROVIDED, however, that the Collateral shall include (A) the Proceeds of any such agreement to the extent such Proceeds are otherwise included in the Collateral, and (B) any such agreement from and after the date on which the requisite consent is obtained (which security interest shall automatically and without any further action attach and become fully effective at that time) or (2) any FCC License to the extent that a security interest therein is prohibited by FCC Regulations or other applicable law, PROVIDED, however, that the Collateral shall include (A) the Proceeds of such FCC License and (B) any FCC License to the extent that such security interest at any time hereafter shall no longer be so prohibited (which security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in FCC Regulations or other applicable law)).

         5.       REPRESENTATIONS AND WARRANTIES

                  Each Guarantor hereby represents and warrants to the Administrative Agent as follows:

                           (a) BINDING OBLIGATION. This Agreement constitutes
the valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws related to or affecting the enforcement of creditors' rights generally.

                           (b) SOLVENCY. Such Guarantor (if a Current Guarantor,
both immediately before and after giving effect to this Agreement and to all Indebtedness incurred by the Borrower in connection with the Loan Documents or, if an Additional Guarantor, immediately before and after giving effect to this Agreement) (i) is not insolvent, (ii) is not engaged, and is not about to engage, in any business or transaction, for which it has unreasonably small capital, and (iii) does not intend to incur, and does not believe that it would incur, debts that would be beyond its ability to pay such debts as they mature, in each case referred to above within the meaning of both Title XI of the United States Code and Article 10 of New York Debtor Credit Law, each as in effect on the date hereof.

                           (c) CHIEF EXECUTIVE OFFICE; JURISDICTION OF
ORGANIZATION.

                                    (i) As of the date hereof with respect to
each Current Guarantor, and as of the date of the Supplement executed by an Additional Guarantor with respect to such Additional Guarantor, such Guarantor's place of business or, if such Guarantor has more than one place of business, its chief executive office, is, and has been continuously for the immediately preceding 5 month period, located (the "OFFICE LOCATION") at, (A) if such Guarantor is a Current Guarantor, the address therefor referred to in Schedule 5(c) hereto, or (B) if such Guarantor is an Additional Guarantor, the address therefor set forth on Schedule 5(c) to the Supplement delivered by such Additional Guarantor.

                                    (ii) Such Guarantor is organized under the
laws of the jurisdiction set forth on (A) if such Guarantor is a Current Guarantor, Schedule 5(c) hereto, or (B) if such Guarantor is an Additional Guarantor, the laws of the jurisdiction set forth on Schedule 5(c) to the Supplement delivered by such Additional Guarantor.

                                    (iii) Such Guarantor has not changed its
legal name (A) in the case of a Current Guarantor, during the 6 year period immediately preceding the date hereof, and (B) in the case of an Additional Guarantor, has not changed its legal name during the 6 year period immediately preceding the date it became a Guarantor hereunder, except as otherwise disclosed on the Supplement delivered by such Additional Guarantor.

                           (d) INFORMATION. If such Guarantor is a Current
Guarantor, all of the information with respect to such Guarantor, or any of its Property, set forth on each of the Schedules hereto is true, complete and correct as of the date hereof. If such Guarantor is an Additional Guarantor, all of the information with respect to such Guarantor, or any of its Property, set forth on each of the Schedules to the Supplement delivered by such Additional Guarantor is true, complete and correct as of the date of such Supplement. All of such Guarantor's books, records and documents relating to its Guarantor Collateral are in all material respects what they purport to be.

                           (e) SECURITY INTEREST. This Agreement, together with
the delivery to the Administrative Agent of the Certificated Securities constituting Collateral and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing "enforceable" Security Interest in the Collateral in favor of the Administrative Agent. Upon (i) the presentation for filing of the Financing Statements at the respective offices listed thereon together with the appropriate filing fee therefor, (ii) the delivery to the Administrative Agent of the Instruments and the Certificated

Securities constituting the Collateral, (iii) the establishment of control, in accordance with Article 8 of the New York UCC, of all Uncertificated Securities constituting the Collateral, and (iv) the filing of the Grants of Security Interests in the United States Patent and Trademark Office with respect to Patents and Trademarks and in the United States Copyright Office with respect to Copyrights, such Security Interest shall be perfected.

                           (f) TITLE; ABSENCE OF LIENS. Such Guarantor's
Collateral is owned by such Guarantor or held by it free and clear of any Lien, except for Permitted Liens. Such Guarantor has not filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any such Collateral, (ii) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document is still in effect, except, in each case, for Permitted Liens.

                           (g) EQUITY INTERESTS. As of the date hereof with
respect to each Current Guarantor, and as of the date of the Supplement executed by an Additional Guarantor with respect to such Additional Guarantor, (i) the Equity Interests listed on Schedule 5(g) or Schedule 5(g) to the Supplement, as the case may be, constitute all of the Equity Interests in each Subsidiary in which such Guarantor has any right, title or interest, and each such Equity Interest issued by a corporate Issuer has been duly authorized, validly issued and fully paid for, and is non-assessable and (ii) except as set forth in such
Schedule 5(g) or Schedule 5(g) to such Supplement, (A) no Subsidiary of such Guarantor has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (B) there are no agreements, voting trusts or understandings binding upon such Guarantor or any of its Subsidiaries with respect to the voting securities of any of such Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing and (C) no such Equity Interest is represented by an Uncertificated Security.

                           (h) CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS. With
respect to each Current Guarantor, the Chattel Paper, Documents and Instruments listed on Schedule 5(h) hereto constitute, as of the date hereof, and with respect to each Additional Guarantor, the Chattel Paper, Documents and Instruments listed on Schedule 5(h) to the Supplement delivered by such Additional Guarantor constitute, as of the date of such Supplement, all of the Chattel Paper, Documents and Instruments which constitute the Collateral, and, to the best of such Guarantor's knowledge, all such Chattel Paper, Documents and Instruments have been duly authorized, issued and delivered, and constitute the legal, valid, binding and enforceable obligations of the respective makers thereof.

                           (i) ACCOUNTS. As of the date hereof with respect to
each Current Guarantor, and as of the date of the Supplement executed by an Additional Guarantor with respect to such Additional Guarantor, all records concerning any Account constituting the Collateral are located at its Office Location, and no such Account is evidenced by a promissory note or other instrument.

                           (j) EQUIPMENT AND INVENTORY. Except for Equipment and
Inventory in transit with common carriers, such Guarantor has exclusive possession and control of all Equipment and Inventory constituting the Collateral, all of which is as of the date hereof and has been continuously for the 5 month period immediately preceding the date hereof (or, in the case of an Additional Guarantor, the date of the Supplement delivered by such Additional Guarantor), located at one or more of the places listed on (i) if such Guarantor is a Current Guarantor, Schedule 5(j) hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(j) hereto to the Supplement delivered by such Additional Guarantor. Within the last 5-1/2 years as of the date hereof (or of the Supplement of such Additional Guarantor) such Guarantor has not acquired any Inventory or Equipment in connection with any bulk sale, or other than in the ordinary course of business.

                           (k) INTELLECTUAL PROPERTY. As of the date hereof with
respect to each Current Guarantor, and as of the date of the Supplement executed by an Additional Guarantor with respect to such Additional Guarantor, such Guarantor has no Patents, Trademarks or Copyrights other than those listed on
(i) if such Guarantor is a Current Guarantor, Schedule 5(k) hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(k) to the Supplement delivered by such Guarantor, and each such Patent, Trademark and Copyright is subsisting and is not invalid or unenforceable, in whole or in part, except to the extent that the unenforceability thereof could not reasonably be expected to have a material adverse effect on the value of the Patents, Trademarks or Copyrights, as applicable, taken as a whole. To the best of such Guarantor's knowledge, each of such Guarantor's Patents, Trademarks and Copyrights constituting Collateral is valid and enforceable. Except for Permitted Liens, such Guarantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of its Patents, Trademarks or Copyrights constituting Collateral, free and clear of all Liens. To the best of such Guarantor's knowledge, no claim has been made that the use of any Patent, Trademark or Copyright violates the rights of any third Person. Such Guarantor has used consistent standards of quality in its manufacture of products sold under the Patents, Trademarks or Copyrights.

                           (l) UNCERTIFICATED SECURITIES. Each Guarantor which
is an Issuer of an Uncertificated Security constituting Collateral has registered the Administrative Agent on its books and records as the registered owner of each such Uncertificated Security.

         6.       COVENANTS

                  Each Guarantor covenants with the Administrative Agent as follows:

                           (a) CHIEF EXECUTIVE OFFICE; JURISDICTION OF
ORGANIZATION. Such Guarantor shall maintain its place of business, or if it has more than one place of business, its chief executive office, at the Office Location or at such other location in respect of which (i) such Guarantor shall have provided the Administrative Agent with prior written notice thereof, and
(ii) UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Administrative Agent, shall have been filed within two months of such change. Each Guarantor shall maintain as its jurisdiction of organization, the jurisdiction set forth on (A) if such Guarantor is a Current Guarantor, Schedule 5(c) hereto, or (B) if such Guarantor is an Additional Guarantor, the jurisdiction set forth on Schedule 5(c) to the Supplement delivered by such Additional Guarantor.

                           (b) FURTHER ASSURANCES. Such Guarantor shall, at its
own expense, promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Administrative Agent may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Such Guarantor hereby irrevocably appoints the Administrative Agent as such Guarantor's true and lawful attorney-in-fact, in the name, place and stead of such Guarantor, to perform on behalf of such Guarantor any and all obligations of such Guarantor under this Agreement, and such Guarantor agrees that the power of attorney herein granted constitutes a power coupled with an interest, provided, however, that the Administrative Agent shall have no obligation to perform any such obligation and such performance shall be at the sole cost and expense of such Guarantor. If such Guarantor fails to comply with any of its obligations hereunder, the Administrative Agent may do so in such Guarantor's name or in the Administrative Agent's name, but at such Guarantor's expense, and such Guarantor hereby agrees to reimburse the Administrative Agent in full for all reasonable expenses, including reasonable attorney's fees, incurred by the Administrative Agent in connection therewith.

                           (c) INFORMATION. Such Guarantor shall, at its own
expense, furnish to the Administrative Agent such information, reports, statements and schedules with respect to the Collateral as the Administrative Agent may reasonably request from time to time.

                           (d) DEFENSE OF COLLATERAL. Such Guarantor shall, at
its own expense, defend the Collateral against all claims of any kind or nature (other than Permitted Liens, if any) of all Persons at any time claiming the same or any interest therein adverse to the interests of the Administrative Agent or any other Secured Party, and such Guarantor shall not cause, permit or suffer to exist any Lien upon the Collateral other than Permitted Liens, if any.

                           (e) UNCERTIFICATED SECURITIES. Such Guarantor shall,
at its own expense, promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, and cause all Persons (other than the Loan Parties) to do so, that shall be necessary or otherwise reasonably requested from time to time by the Administrative Agent, in order for the Administrative Agent to have control, in accordance with Article 8 of the NYUCC, of all Uncertificated Securities constituting Collateral.

                           (f) DELIVERY OF PLEDGED COLLATERAL. Each Certificated
Security representing an Equity Interest in a Person which is or shall become a Subsidiary of the Borrower shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. Such Guarantor agrees that until so delivered, each such Certificated Security shall be held by such Guarantor in trust for the benefit of the Administrative Agent and be segregated from the other Property of such Guarantor.

                           (g) CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS. All of
the Instruments, Documents and Chattel Paper now or hereafter owned by or in the possession of such Guarantor which constitute Collateral (other than checks received in the ordinary course of collection) shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. Such Guarantor agrees that, with respect to all items of the Collateral which it is or shall hereafter be obligated to deliver to the Administrative Agent, until so delivered such items shall be held by such Guarantor in trust for the benefit of the Administrative Agent and be segregated from the other Property of such Guarantor.

                           (h) ACCOUNTS. Except as otherwise provided in this
subsection, such Guarantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Guarantor in respect of such Guarantor's Accounts and, prior to the occurrence of an Event of Default, such Guarantor shall have the right to adjust, settle or compromise the amount or payment of any such Account, all in accordance with its customary practices. In connection with such collections, such Guarantor may take and, at the direction of the Administrative Agent at any time that an Event of Default shall have occurred and be continuing shall take, such action as such Guarantor or the Administrative Agent may reasonably deem necessary or advisable to enforce collection of such Accounts.

                           (i) EQUIPMENT AND INVENTORY. Such Guarantor shall
keep the Equipment and Inventory constituting Collateral at the places listed on
(i) if such Guarantor is a Current Guarantor, Schedule 5(j) hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(j) to the Supplement delivered by such Guarantor, and at such other places located within the United States in respect of which (A) such Guarantor shall have provided the Administrative Agent with prior written notice, and (B) UCC financing statements (or amendments thereto), in form and substance satisfactory to the Administrative Agent, shall have been filed within two months of such change. Such Guarantor shall promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment or Inventory constituting Collateral except to the extent that such loss or damage shall be insured pursuant to policies required to be maintained pursuant to the Credit Agreement.

                           (j) INTELLECTUAL PROPERTY. Such Guarantor agrees that
it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Guarantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws. Such Guarantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Guarantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark,
(iii) display such Trademark with notice of Federal registration to the extent necessary and sufficient to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party's valid and legal rights. Such Guarantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws. Such Guarantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court) regarding such Guarantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same. In no event shall such Guarantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America unless it promptly informs the Administrative Agent and, upon request of the Administrative Agent (in its sole and absolute discretion), executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in such Patent, Trademark or Copyright, and such Guarantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable. Such Guarantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of such Guarantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties. In the event that such Guarantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of such Guarantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Guarantor promptly shall notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral. Upon and during the continuance of an Event of Default, such Guarantor shall use its best efforts to obtain all requisite consents or approvals by the licenser of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Guarantor's right, title and interest thereunder to the Administrative Agent, or its designee in accordance herewith.

         7.       OTHER AGREEMENTS OF THE GUARANTORS

                  (a) NO DUTY TO PRESERVE. Except as otherwise required by law, each Guarantor agrees that, with respect to the Collateral, neither the Administrative Agent nor any other Secured Party has any obligation to preserve rights against prior or third parties.

                  (b) ADMINISTRATIVE AGENT'S DUTY WITH RESPECT TO COLLATERAL. Each Guarantor agrees that the Administrative Agent's only duty with respect to the Collateral delivered to the Administrative Agent shall be to use reasonable care in the custody and preservation of the Collateral, and each Guarantor agrees that if the Administrative Agent accords the Collateral substantially the same kind of care as the Administrative Agent accords its own Property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Certificated Securities or Instruments constituting the Collateral are lost, destroyed or wrongfully taken while such Certificated Securities or Instruments are in the possession of the Administrative Agent, each Guarantor agrees that it will use its best efforts to cause the delivery of new Certificated Securities or Instruments in place of the lost, destroyed or wrongfully taken Certificated Securities or Instruments upon request therefor by the Administrative Agent, without the necessity of any indemnity bond or other security, other than the Administrative Agent's agreement of indemnity upon usual and customary terms therefor. Anything herein to the contrary notwithstanding, the Administrative Agent shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

                  (c) LIABILITY OF GUARANTORS UNDER Contracts AND AGREEMENTS INCLUDED IN THE COLLATERAL. Anything herein to the contrary notwithstanding, (i) each Guarantor shall remain liable under the contracts and agreements to which it is a party and which is included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender of any of its rights hereunder shall not release any Guarantor from any of its duties or obligations under any such contract or agreement, (iii) neither the Administrative nor any other Secured Party shall have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Guarantor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by any Guarantor or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) neither the Administrative Agent nor any other

Secured Party shall be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

                  (d) UNCERTIFICATED SECURITIES. Each Guarantor which is an Issuer of an Uncertificated Security constituting Collateral agrees to comply with Instructions originated by the Administrative Agent with respect to each such Uncertificated Security without further consent by the registered owner of such Uncertificated Security.

         8.       EVENTS OF DEFAULT

                  Each of the following shall constitute an "EVENT OF DEFAULT":

                  (a) The failure of any Guarantor to observe or perform any term, covenant or agreement contained in this Agreement; or

                  (b) The occurrence and continuance of an Event of Default under, and as such term is defined in, the Credit Agreement.

         9.       REMEDIES

                  (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Administrative Agent may:


                           (ii) exercise any and all rights and remedies (A)
granted to a Secured Party by the UCC in effect in the State of New York or otherwise allowed at law, and (B) otherwise provided by this Agreement, and


                           (iii) dispose of the Collateral as it may choose, so
long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and each Guarantor agrees that, without limitation, the following are each commercially reasonable: (A) the Administrative Agent shall not in any event be required to give more than 10 days' prior notice to the Guarantors of any such disposition, (B) any place within the City of New York or the Counties of Nassau, Suffolk, and Westchester may be designated by the Administrative Agent for disposition, and (C) the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Each Guarantor acknowledges and agrees that the Administrative Agent may elect, with respect to the offer or sale of any or all of the Equity Interests constituting the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of such Equity Interests or the offer and sale thereof under any Federal or state securities laws and that the Administrative Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Administrative Agent is reasonably necessary in order to avoid any violation of applicable law, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Equity Interests, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority. Each Guarantor further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Administrative Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be reasonably necessary in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the Required Lenders, and that any such offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

                  (c) To the extent permitted by law, each Guarantor hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

                  (d) Notwithstanding any contrary provision in any Loan Document, no action shall be taken under this Agreement by the Administrative Agent or any Credit Party with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC Regulations have been satisfied with respect to such action and there have been obtained such Governmental Approvals (if any) as may be required to be obtained under the FCC Regulations under the terms of any such FCC License. Without limiting the generality of the foregoing, the Administrative Agent (on behalf of itself and the Lenders) hereby agrees that (i) voting and consensual rights in the Stock Collateral will remain with the applicable Guarantor upon and following the occurrence of an Event of Default unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights to the Administrative Agent have been obtained; (ii) upon the occurrence of any Event of Default and foreclosure of the Equity Interests constituting pursuant to this Agreement there will be either a private or a public sale of such Collateral; and (iii) prior to the exercise of voting or consensual rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. 310(d) will be obtained. It is the intention of the parties to this Agreement that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant respects be subject to and governed by the FCC Regulations and that nothing in this Agreement shall be construed to diminish the control exercised by such Guarantor except in accordance with the provisions of the FCC Regulations. Each Guarantor agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any Governmental Approvals referred to in this subsection (d), including upon any request of the Administrative Agent following an Event of Default, to prepare, sign and file with the FCC (or cause to be prepared, signed and filed with the FCC) any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by such Guarantor or any of its Subsidiaries necessary or appropriate under the FCC Regulations for approval of any sale or transfer of any of the Equity Interests constituting Collateral or the assets of such Guarantor or any of its Subsidiaries or any transfer of control in respect of any FCC License.

         10.      VOTING

                  Notwithstanding anything to the contrary contained in this Agreement, each Guarantor shall have the right to vote all Securities constituting its Collateral and receive and retain all dividends and distributions thereon until such time, if any, as an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified such Guarantor that the Administrative Agent shall have elected to terminate the rights of such Guarantor under this section, subject to Section 9(d), at which time the Administrative Agent shall then be vested with the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon, until such time as such Event of Default is cured or waived.

         11.      TERMINATION

                  On any date upon which (i) the Lenders shall no longer have any obligation to make Loans, (ii) the Issuing Bank shall no longer have (A) any obligation to issue Letters of Credit and (B) any obligations under the Letters of Credit theretofor issued, and (iii) the Obligations shall have been paid in full in cash, , the Liens granted hereby shall cease and the Administrative Agent shall, at the Guarantors' expense (A) execute and deliver all UCC Termination Statements and other documents necessary to terminate the Liens granted hereby that the Guarantors shall have reasonably requested, and (B) return to the Guarantors all their respective Collateral that shall remain in the possession of the Administrative Agent at such time.

         12.      NOTICES

                  Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be in writing (including facsimile) and shall be electronically transmitted or mailed by registered or certified mail or delivered in person, and all statements, reports, documents, certificates and papers to be delivered hereunder shall be mailed by first class mail or delivered in person, in each case to the respective parties to this Agreement as follows:

                  (a) in the case of the Administrative Agent or the Borrower, as set forth in Section 11.2 of the Credit Agreement,


                  (b) in the case of each Current Guarantor, at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012, Attention: Dirk Gastaldo, Vice President and Chief Financial Officer (Telephone: (805) 384-4531; Telecopy:
(805) 384-4532), with a copy to Salem Communications Corporation, 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012, Attention: Jonathan L. Block, Esq., Secretary (Telephone: (805) 987-0400 (ext. 106); Telecopy:(805) 384-4505),
and


                  (c) in the case of each Additional Guarantor, as set forth adjacent to the name of such Additional Guarantor on the signature page(s) of the Supplement delivered by such Additional Guarantor, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto. Any notice, request, consent, demand, waiver or communication given in accordance with the provisions of this section shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at its address specified above or, if sent by registered or certified mail, on the delivery date noted on the receipt therefor, provided that a notice of change of address shall be deemed to be effective only when actually received. Any party hereto may rely on signatures of the other parties hereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

         13.      EXPENSES

                  Each Guarantor agrees that it shall, upon demand, pay to the Administrative Agent any and all reasonable out-of-pocket sums, costs and expenses, which the Administrative Agent, the Issuing Bank or any Lender may pay or incur defending, protecting or enforcing this Agreement (whether suit is instituted or not), reasonable attorneys' fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

         14.      REPAYMENT IN BANKRUPTCY, ETC.

                  If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, the Administrative Agent, the Issuing Bank or any Lender shall be required to repay any amounts previously paid by or on behalf of the Borrower or any Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantors unconditionally agree to pay to the Administrative Agent within 10 days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, to the date of payment to the Administrative Agent at the applicable after maturity rate set forth in the Credit Agreement.

         15.      ADDITIONAL GUARANTORS

                  Upon the execution and delivery to the Administrative Agent of a Supplement by any Person, appropriately acknowledged, such Person shall be a Guarantor.

         16.      AGREEMENT TO PAY; SUBORDINATION

                  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligations when and as the same shall become due, whether at maturity, be acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         17.      MISCELLANEOUS

                  (a) Except as otherwise expressly provided in this Agreement, each Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Agreement, the other Loan Documents, each Interest Protection Arrangement, and the Borrower Obligations, notice of acceptance of this Agreement and reliance hereupon by the Administrative Agent, the Issuing Bank and each Lender, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort.

                  (b) No Guarantor is relying upon the Administrative Agent, the Issuing Bank or any Lender to provide to such Guarantor any information concerning the Borrower or any of its Subsidiaries, and each Guarantor has made arrangements satisfactory to such Guarantor to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as such Guarantor may desire.

                  (c) Each Guarantor agrees that any statement of account with respect to the Borrower Obligations from the Administrative Agent, the Issuing Bank or any Lender to the Borrower which binds the Borrower shall also be binding upon such Guarantor, and that copies of said statements of account maintained in the regular course of the Administrative Agent's, the Issuing Bank's or such Lender's business, as the case may be, may be used in evidence against such Guarantor in order to establish its Guarantor Obligations.

                  (d) Each Guarantor acknowledges that it has received a copy of the Loan Documents and each Interest Rate Protection Arrangement and has approved of the same. In addition, such Guarantor acknowledges having read each Loan Document and each such Interest Rate Protection Arrangement and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Agreement.

                  (e) No Guarantor may assign any right, or delegate any duty, it may have under this Agreement.


                  (f) Subject to the limitations set forth in Section 2(b), the Guarantor Obligations hereunder and the Guarantor Obligations (under and as defined in the Parent Guaranty) shall be joint and several.

                  (g) If all of the Equity Interests in any Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents, then the obligations of such Guarantor under this Agreement shall be automatically released.

                  (h) This Agreement is the "Subsidiary Guaranty" referred to in the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Administrative Agent, the Guarantors and the Borrower acknowledges that certain provisions of the Credit Agreement, including, without limitation, Sections 1.2 (Principles of Construction), 11.1 (Amendments and Waivers),

11.3 (No Waiver; Cumulative Remedies), 11.4 (Survival of Representations and Warranties), 11.7 (Successors and Assigns), 11.8 (Counterparts), 11.9 (Adjustments; Setoff), 11.13 (Headings), 11.14 (Severability), 11.15 (Integration), 11.16 (Limitation of Liability), 11.17 (Consent to Jurisdiction),
11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

         18.      SAVINGS CLAUSE

                  This Agreement amends and restates the terms and conditions of the First Amended Guaranty and is not intended and should not be construed as in any way extinguishing or terminating the Obligations or the security interest granted under the First Amended Guaranty.

         19.      GOVERNING LAW; TERMS

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.

[Signature pages follow]

         IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Second Amended and Restated Subsidiary Guaranty and Security Agreement to be duly executed on its behalf.

                                      ATEP RADIO, INC.
                                      BISON MEDIA, INC.
                                      CARON BROADCASTING, INC.
                                      CCM COMMUNICATIONS, INC.
                                      COMMON GROUND BROADCASTING, INC.
                                      GOLDEN GATE BROADCASTING COMPANY, INC.
                                      INLAND RADIO, INC.
                                      INSPIRATION MEDIA OF TEXAS, INC.
                                      INSPIRATION MEDIA, INC.
                                      KINGDOM DIRECT, INC.
                                      NEW ENGLAND CONTINENTAL MEDIA, INC.
                                      NEW INSPIRATION BROADCASTING COMPANY, INC.
                                      OASIS RADIO, INC.
                                      ONEPLACE, LTD.
                                      PENNSYLVANIA MEDIA ASSOCIATES, INC.
                                      RADIO 1210, INC.
                                      REACH SATELLITE NETWORK, INC.
                                      SALEM MEDIA CORPORATION
                                      SALEM MEDIA OF COLORADO, INC.
                                      SALEM MEDIA OF KENTUCKY, INC.
                                      SALEM MEDIA OF GEORGIA, INC.
                                      SALEM MEDIA OF HAWAII, INC.
                                      SALEM MEDIA OF OHIO, INC.
                                      SALEM MEDIA OF OREGON, INC.
                                      SALEM MEDIA OF PENNSYLVANIA, INC.
                                      SALEM MEDIA OF TEXAS, INC.
                                      SALEM MEDIA OF VIRGINIA, INC.
                                      SALEM MUSIC NETWORK, INC.
                                      SALEM RADIO NETWORK INCORPORATED
                                      SALEM RADIO PROPERTIES, INC.
                                      SALEM RADIO REPRESENTATIVES, INC.
                                      SOUTH TEXAS BROADCASTING, INC.
                                      SRN NEWS NETWORK, INC.
                                      VISTA BROADCASTING, INC.

                                      AS TO EACH OF THE FOREGOING:

                                      By:
                                          -------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                             ----------------------------------

SECOND AMENDED AND RESTATED
SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
SALEM COMMUNICATIONS HOLDING CORPORATION

                                SALEM COMMUNICATIONS HOLDING CORPORATION

                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------

SECOND AMENDED AND RESTATED
SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
SALEM COMMUNICATIONS HOLDING CORPORATION

                                 THE BANK OF NEW YORK, as Administrative Agent



                                 By:
                                     -------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                        ----------------------------------------

                SCHEDULE 5(c) TO THE SECOND AMENDED AND RESTATED
                   SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

           LIST OF OFFICE LOCATIONS AND JURISDICTIONS OF ORGANIZATIONS

                SCHEDULE 5(g) TO THE SECOND AMENDED AND RESTATED
                   SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

                            LIST OF EQUITY INTERESTS

                                                                   Percentage of
                                   Number of        Cert.           Outstanding
  Issuer          Class             Shares          Number            Shares

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                SCHEDULE 5(h) TO THE SECOND AMENDED AND RESTATED
                   SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

                LIST OF CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS

                SCHEDULE 5(j) TO THE SECOND AMENDED AND RESTATED
                   SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

                 ADDRESSES FOR EQUIPMENT AND INVENTORY LOCATIONS

                SCHEDULE 5(k) TO THE SECOND AMENDED AND RESTATED
                   SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                           DATED AS OF AUGUST 24, 2000

                          LIST OF INTELLECTUAL PROPERTY

A.       PATENTS

B.       TRADEMARKS

C.       COPYRIGHTS

                       ANNEX A TO THE SUBSIDIARY GUARANTY

                              FORM OF SUPPLEMENT TO
                 SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY

                  SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY AND SECURITY AGREEMENT, dated as of August 24, 2000, by and among the Guarantors party thereto, Salem Communications Holding Corporation and The Bank of New York, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "AGREEMENT").

                                                                      [Date]

                  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement. Pursuant to Section 15 of the Agreement, by execution and delivery of this Supplement and, upon acceptance hereof by the Administrative Agent, the undersigned (i) shall be, and shall be deemed to be, a "Guarantor" under, and as such term is defined in, the Agreement, (ii) shall have made, and shall be deemed to have made, the representations and warranties contained in Section 5 of the Agreement on and as of the date hereof, (iii) as security for the payment and performance in full of its Guarantor Obligations, does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for its benefit and the ratable benefit of the Secured Parties, their respective successors and permitted assigns, a security interest in the Collateral (as defined in the Agreement) of the Additional Guarantor and (iv) shall have made, and shall be deemed to have made, all of the covenants and agreements of a Guarantor set forth in the Agreement.

                                      [NAME OF ADDITIONAL GUARANTOR]


                                      By:
                                           -------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                              ----------------------------------


                                      ADDRESS FOR NOTICES:

                                      Attention:
                                                 -------------------------------

                                                 -------------------------------
                                                 Telephone: (___) ___-____
                                                 Telecopy: (___) ___-____

Accepted and agreed to as of the date first above written:

THE BANK OF NEW YORK, as Administrative Agent


By:
     ---------------------------------------
Name:
       -------------------------------------
Title:
        ------------------------------------

                    [SCHEDULES CORRESPONDING TO THE SCHEDULES
                      IN THE AGREEMENT ARE TO BE ATTACHED]

                       ANNEX B TO THE SUBSIDIARY GUARANTY
                             AND SECURITY AGREEMENT

                           DATED AS OF ________, 2000

FORM OF GRANT OF SECURITY INTEREST (__________)4

                  [NAME OF GUARANTOR], a ________ corporation (the "GUARANTOR"), is obligated to THE BANK OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT"), and has entered into the Second Amended and Restated Subsidiary Guaranty and Security Agreement as of August 24, 2000 (as the same may be amended, supplemented or otherwise modified, the "Agreement") with the Administrative Agent.

                  [PURSUANT TO THE AGREEMENT, THE GUARANTOR GRANTED TO THE ADMINISTRATIVE AGENT A SECURITY INTEREST IN ALL OF THE RIGHT, TITLE AND INTEREST OF THE GUARANTOR IN AND TO (I) THE LETTERS PATENT OF THE UNITED STATES OF AMERICA, THE REGISTRATIONS AND RECORDINGS THEREOF, AND THE APPLICATIONS FOR LETTERS PATENT OF THE UNITED STATES OF AMERICA, IN EACH CASE LISTED ON SCHEDULE I HERETO, ALL REISSUES, CONTINUATIONS, DIVISIONS, CONTINUATIONS-IN-PART, RENEWALS OR EXTENSIONS THEREOF, AND THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, INCLUDING THE RIGHT TO MAKE, USE AND/OR SELL THE INVENTIONS DISCLOSED OR CLAIMED THEREIN TOGETHER WITH ALL OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN (THE "PATENTS"), AND (II) ALL PROCEEDS THEREOF, ANY AND ALL CAUSES OF ACTION WHICH MAY EXIST BY REASON OF INFRINGEMENT THEREOF (THE "COLLATERAL"), TO SECURE THE PROMPT PAYMENT, PERFORMANCE AND OBSERVANCE OF ITS OBLIGATIONS (AS DEFINED IN THE AGREEMENT).]5

                  [PURSUANT TO THE AGREEMENT, THE GUARANTOR GRANTED TO THE ADMINISTRATIVE AGENT A SECURITY INTEREST IN ALL OF THE RIGHT, TITLE AND INTEREST OF THE GUARANTOR IN AND TO THE TRADEMARKS LISTED ON SCHEDULE I ATTACHED HERETO, WHICH TRADEMARKS ARE REGISTERED IN THE UNITED STATES PATENT AND TRADEMARK OFFICE (THE "TRADEMARKS"), TOGETHER WITH THE GOODWILL OF THE BUSINESS SYMBOLIZED BY THE TRADEMARKS AND THE APPLICATIONS AND REGISTRATIONS THEREOF, AND ALL PROCEEDS THEREOF, INCLUDING ANY AND ALL CAUSES OF ACTION WHICH MAY EXIST BY REASON OF INFRINGEMENT

4 Insert Patents, Trademarks or Copyrights, as applicable.
5 Delete inapplicable paragraphs.

THEREOF (THE "COLLATERAL"), TO SECURE THE PROMPT PAYMENT, PERFORMANCE AND OBSERVANCE OF ITS OBLIGATIONS (AS DEFINED IN THE AGREEMENT).]

                  [PURSUANT TO THE AGREEMENT, THE GUARANTOR GRANTED TO THE ADMINISTRATIVE AGENT A SECURITY INTEREST IN ALL OF THE RIGHT, TITLE AND INTEREST OF THE GUARANTOR IN AND TO THE COPYRIGHT RIGHTS IN ANY WORK SUBJECT TO THE COPYRIGHT LAWS OF THE UNITED STATES OF AMERICA, WHETHER AS AUTHOR, ASSIGNEE, TRANSFEREE OR OTHERWISE, AND ALL REGISTRATIONS AND APPLICATIONS FOR REGISTRATION OF ANY SUCH COPYRIGHT IN THE UNITED STATES OF AMERICA, IN EACH CASE LISTED ON
SCHEDULE I ATTACHED HERETO, WHICH COPYRIGHT RIGHTS ARE REGISTERED IN THE UNITED STATES COPYRIGHT OFFICE (THE "COPYRIGHTS"), AND ALL PROCEEDS THEREOF, INCLUDING ANY AND ALL CAUSES OF ACTION WHICH MAY EXIST BY REASON OF INFRINGEMENT THEREOF (THE "COLLATERAL"), TO SECURE THE PROMPT PAYMENT, PERFORMANCE AND OBSERVANCE OF ITS OBLIGATIONS (AS DEFINED IN THE AGREEMENT).]

                  For good and valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of recording the grant of the security interest as aforesaid, the Guarantor does hereby further assign to the Administrative Agent, and grant to the Administrative Agent a security interest in, the Collateral to secure the prompt payment, performance and observance of the Obligations.

                  The Guarantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  Upon the indefeasible cash payment in full of all Obligations (as such term is defined in the Agreement), the Administrative Agent will take whatever actions are necessary at the Guarantor's expense to release or reconvey to Guarantor all right, title and interest of the Guarantor in and to the Patents.

                  The Administrative Agent's address is: One Wall Street, New York, New York 10286.

                  IN WITNESS WHEREOF, the Guarantor has caused this Assignment to be duly executed by its duly authorized officer as of the __ day of _____,
_____.

                                             [NAME OF GUARANTOR]


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

STATE OF ______________)
                       )  ss.:
COUNTY OF _____________)

                  On this __ day of _____, ____, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is the ________, of [NAME OF GUARANTOR], the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.

                                 Notary Public
                                [Notary's Stamp]

                                   Schedule 1
                                       to
                   Grant of Security Interest (___________)6
                           Dated as of ______________

6 * Insert Patents, Trademarks or Copyrights, as applicable.

                       ANNEX B TO THE SUBSIDIARY GUARANTY
                             AND SECURITY AGREEMENT

                           DATED AS OF ________, 2000

                        FORM OF SPECIAL POWER OF ATTORNEY

STATE OF            )
                    )    ss.:
COUNTY OF           )


                  KNOW ALL MEN BY THESE PRESENTS, [NAME OF GUARANTOR], a ________ corporation with its principal place of business at [4880 Santa Rosa Road, Suite 300, Camarillo, California 93012] (the "GUARANTOR"), hereby appoints and constitutes THE BANK OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT"), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Guarantor, which Power of Attorney may be exercised upon the occurrence and during the continuance of an Event of Default:

         1. For the purpose of assigning, selling or otherwise disposing of all right, title and interest of the Guarantor in and to any letters patent of the United States of America or any political subdivision thereof, and all registrations, recordings, reissues, continuations, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

         2. For the purpose of assigning, selling or otherwise disposing of all right, title and interest of the Guarantor in and to any trademarks, trade names, trade styles and service marks, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, together with the goodwill of the business symbolized thereby, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

         3. For the purpose of assigning, selling or otherwise disposing of all right, title and interest of the Guarantor in and to copyright rights in any work subject to the copyright laws of the United States of America, whether as author, assignee, transferee or otherwise, and all registrations and applications for registration of any such copyright in the United States of America, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

         4. To execute any and all documents statements, certificates or other papers necessary or advisable in order to obtain the purposes described above.

         This Power of Attorney is made pursuant to the Second Amended and Restated Subsidiary Guaranty and Security Agreement, dated as of August 24, 2000 (as from time to time amended, supplemented or otherwise modified, the "SECURITY AGREEMENT"), made by Salem Communications Holding Corporation and the guarantors party thereto in favor of the Administrative Agent under a certain credit agreement.

         IN WITNESS WHEREOF, the Guarantor has caused this Power of Attorney to be duly executed by its duly authorized officer as of the __ day of _____, 200_.

                                             [NAME OF GUARANTOR]


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

STATE OF ________________)
                         )  ss.:
COUNTY OF________________)

                  On this __ day of _____, ____, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is the ________, of [NAME OF GUARANTOR], the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.

                                Notary Public
                                [Notary's Stamp]

                             SALEM HOLDING EXHIBIT J

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement is made and entered into as of ______________, by and between ____________ (the "ASSIGNOR") and ____________
(the "ASSIGNEE").

                                 R E C I T A L S

         A. Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement (as hereinafter defined).


         B. The Assignor, certain other lenders (together with any prior assignees, the "LENDERS") and The Bank of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"), Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California and The Bank of Nova Scotia, as Co-Agents, are parties to that certain Second Amended and Restated Credit Agreement, dated as of August 24, 2000 (as amended, modified or otherwise supplemented, the "CREDIT AGREEMENT"), with Salem Communications Holding Corporation, a Delaware corporation (the "BORROWER"). Pursuant to the Credit Agreement, the Lenders agreed to make RC Loans to the Borrower under the RC Commitments in the aggregate amount of $225,000,000 and the Issuing Bank agreed to issue Letters of Credit under the Letter of Credit Commitment in the aggregate amount of $30,000,000. The amount of the Assignor's RC Commitment is specified in Item 1 of Schedule 1 hereto. The type and outstanding principal amount of the Assignor's RC Loans are specified in Item 2 of Schedule 1 hereto. The Assignor's Letter of Credit Exposure is specified in Item 3 of Schedule 1 hereto.

         C. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's RC Commitment specified in Item 4 of Schedule 1 hereto (the "ASSIGNED COMMITMENT"), (ii) the portion of the Assignor's RC Loans specified in Item 5 of
Schedule 1 hereto (the "ASSIGNED LOANS") and (iii) the portion of the Assignor's Letter of Credit Exposure specified in Item 7 of Schedule 1 hereto (the "ASSIGNED LETTER OF CREDIT EXPOSURE").

         The parties agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions set forth herein and in the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date set forth above (the "ASSIGNMENT DATE") all right, title, interest and obligations under the

Credit Agreement and the other Loan Documents of the Assignor in and with respect to the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment. As full consideration for the sale of the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the "PURCHASE PRICE").

         2. REPRESENTATION AND WARRANTIES. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         3. CONDITION PRECEDENT. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that the Assignor shall have (a) received payment in full of the Purchase Price, and (b) complied with the other applicable provisions of Section 11.7 of the Credit Agreement.

         4. NOTICE OF ASSIGNMENT. The Assignor agrees to give notice of the assignment and assumption of the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment to the Administrative Agent and the Borrower and hereby instructs the Administrative Agent and the Borrower to make all payments with respect to the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment directly to the Assignee at the applicable Lending Offices specified in Item 8 on Schedule 1 hereto; provided, however, that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Administrative Agent and the Borrower shall have received notice of the assignment, the Administrative Agent and the Issuing Bank (to the extent required by Section 11.7 of the Credit Agreement) shall have consented in writing thereto, and the Administrative Agent shall have recorded and accepted this Agreement and received the Assignment Fee required to be paid pursuant to
Section 11.7 of the Credit Agreement. From and after the date (the "EFFECTIVE DATE") on which the Administrative Agent shall notify the Borrower and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Administrative Agent, shall have the rights and obligations of a Lender under the Credit Agreement, and (ii) the Assignee shall be deemed to have appointed the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. After the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustment in payments under the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment for periods prior to the Effective Date hereof directly between themselves. The Assignee agrees to deliver to the Borrower and the Administrative Agent such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Credit Agreement without deduction or withholding of tax.

         5. INDEPENDENT INVESTIGATION. The Assignee acknowledges that it is purchasing the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment from the Assignor totally without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower and the other Loans Parties in connection with its purchase of the Assigned Loans, the Assigned Letter of Credit Exposure and the Assigned Commitment. Except for the representations or warranties set forth in Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loans, the Assigned Letter of Credit Exposure or the Assigned Commitment, the legality, validity, genuineness or enforceability of the Credit Agreement, the related Notes, or any other Loan Document referred to in or delivered pursuant to the Credit Agreement, or financial condition or creditworthiness of the Borrower or any other Person. The Assignor has not and will not be acting as either the representative, Administrative Agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreement or this Agreement. From and after the Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Loans, the Assigned Letter of Credit Exposure or the Assigned Commitment.

         6. METHOD OF PAYMENT. All payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

         7. INTEGRATION. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit Agreement) as to the subject matter hereof.

         8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

         9. HEADINGS. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

         10. AMENDMENTS; WAIVERS. This Agreement may not be amended, changed, waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with
Section 11.7 of the Credit Agreement without the prior written consent of the Administrative Agent.

         11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of, the State of New York.

                                            [ASSIGNOR]


                                            By:
                                                --------------------------------

                                            Title:
                                                  ------------------------------


                                            [ASSIGNEE]


                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------


Consented and Accepted:

THE BANK OF NEW YORK, as Administrative Agent


By:
    ------------------------------------

Title:
      ----------------------------------


Consented:


THE BANK OF NEW YORK, as Issuing Bank


By:
    ------------------------------------

Title:
       ---------------------------------



Consented:


SALEM COMMUNICATIONS HOLDING CORPORATION



By:
    ------------------------------------

Title:
       ---------------------------------

                                   SCHEDULE 1

                                       TO

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                 relating to the

         Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among Salem Communications Holding Corporation, the Lenders party thereto, The Bank of New York, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California and The Bank of Nova Scotia, as Co-Agents, as amended, modified or otherwise supplemented from time to time.

Item 1.    Assignor's RC Commitment                     $________________

Item 2.    Assignor's RC Loans                          $________________

           consisting of:

                           ABR Loans                    $________________

                           Eurodollar Loans             $________________

Item 3.    Assignor's Letter of

           Credit Exposure                              $________________

Item 4.    Amount of Assigned RC

           Commitment                                   $________________

Item 5.    Percentage of RC

           Commitment Assigned

           as a percentage of

           the aggregate RC

           Commitments of all

           Lenders                                      _____________%

Item 6.    Amount of Assigned RC Loans                  $________________

           consisting of:

                           ABR Loans                    $________________

                           Eurodollar Loans             $________________

Item 7.    Amount of Assigned Letter

           of Credit Exposure                           $________________

Item 8.    Applicable Lending Offices

           of Assignee and Address for

           Notices pursuant to Section

           11.2 of the Credit Agreement

===================== ======================= =================================
Applicable            Applicable

Lending               Lending Office

Office for ABR        for Eurodollar          Address

Loans                 Loans                   for Notices
-----                 -----                   -----------
-------------------------------------------------------------------------------
------------------    --------------------    ------------------------------
-------------------------------------------------------------------------------
------------------    --------------------    ------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Attention:            Attention:              Attention:

-------------------------------------------------------------------------------
Telephone:            Telephone:              Telephone:

-------------------------------------------------------------------------------
Telecopier:           Telecopier:             Telecopier:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

                             SALEM HOLDING EXHIBIT K

                                                           FORM OF RC SUPPLEMENT

         REVOLVER SUPPLEMENT, dated as of ___________________, to the Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among Salem Communications Holding Corporation (the "BORROWER"), the Lenders party thereto, The Bank of New York, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California and The Bank of Nova Scotia, as Co-Agents (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

         1. Pursuant to Section 2.4(d) of the Credit Agreement, the Borrower hereby proposes to increase (the "INCREASE") the RC Commitment from $________ to $________.

          2. Each of the following Lenders (each an "INCREASING LENDER") has been invited by the Borrower, and is ready, willing and able, to increase its RC Commitment as follows:

================================================================================
                                       RC Commitment

NAME OF LENDER                         (AFTER GIVING EFFECT TO THE INCREASE)
--------------                         -------------------------------------
--------------------------------------------------------------------------------
                                       $
--------------------------------------------------------------------------------
                                       $
================================================================================


         3. Each of the following Persons (each a "PROPOSED LENDER") has been invited by the Borrower, and is ready, willing and able, to become a "Lender" and issue a RC Commitment under the Credit Agreement as follows:

================================================================================
NAME OF PERSON                         RC COMMITMENT
--------------                         -------------
--------------------------------------------------------------------------------
                                       $
--------------------------------------------------------------------------------
                                       $
================================================================================

         4. The Borrower hereby represents and warrants to the Administrative Agent, each Lender and each such Person that (i) immediately before and after giving effect to the Increase, no Default exists or would exist and (ii) the Increase is in all respects in compliance with the terms and conditions of the Loan Documents.

         5. Pursuant to Section 2.4(d) of the Credit Agreement, by execution and delivery of this Supplement, together with the satisfaction of all of the other requirements set forth in such Section 2.4(d), (i) each of the Increasing Lenders shall have, on and as of the effective date of the Increase, a RC Commitment equal to the amount set forth above next to its name, and (ii) each such Proposed Lender shall be deemed to be a "Lender" under, and as such term is defined in, the Credit Agreement, and shall have a RC Commitment equal to the amount set forth above next to its name.

                  IN WITNESS WHEREOF, the parties hereto have caused this RC Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               SALEM COMMUNICATIONS HOLDING CORPORATION

                               By: ________________________________________
                               Name: ______________________________________
                               Title: _____________________________________



                               THE BANK OF NEW YORK, as

                               Administrative Agent

                               By: ________________________________________
                               Name: ______________________________________
                               Title: _____________________________________



                               [INCREASING LENDER]

                               By: ________________________________________
                               Name: ______________________________________
                               Title: _____________________________________

                                [PROPOSED LENDER]

                               By: ________________________________________
                               Name: ______________________________________
                               Title: _____________________________________

                             SALEM HOLDING EXHIBIT L

                         FORM OF INTERCREDITOR AGREEMENT

         INTERCREDITOR AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of August 24, 2000, by and among ING (U.S.) CAPITAL, LLC, in its capacity as administrative agent under the Bridge Credit Agreement referred to below (in such capacity, the "BRIDGE AGENT"), and THE BANK OF NEW YORK, in its capacity as administrative agent under the Holdings Credit Agreement referred to below acting on behalf of the Holdings Lenders (as herein defined) (in such capacity, the "HOLDINGS AGENT").

                                    RECITALS

         A.       Reference is made to the following documents:

                  1. the Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among Salem Communications Holding Corporation ("HOLDINGS"), the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California and The Bank of Nova Scotia, as Co-Agents (as the same may be amended, supplemented or otherwise modified from time to time, the "HOLDINGS CREDIT AGREEMENT");

                  2. the Parent Guaranty, dated as of August 24, 2000, by and among Salem Communications Corporation ("SALEM"), Holdings and the Holdings Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "PARENT GUARANTY");


                  3. the Parent Security Agreement, dated as of August 24, 2000, by and between Salem and the Holdings Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "PARENT SECURITY AGREEMENT");

                  4. the Credit Agreement, dated as of August 24, 2000, by and among Salem, the lenders party thereto and the Bridge Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "BRIDGE CREDIT AGREEMENT"); and

                  5. the Security Agreement, dated as of August 24, 2000, by and between Salem and the Bridge Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "BRIDGE SECURITY AGREEMENT").

         B. The Holdings Lenders (as defined below) have agreed to make loans and extend credit to, and provide hedging for, Holdings pursuant to, and upon the terms and subject to the conditions specified in, the Holdings Credit Agreement and the Secured Hedging Agreements. Pursuant to the Parent Guaranty, Salem has agreed to guaranty, among other things, all the obligations of Holdings under the Holdings Credit Agreement (together with the Parent Guaranty, the Parent Security Agreement and all other agreements, instruments and documents executed or delivered in connection therewith, the "HOLDINGS LOAN DOCUMENTS") and in respect of all obligations of Holdings, monetary or otherwise, under all Secured Hedging Agreements. Pursuant to the Parent Security Agreement, Salem is granting to the Holdings Agent certain liens on assets of the Salem to secure its obligations under the Parent Guaranty for the benefit of the Holdings Agent and the Holdings Lenders, including the Shared Collateral (as herein defined).

         C. The Bridge Lenders have agreed to make loans to Salem pursuant to, and upon the terms and subject to the conditions specified in, the Bridge Credit Agreement (together with the Bridge Security Agreement and all other agreements, instruments and documents executed or delivered in connection therewith, the "BRIDGE LOAN DOCUMENTS"). Pursuant to the Bridge Security Agreement, Salem is granting to the Bridge Agent certain liens on assets of Salem to secure all such obligations for the benefit of the Bridge Agent and the Bridge Lenders, including the Shared Collateral.

         D. The Holdings Agent and the Bridge Agent desire to agree with respect to the relative priority of their security interests in the Shared Collateral.

                  Accordingly, the Holdings Agent, on behalf of itself and each Holdings Lender, the Bridge Agent, on behalf of itself and each Bridge Lender, hereby agree as follows:

         1.       DEFINITIONS

                  (a) As used herein, the following terms shall have the following meanings:

                      "ACQUISITION CORP." means Salem Communications Acquisition Corporation, a Delaware corporation.

                      "ACQUISITION CORP. STOCK COLLATERAL" means all Stock Collateral relating to Acquisition Corp.

                      "BRIDGE AGENT" has the meaning assigned to such term in the preliminary statement of this Agreement.

                      "BRIDGE CREDIT AGREEMENT" has the meaning assigned to such term in paragraph 4 of Recital A hereof.

                      "BRIDGE LENDERS" means the Lenders (as such term is defined in the Bridge Credit Agreement) party from time to time to the Bridge Credit Agreement and their respective successors and assigns.

                      "BRIDGE LOAN DOCUMENTS" has the meaning assigned to such term in Recital C hereof.

                      "BRIDGE SECURITY AGREEMENT" has the meaning assigned to such term in paragraph 5 of Recital A hereof.

                      "BRIDGE TERMINATION DATE" means the date on which all obligations of Salem, Acquisition Corp. and each of its Subsidiaries under the Bridge Loan Documents have been paid in full, all commitments thereunder have been terminated and each of the Bridge Loan Documents has been terminated and each of Salem, Acquisition Corp. and each of its Subsidiaries have been released thereunder.

                      "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                      "HOLDINGS" has the meaning assigned to such term in paragraph 1 of Recital A hereof.

                      "HOLDINGS AGENT" has the meaning assigned to such term in the preliminary statement of this Agreement.

                      "HOLDINGS CREDIT AGREEMENT" has the meaning assigned to such term in paragraph 1 of Recital A hereof.

                      "HOLDINGS LENDERS" means (i) the Lenders (as such term is defined in the Holdings Credit Agreement) party from time to time to the Holdings Credit Agreement, (ii) the Issuing Bank (as such term is defined in the Holdings Credit Agreement), (iii) each counterparty to a Secured Hedging Agreement and (iv) the successors and assigns of each of the foregoing.

                      "HOLDINGS LOAN DOCUMENTS" has the meaning assigned to such term in Recital B hereof.

                      "INSOLVENCY EVENT" means an event described in Section 9.1(h) or (i) of the Holdings Credit Agreement or Section 8.01(g) or (h) of the Bridge Credit Agreement other than such an event relating solely to Acquisition Corp. and/or any of its Subsidiaries.

                      "INTEREST RATE PROTECTION ARRANGEMENT" means any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks to their customers in order to manage the exposure of such customers to interest rate fluctuations.

                      "PARENT GUARANTY" has the meaning assigned to such term in paragraph 2 of Recital A hereof.

                      "PARENT SECURITY AGREEMENT" has the meaning assigned to such term in paragraph 3 of Recital A hereof.

                      "PERSON" means an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                      "PLEDGED STOCK" has the meaning assigned to such term in clause (a)(i) of the definition of Shared Collateral.

                      "SALEM" has the meaning assigned to such term in paragraph 2 of Recital A hereof.

                      "SECURED HEDGING AGREEMENT" means any Interest Rate Protection Arrangement entered into or assumed by Holdings with a counterparty that was a Holdings Lender (or an affiliate thereof) at the time such Interest Rate Protection Arrangement was entered into or assumed, as applicable.

                      "SHARED COLLATERAL" means:

                                    (a) (i) all of the shares of capital stock
of Holdings and Acquisition Corp. represented by the respective certificates identified in Annex 1 and all other shares of capital stock of whatever class of Holdings and Acquisition Corp., now owned or in the future acquired by Salem, together with in each case the certificates representing the same (collectively, the "PLEDGED STOCK");

                                             (ii) all shares, securities, moneys
or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

                                             (iii) without affecting the
obligations of Salem under any provision prohibiting that action under any Holdings Loan Document or any Bridge Loan Document, in the event of any consolidation or merger in which Holdings or Acquisition Corp. is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless that successor corporation is Salem itself) formed by or resulting from that consolidation or merger; and

                                     (b) all proceeds and products in whatever
form of all or any part of the other Shared Collateral with respect to all or any part of the other Shared Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Shared Collateral.

                      "SUBSIDIARY": with respect to any Person (the "PARENT") at any date, any corporation, association, partnership, joint venture or other business entity of which the parent, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

                      "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.


                  (b) Unless expressly provided herein to the contrary, (i) the words "hereof", "herein", "hereto" and "hereunder" and similar words when used herein shall refer to this Agreement as a whole and not to any particular provision hereof, (ii) the words "include" and "including", shall mean that the same shall be "included, without limitation", (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, and
(iv) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         2.       LIEN SUBORDINATION

                  (a) Notwithstanding anything to the contrary in any Holdings Loan Document or any Bridge Loan Document, the Bridge Agent and the Holdings Agent hereby agree that all security interests created in the Shared Collateral under the Holdings Loan Documents shall be subordinated to, and thereby enjoy second priority status solely as to, the security interest in favor of the Bridge Agent in the Shared Collateral (to the extent such security interest in favor of the Bridge Agent shall be in effect and perfected, but regardless of the relative times of attachment or perfection thereof), and all rights and claims of every kind and nature in and to such Shared Collateral (including third party beneficiary rights and rights to compel performance) by, in favor of or on behalf of the Holdings Agent shall be subordinated to, and thereby enjoy second priority status solely as to, the rights and claims of any kind or nature in and to the Shared Collateral (including third party beneficiary rights and rights to compel performance) by, in favor of or on behalf of the Bridge Agent (to the extent the security interests in favor of the Bridge Agent in the Shared Collateral shall be in effect and perfected, but regardless of the relative times of attachment or perfection thereof).

                  (b) In the event that at any time any Shared Collateral is in the possession of the Bridge Agent, the Bridge Agent shall be deemed to be acting as "bailee" for the Holdings Agent and the Holdings Lenders in accordance with Section 8-301(a)(2) of the Uniform Commercial Code in effect in the State of New York or its equivalent in other jurisdictions for the sole purpose of perfecting the security interest of the Holdings Agent and the Holdings Lenders, and the Bridge Agent shall be deemed to have received notice of such security interest on and as of the date hereof. By executing this Agreement, the Bridge Agent acknowledges that it holds such Shared Collateral on behalf of the Holdings Agent and the Holdings Lenders subject to the first priority security interest therein of the Bridge Agent and the Bridge Lenders.

                  (c) On the Bridge Termination Date, the Bridge Lender shall deliver the Shared Collateral to the Holdings Agent and, until the receipt thereof by the Holdings Agent, the Bridge Agent shall continue to act as bailee as provided in subsection (b) above.

         3.       STANDSTILL

                  (a) Notwithstanding anything to the contrary in any Holdings Loan Document or any Bridge Loan Document, each of the parties hereto agrees that it shall not exercise any right, assert or enforce any claim or interest, take any action or institute any proceedings (judicial or otherwise) with respect to the Shared Collateral (other than any and all Acquisition Corp. Shared Collateral), in each case until the earliest to occur of the following events:

                           (i) the expiration of the period commencing on the
date on which the party seeking to take an action or institute any such proceedings (the "MOVING PARTY") shall have given notice to the other party (the "NON-MOVING PARTY") that an event has occurred that permits the Moving Party to exercise such right, assert or enforce such claim or interest, take such action or institute such proceedings and that the Moving Party intends to exercise or enforce such remedies and ending on the earlier of (x) 90 days after the date of such notice and (y) the thirtieth day after the stated maturity of the loans under the Bridge Credit Agreement;

                           (ii) all of the indebtedness, obligations and other
liabilities owing by Salem to the Bridge Agent or the Holdings Agent, as applicable, shall have been paid in full in cash;


                           (iii) the Non-Moving Party shall have consented
thereto in writing (which consent may be given or withheld in its sole and absolute discretion); and


                           (iv) the occurrence of an Insolvency Event;

PROVIDED, HOWEVER, that the Holdings Agent shall at all times be authorized to take such action as it shall reasonably deem necessary or advisable to preserve or maintain (but not otherwise take any action or exercise any right with respect to) the second priority status of any security interest, right or claim in its favor.

                  (b) Notwithstanding anything to the contrary in this Agreement, the Holdings Credit Agreement or the Bridge Credit Agreement, the Holdings Agent shall not, until the Bridge Termination Date has occurred, be entitled to exercise any remedy, right, power or privilege whatsoever with respect to the Acquisition Corp. Stock Collateral or to consent or give any approval with respect to (or, except as required by applicable law, to receive notice of) the exercise or non-exercise by the Bridge Agent of any remedy, right, power or privilege the Bridge Agent may, in its complete discretion, choose to exercise or forego with respect thereto, and the Holdings Agent's (and the Holdings Lenders') sole rights with respect to the Acquisition Corp. Stock Collateral (on or before the Bridge Termination Date) is to receive such portion of the proceeds, if any, from the exercise of any remedy, right, power or privilege with respect thereto (should the Bridge Agent elect to exercise the same) remaining after the Bridge Agent has applied such proceeds to the obligations under the Bridge Agreement and no portion of such obligations remain outstanding. The Holdings Agent for itself and the Holdings Lenders hereby waives any and all rights it may have to the contrary and agrees not to take any action contrary to the foregoing; and

                  (c) Nothing in this Section shall affect any right, claim, action or remedy (or the exercise or enforcement thereof) that either party hereto may have with respect to any collateral of such other party (other than the Shared Collateral), including, in the case of the Bridge Agent, the assets of Acquisition Corp. and its Subsidiaries, the capital stock of such Subsidiaries and the Cash Collateral Account (as defined in the Bridge Credit Agreement) and in the case of the Holdings Agent, the assets of Holdings and its Subsidiaries and the capital stock of such Subsidiaries. Subject to the limitations set forth in subsection (a) above, each party shall be free to accelerate the obligations under the Holdings Loan Documents or the Bridge Loan Documents, as the case may be, and to exercise any and all remedies provided by the Holdings Loan Documents or the Bridge Loan Documents, as the case may be, and applicable law.

         4.       PARENT AND ITS SUBSIDIARIES NOT THIRD PARTY BENEFICIARIES

                  Neither the Parent nor any of its Subsidiaries shall be deemed to be third party beneficiaries of this Agreement.

         5.       ASSIGNMENTS; CONTINUING AGREEMENT; AMENDMENTS; INTEGRATION

                  (a) Neither party hereto shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be a continuing agreement and shall remain in full force and effect until the earlier to occur of:

                           (i) all of the indebtedness, obligations and other
liabilities owing to the Bridge Agent under the Bridge Loan Documents shall have been paid in full in cash and all commitments and other obligations to make extensions of credit under the Bridge Loan Documents shall have terminated, and

                           (ii) all of the indebtedness, obligations and other
liabilities owing to the Holdings Agent and the Holdings Lenders shall have been paid in full in cash, and all commitments and other obligations to make extensions of credit under the Holdings Loan Documents shall have terminated and the Issuing Bank (as defined in the Holdings Credit Agreement) shall no longer have (A) any obligation to issue letters of credit and (B) any obligations under the letters of credit theretofor issued.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement signed by the party or parties against which enforcement is being charged. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

         6.       GOVERNING LAW

                  THIS INTERCREDITOR AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         7.       NOTICES

                  Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be in writing (including facsimile) and shall be electronically transmitted or mailed by registered or certified mail or delivered in person, and all statements, reports, documents, certificates and papers to be delivered hereunder shall be mailed by first class mail or delivered in person, in each case to the respective parties to this Agreement as follows:

                  (a) if to the Bridge Agent, to it at 55 East 52nd Street, New York, New York 10055, Attention: Pamela Kaye Telephone: (212) 409-1743;
Telecopy: (212) 409-7813; and

                  (b) if to the Holdings Agent, to it at The Bank of New York, Media and Telecommunications Division, One Wall Street, 16th Floor, New York, New York 10286. Attention: Stephen M. Nettler, Vice President, Telephone: (212) 635-8699, Telecopy: (212) 635-8595.

Either party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other party hereto. All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         8.       COUNTERPARTS

                  This Agreement may be executed in counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         9.       HEADINGS

                  Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         10.      JURISDICTION; CONSENT TO SERVICE OF PROCESS

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that either party hereto may otherwise have to bring any action or proceeding relating to this Agreement against the other party hereto, or any of its property, in the courts of any jurisdiction.

                  (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 6. Nothing in this Agreement will affect the right of either party hereto to serve process in any other manner permitted by law.

         11.      WAIVER OF JURY TRIAL

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

                                       X

INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Intercreditor Agreement as of the day and year first above written.

                                       THE BANK OF NEW YORK, as Holdings Agent


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

SALEM COMMUNICATIONS CORPORATION
INTERCREDITOR AGREEMENT

                                       ING (U.S.) CAPITAL, LLC, as Bridge Agent




                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                   Annex 1 to
                             Intercreditor Agreement
                           Dated as of August 24, 2000

                                  PLEDGED STOCK

====================================================================================================================
                                     Certificate                                            Number of
             Issuer                     Number           Registered Owner                    Shares
--------------------------------------------------------------------------------------------------------------------
Salem Communications Holding              1           Salem Communications    1,000 shares of common stock, par
Corporation                                           Corporation             value $0.01
--------------------------------------------------------------------------------------------------------------------
Salem Communications Acquisition          1           Salem Communications    1,000 shares of common stock, par
Corporation                                           Corporation             value $0.01
====================================================================================================================

                             SALEM HOLDING EXHIBIT M

                             FORM OF PARENT GUARANTY

         PARENT GUARANTY (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of August 24, 2000, by and among SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the "GUARANTOR"), SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation (the "BORROWER") and THE BANK OF NEW YORK (the "ADMINISTRATIVE AGENT"), in its capacity as Administrative Agent for the Lenders under the Credit Agreement referred to below and the Rate Protection Lenders as defined herein.

                                    RECITALS

         A. Reference is made to the First Amended and Restated Credit Agreement, dated as of June 30, 1999, by and among the Guarantor, as borrower, the lenders party thereto, Bank of America NT&SA, as Documentation Agent, BankBoston, N.A., Fleet Bank, N.A. and Union Bank of California, N.A., as Co-Agents, and The Bank of New York, as Administrative Agent (the "EXISTING CREDIT AGREEMENT").

         B. Pursuant to an Agreement to Amend and Restate and Assumption Agreement (the "AGREEMENT TO AMEND"), dated as of the date hereof, among the Guarantor, the Borrower and the Credit Parties party thereto, the Borrower is assuming all of the obligations and liabilities of the Guarantor, as borrower, under, among other things, the Existing Credit Agreement.

         C. In connection with such assumption by the Borrower, the Borrower is entering into the Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among the Borrower, the Lenders party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California, N.A. and The Bank of Nova Scotia, as Co-Agents (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

         D. The Guarantor owns (after giving effect to the Contributions), directly or indirectly, all of the issued and outstanding Stock of the Borrower and expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby.

         E. The Guarantor acknowledges the Credit Parties are relying on this Agreement in entering into the Credit Agreement and the Agreement to Amend and approving the assumption by the Borrower of the obligations of the Guarantor as borrower under the Existing Credit Agreement, and that the Credit Parties would not enter into the Credit Agreement or the Agreement to Amend or approve the assumption by the Borrower of the obligations of the Guarantor as borrower under the Existing Credit Agreement without the execution and delivery of this Agreement.

         F. The Guarantor wishes to (i) guarantee the Borrower Obligations (as hereinafter defined) and (ii) subordinate, subject to the terms and conditions contained herein, any obligations due it from the Borrower to the prior indefeasible payment in full in cash of all of the Borrower Obligations.

         G. The Guarantor Obligations (as hereinafter defined) are secured pursuant to the Parent Security Agreement, dated the date hereof, between the Guarantor and the Administrative Agent.

         H. It is a condition precedent to the effectiveness of the Credit Agreement and the making of all Loans and all Letters of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement.

                  In consideration of the premises and in order to induce the Credit Parties to enter into the Credit Agreement and the Agreement to Amend and approve the assumption by the Borrower of the obligations of the Guarantor as borrower under the Existing Credit Agreement, the parties hereto agree as follows:

1.       DEFINED TERMS

                  (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                           "BORROWER OBLIGATIONS": collectively, all of the
obligations and liabilities of the Borrower under the Loan Documents and under each Interest Rate Protection Arrangement entered into or assumed by the Borrower with a Rate Protection Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of or in connection with the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) of the Credit Agreement and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event, as such obligations and liabilities may be amended, increased, modified, renewed, refinanced by the Administrative Agent and the Lenders, refunded or extended from time to time.

                           "CREDIT AGREEMENT": as defined in paragraph Recital
C.

                           "EXISTING CREDIT AGREEMENT": as defined in Recital A.

                           "DROPDOWN": as defined in Section 5(m).

                           "EVENT OF DEFAULT": as defined in Section 8.

                           "GUARANTEED PARTIES" collectively, (i) the
Administrative Agent, the Issuing Bank and the Lenders, (ii) each Rate Protection Lender and (iii) the successors and assigns of each of the foregoing.

                           "GUARANTOR OBLIGATIONS": collectively, all of the
obligations and liabilities of the Guarantor hereunder, whether direct or indirect, absolute or contingent, due or to become due, whether now existing or hereafter arising, created, assumed, incurred or acquired and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) of the Credit Agreement and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

                           "OBLIGATIONS": collectively, the Borrower Obligations
and the Guarantor Obligations.

                           "PAYMENT": the indefeasible payment in full in cash.

                           "PERMITTED LIENS": collectively, (i) prior to the
Bridge Termination Date, (x) with respect to the Borrower or any of its Subsidiaries, Liens permitted to exist pursuant to Section 8.2 of the Credit Agreement and (y) with respect to the Guarantor, Acquisition Corp. and each of Acquisition Corp.'s Subsidiaries, Liens of the Bridge Agent on the Stock of the Borrower, Acquisition Corp. and each of its Subsidiaries, the assets of Acquisition Corp. and each of its Subsidiaries and the cash collateral account relating to the interest reserve referred to in paragraph 4 of Recital F of the Credit Agreement, each created pursuant the Bridge Loan Documents, and (ii) on and after the Bridge Termination Date, Liens permitted to exist pursuant to
Section 8.2 of the Credit Agreement.

                           "RATE PROTECTION LENDERS": collectively, each
counterparty to an Interest Rate Protection Arrangement with or assumed by the Borrower if such counterparty was a Lender (or an Affiliate thereof) at the time such Interest Rate Protection Arrangement was entered into or assumed, as applicable.

                           "SUBORDINATED DEBT": all indebtedness for borrowed
money and any other obligations, contingent or otherwise, of the Borrower to the Guarantor, including all amounts, fees and expenses payable by the Borrower to the Guarantor, in respect thereof, in each case whether outstanding on the date of execution of this Agreement or hereafter arising or created.

                  (c) Unless the context otherwise requires, references in this Agreement to a "Subsidiary" or to "Subsidiaries" shall be deemed to refer to a Subsidiary or Subsidiaries of the Guarantor.

2.       GUARANTY

                  (a) The Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations. This Agreement constitutes a guaranty of payment and neither the Administrative Agent nor any other Guaranteed Party shall have any obligation to enforce any Loan Document or any Interest Rate Protection Arrangement or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations, prior to being entitled to the benefits of this Agreement. The Administrative Agent may, at its option, proceed against the Guarantor in the first instance, to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if the Administrative Agent or any other Guaranteed Party is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, the Administrative Agent or such other Guaranteed Party shall be entitled to receive hereunder from the Guarantor after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

3.       ABSOLUTE OBLIGATION

                  The Guarantor shall not be released from liability hereunder unless and until the Maturity Date shall have occurred and either (a) the Issuing Bank shall not have any obligation under the Letters of Credit and the Borrower shall have paid in full in cash the outstanding principal balance of the Loans, together with all accrued interest thereon, all of the Reimbursement Obligations, and all other sums then due and owing under the Loan Documents, or
(b) the Guarantor Obligations of the Guarantor shall have been paid in full in cash. The Guarantor acknowledges and agrees that (i) neither the Administrative Agent nor any other Guaranteed Party has made any representation or warranty to the Guarantor with respect to the Borrower, its Subsidiaries, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (ii) the Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations,
(B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document, or any Interest Rate Protection Arrangement, or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by the Administrative Agent nor any other Guaranteed Party to realize upon, enforce or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of setoff by the Administrative Agent or any other Guaranteed Party, (F) the existence, validity or enforceability of any other guaranty with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of the Administrative Agent or any other Guaranteed Party in connection with the administration of any Loan Document, any Interest Rate Protection Arrangement, or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower's obligations and liabilities (including the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to the Administrative Agent or any other Guaranteed Party, (N) any amendment or modification of, or supplement to, any Loan Document or any Interest Rate Protection Arrangement or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including the Borrower Obligations) or of the Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

4.       REPRESENTATIONS AND WARRANTIES

                  The Guarantor hereby represents and warrants to the Administrative Agent as follows:

                  (a) SUBSIDIARIES. As of the Second Restatement Date and after giving effect to the Initial Transactions, the Guarantor has only the Subsidiaries set forth in Schedule 4(a), which Schedule sets forth the name, jurisdiction of incorporation or organization and capitalization of each Subsidiary. Except as set forth in Schedule 4(a), the shares of each corporate Subsidiary owned by the Guarantor are duly authorized, validly issued, fully paid and nonassessable. The shares of each Subsidiary are owned free and clear of any Liens, except Permitted Liens.

                  (b) CORPORATE EXISTENCE AND POWER. The Guarantor and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect.

                  (c) AUTHORITY. The Guarantor and each other Loan Party has full power and authority to enter into, execute, deliver and carry out the terms of the Transaction Documents to which it is a party, to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary action and are in full compliance with its certificate of incorporation and by-laws.

                  (d) GOVERNMENTAL AUTHORITY APPROVALS. No consent, authorizations or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person (except for those which have been obtained, made or given and those which will be obtained, made or given prior to the Second Restatement Date) is required to authorize, or is required in connection with the execution, delivery and performance of the Transaction Documents, or is required as a condition to the validity or, except as expressly set forth in the Collateral Documents with respect to the FCC, the enforceability of the Transaction Documents. Except as set forth in the preceding sentence, no provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution, delivery or performance of, or affect the validity of, the Transaction Documents.

                  (e) BINDING AGREEMENT. The Transaction Documents constitute the valid and legally binding obligations of the Guarantor and each other Loan Party to which it is a party, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

                  (f)      LITIGATION.

                           (i) Except as set forth in Schedule 4.6 to the Credit
Agreement, there are no actions, suits, arbitration proceedings or claims (whether or not purportedly on behalf of the Guarantor or any Subsidiary) pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any Subsidiary, or maintained by the Guarantor or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no proceedings pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any Subsidiary which call into question the validity or enforceability of any of the Transaction Documents.

                           (ii) Since the Second Restatement Date, there has
been no change in the status of the matters disclosed on Schedule 4.6 to the Credit Agreement that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  (g) NO CONFLICTING AGREEMENTS. Except as set forth in Schedule 4(g), neither the Guarantor nor any Subsidiary is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its Property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. Except for any Lien created by any Loan Document or, with respect to the Guarantor, Acquisition Corp. and its Subsidiaries, any Bridge Loan Document, the execution, delivery or carrying out of the terms of the Transaction Documents will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained) or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Guarantor or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, taken as a whole, could reasonably be expected to have a Material Adverse Effect.

                  (h) TAXES. Except as set forth in Schedule 4.8 to the Credit Agreement, the Guarantor and each Subsidiary has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it which would be material to the Guarantor or any Subsidiary, and no tax Liens (other than Permitted Liens) have been filed. Except as set forth in such Schedule 4.8, the charges, accruals and reserves on the books of the Guarantor and each Subsidiary with respect to all federal, state, local and other Taxes are, to the best knowledge of the Guarantor, adequate, and the Guarantor knows of no unpaid assessment which is due and payable against it or any Subsidiary or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

                  (i) COMPLIANCE WITH APPLICABLE LAWS. Neither the Guarantor nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default each could reasonably be expected to have a Material Adverse Effect. The Guarantor and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA, of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

                  (j) GOVERNMENTAL REGULATIONS. Neither the Guarantor nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, and neither the Guarantor nor any Subsidiary is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

                  (k)      PROPERTY; BROADCASTING BUSINESS.

                           (i) The Guarantor and each Subsidiary has good and,
except with respect to FCC licenses which cannot be transferred without the consent of the applicable Governmental Authority, marketable title to all of its Property, title to which is material to the Guarantor and the Subsidiaries taken as a whole, subject to no Liens, except Liens in favor of the Administrative Agent and the Lenders pursuant to the Collateral Documents and Permitted Liens.

                           (ii) The Guarantor and the Subsidiaries are the
registered holders of all licenses duly issued by the FCC in respect of all Broadcasting Stations owned and operated by the Guarantor and each Subsidiary. Such licenses constitute all of the authorizations by the FCC or any other Governmental Authority necessary for the operation of the business of the Guarantor and each Subsidiary substantially in the manner presently being conducted by it, and such licenses are validly issued and in full force and effect, unimpaired by any act or omission by the Guarantor or such Subsidiary. To the best of the Guarantor's knowledge, except as set forth in Schedule 4.11(b) to the Credit Agreement, neither the Guarantor nor any Subsidiary is a party to any investigation, notice of violation, order or complaint issued by or before the FCC which could reasonably be expected to have a Material Adverse Effect. Except for such proceedings that affect the radio broadcasting industry generally and as set forth in such Schedule 4.11(b), there are no proceedings by or before the FCC, which could in any manner materially threaten or adversely affect the validity of any of such licenses. Neither the Guarantor nor any Subsidiary has knowledge of a threat of any investigation, notice of violation, order, complaint or proceeding before the FCC which could reasonably be expected to have a Material Adverse Effect or has any reason to believe that any of such licenses will not be renewed in the ordinary course.

                           (iii) Schedule 4.11(c) to the Credit Agreement sets
forth the address of each real property that is owned or leased by the Guarantor or any Subsidiary as of the Second Restatement Date after giving effect to the Transactions and specifies each thereof, the fair market value of which is greater than or equal to $2,000,000.

                  (l) FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. Neither the Guarantor nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, to purchase or carry any Margin Stock or for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

                  (m) NO MISREPRESENTATION. No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Guarantor or any Subsidiary in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Guarantor or any Subsidiary omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

                  (n) PLANS. The Guarantor and each Subsidiary have only the Plans listed in Schedule 4.14 to the Credit Agreement. Each Single Employer Plan and, to the best knowledge of the Guarantor, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code, and the Guarantor and each Subsidiary have filed all reports required to be filed by them under ERISA and the Code with respect to each such Plan. The Guarantor and each Subsidiary have met all material requirements imposed by ERISA and the Code with respect to the funding of all Plans, including Multiemployer Plans. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Single Employer Plan or, to the best knowledge of the Guarantor, Multiemployer Plan to be terminated under circumstances which would cause the Lien provided under
Section 4068 of ERISA to attach to the Property of the Guarantor or any Subsidiary. Since the effective date of ERISA, no Reportable Event which may constitute grounds for the termination of any Single Employer Plan or, to the best knowledge of the Guarantor, Multiemployer Plan under Title IV of ERISA has occurred and no Single Employer Plan or Multiemployer Plan has been terminated in whole or in part.

                  (o) FCC MATTERS. The Guarantor and each Subsidiary (i) have duly and timely filed all filings which are required to be filed by the Guarantor and each Subsidiary under the Communications Act and the rules and regulations of the FCC, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (ii) are in all respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the transmission of radio signals, the failure to comply of which could reasonably be expected to have a Material Adverse Effect.

                  (p) BURDENSOME OBLIGATIONS. Neither the Guarantor nor any Subsidiary is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any corporate restriction which, in the opinion of the management of the Guarantor, is so unusual or burdensome, in the context of the Guarantor's or such Subsidiary's business, as in the foreseeable future could reasonably be expected to have a Material Adverse Effect. The Guarantor does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to have a Material Adverse Effect.

                  (q)      FINANCIAL STATEMENTS.

                           (i) The Guarantor has heretofore furnished to the
Credit Parties the Guarantor's (x) Form 10-K for the fiscal year ended December 31, 1999 containing the annual audited Consolidated Balance Sheets of the Guarantor and its Subsidiaries as of December 31, 1999, together with the related Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the period then ended, reported on by the Accountants, and (y) Form 10-Q for the fiscal quarter ended March 31, 2000 containing the unaudited Consolidating Balance Sheets of the Guarantor and its Subsidiaries as of March 31, 2000, together with the related Consolidating Statements of Operations for the periods then ended, each certified by its chief financial officer. The foregoing financial statements fairly present, in all material respects, the Consolidated and Consolidating financial condition and results in the operations of the Parent and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP and are consistent with the books and records of the Parent (which books and records are correct and complete), subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                           (ii) Except as reflected in such financial statements
or in the footnotes thereto, neither the Guarantor nor any Subsidiary has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on such financial statements and was not. Since December 31, 1999, there has been no Material Adverse Change.

                  (r)      ENVIRONMENTAL MATTERS.

                           (i) Except as set forth on Schedule 4.18 to the
Credit Agreement, neither the Guarantor nor any Subsidiary (A) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect arising in connection with (x) any noncompliance with or violation of the requirements of any Environmental Law, or
(y) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (B) to the best knowledge of the Guarantor, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (C) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Guarantor or any Subsidiary is or may be liable which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (D) has received notice that the Guarantor or any Subsidiary is or may be liable to any Person under any Environmental Law which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Guarantor and each Subsidiary is in compliance in all material respects with the financial responsibility requirements of all Environmental Laws to the extent applicable, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law.

                           (ii) Since the Second Restatement Date, there has
been no change in the status of the matters disclosed on Schedule 4.18 to the Credit Agreement that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  (s) CHIEF EXECUTIVE OFFICE; JURISDICTION OF ORGANIZATION. As of the Second Restatement Date, the chief place of business and chief executive office of the Guarantor is located at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012 and the Guarantor is incorporated under the law of the State of Delaware.

5.       AFFIRMATIVE COVENANTS

                  The Guarantor hereby covenants and agrees that, until the Payment of all of the obligations of the Loan Parties under the Loan Documents to any Credit Party and the nonexistence of any obligation of any Credit Party under any of the Loan Documents or any Letter of Credit, it shall:

                  (a) FINANCIAL STATEMENTS. Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender the financial statements and other reports required by Section 7.1 of the Credit Agreement and such other information and documentation with respect to the Guarantor and its Subsidiaries as any Credit Party may reasonably request from time to time.

                  (b) CERTIFICATES; OTHER INFORMATION. Furnish or cause to be furnished to the Administrative Agent and each Lender:

                           (i) Prompt written notice if: (A) any Indebtedness of
the Guarantor or any of its Subsidiaries is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, (B) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Guarantor or any of its Subsidiaries has the right to declare any such Indebtedness due and payable prior to its stated maturity, or
(C) there shall occur and be continuing a Default;

                           (ii) Prompt written notice of: (A) any citation,
summons, subpoena, order to show cause or other document naming the Guarantor or any of its Subsidiaries a party to any proceeding before any Governmental Authority which might have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (B) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Guarantor or any Subsidiary by any Person or Governmental Authority, except for a lapse or other termination thereof in accordance with the terms thereof, PROVIDED that such lapse or termination could not reasonably be expected to have a Material Adverse Effect, and (C) any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute might have a Material Adverse Effect;

                           (iii) Promptly upon becoming available, copies of all
regular, periodic or special reports, schedules and other material which the Guarantor or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof; and

                           (iv) Prompt written notice of the occurrence of a
Change of Control.

                  (c) LEGAL EXISTENCE. Except as provided in Section 7.3 of the Credit Agreement, maintain, and cause each Subsidiary to maintain, its corporate existence, and maintain its good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

                  (d) TAXES. Pay and discharge when due, and cause each Subsidiary so to do, all Taxes, assessments and governmental charges, license fees and levies upon or with respect to the Guarantor or such Subsidiary and upon the income, profits and Property of the Guarantor and the Subsidiaries taken as a whole, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Guarantor or any Subsidiary not permitted under Section 6(b), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Guarantor or such Subsidiary and provided that the Guarantor shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

                  (e) INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, and which, in the case of property insurance, shall be in amounts sufficient to prevent the Guarantor or such Subsidiary from becoming a co-insurer, including, without limitation, public liability (bodily injury and property damage), fidelity, bonding and workers' compensation with deductibles not exceeding $25,000 per occurrence, in each case naming the Administrative Agent as an additional insured under such policies, and file with the Administrative Agent within five days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of an Authorized Signatory certifying that in the opinion of such officer such insurance is adequate in nature and amount and complies with the obligations of the Guarantor and the Subsidiaries hereunder.

                  (f) PAYMENT OF INDEBTEDNESS AND PERFORMANCE OF OBLIGATIONS. Pay and discharge, and cause each Subsidiary to pay and discharge, when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Guarantor or any Subsidiary not permitted under Section 6(b), unless and to the extent only that the validity of such Indebtedness (other than Indebtedness under the Loan Documents), obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by the Guarantor or such Subsidiary, and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any Property of the Guarantor or any Subsidiary not permitted under Section 6(b) senior to the Lien granted to the Administrative Agent by the Collateral Documents on such Property, and further PROVIDED that the Guarantor shall give the Administrative Agent and the Lenders prompt notice of any such material contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

                  (g) CONDITION OF PROPERTY. At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each Subsidiary so to do, all Property necessary to the operation of the Guarantor's or such Subsidiary's business.

                  (h) OBSERVANCE OF LEGAL REQUIREMENTS; ERISA; ENVIRONMENTAL LAWS. Observe and comply in all respects, and cause each Subsidiary so to do, with all laws (including ERISA and Environmental Laws), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to the

Guarantor or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Guarantor or such Subsidiary, and PROVIDED that the Guarantor shall give the Administrative Agent and the Lenders prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

                  (i) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent and each Lender, or potential assignees and/or participants of the Administrative Agent or any Lender, to visit the offices of the Guarantor and the Subsidiaries on reasonable advance notice, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Guarantor and the Subsidiaries with the officers thereof and with the Accountants.

                  (j) FCC LICENSES, ETC. Maintain and cause each Subsidiary to maintain, in full force and effect, each main station license issued by the FCC to it for each Broadcasting Station. The Guarantor shall also maintain and cause each Subsidiary to maintain, in full force and effect, all other material licenses (including, without limitation, all material auxiliary licenses issued by the FCC), copyrights, patents, including all licenses, permits, applications, reports, authorizations and other rights as are necessary for the conduct of its business, except to the extent that such ownership or right to use shall terminate as a matter of law or expire as a matter of contractual right through no action or default by the Guarantor or any Subsidiary.

                  (k)      SUBSIDIARY GUARANTY.

                           (i) Promptly upon the creation or acquisition of any
Subsidiary, cause such Subsidiary (other than, prior to the Bridge Termination Date, Acquisition Corp. or any of its Subsidiaries) to execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty in the form attached thereto, together with such other documents and opinions of counsel as the Administrative Agent shall reasonably required in connection therewith.

                           (ii) On the Bridge Termination Date, cause
Acquisition Corp. and each of its Subsidiaries to execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty in the form attached thereto, together with such other documents and opinions of counsel as the Administrative Agent shall reasonably required in connection therewith, including evidence that the Bridge Loan has been paid in full, the Bridge Loan Documents have been terminated and all Liens securing the same shall have been released.

                  (l) MORTGAGES. Promptly upon the acquisition by any Subsidiary (other than, prior to the Bridge Termination Date, Acquisition Corp. or any of its Subsidiaries) of any real property on or after the Second Restatement Date having a fair market value at the time of acquisition of (i) $2,000,000 or more or (ii) $1,000,000 or more (but less than $2,000,000) if in the case of this clause (ii) the aggregate fair market value at the time of acquisition of all such real property acquired by the Subsidiaries on or after the Second Restatement Date in respect of which no Mortgage has been executed and delivered to the Administrative Agent pursuant to Section 7.12 of the Credit Agreement shall exceed $5,000,000, execute and deliver, and cause each Subsidiary so to do, a Mortgage with respect to such real property in form and substance satisfactory to the Administrative Agent, together with such UCC financing statements, surveys, title insurance policies, environmental reports, opinions and other documents as the Administrative Agent shall reasonably request in connection therewith.

                  (m) DROPDOWN OF ACQUISITION CORP. On the Bridge Termination Date, contribute of all of the issued and outstanding Stock of Acquisition Corp. and any intercompany Indebtedness of Acquisition Corp. held by the Guarantor to the Borrower as an additional capital contribution (the "DROPDOWN").


                  (n) NET EQUITY PROCEEDS. On the receipt of Net Equity Proceeds with respect to any Equity Issuance by the Guarantor, contribute to the Borrower as an additional capital contribution: (i) prior to the Bridge Termination Date, 50% of such Net Equity Proceeds and (ii) thereafter, 100% of such Net Equity Proceeds.

6.       NEGATIVE COVENANTS

                  The Guarantor hereby covenants and agrees that, until the Payment of all of the obligations of the Loan Parties under the Loan Documents to any Credit Party and the nonexistence of any obligation of any Credit Party under any of the Loan Documents or any Letter of Credit, it shall not:

                  (a) INDEBTEDNESS. Create, incur, assume or suffer to exist any liability for Indebtedness or permit any Subsidiary so to do, except (i) as permitted under Section 8.1 of the Credit Agreement and (ii) Indebtedness under the Bridge Loan Documents.

                  (b) LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except Permitted Liens.

                  (c) MERGER OR ACQUISITION OF PROPERTY. Consolidate with, be acquired by, or merge into or with any Person, or acquire all or substantially all of the Stock or Property of any Person, or permit any Subsidiary so to do, except as permitted under Section 8.3 of the Credit Agreement.

                  (d) RESTRICTED PAYMENTS. Declare or make any Restricted Payment or permit any Subsidiary so to do, except (i) to the extent permitted under Section 8.4 of the Credit Agreement, (ii) prior to the Bridge Termination Date, Restricted Payments by Acquisition Corp. or any of its Subsidiaries to its parent to the extent permitted by the Bridge Credit Agreement, and (iii) the Guarantor may declare and pay dividends with respect to its equity securities payable solely in shares of its perpetual common stock.

                  (e) INVESTMENTS, LOANS, ETC. At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance (excluding deposits or pledges permitted under Section 8.2(iii) of the Credit Agreement) to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person (all of which are sometimes referred to herein as "INVESTMENTS"), or permit any Subsidiary so to do, except: (i) as permitted by Section 8.5 of the Credit Agreement, (ii) the Contributions, (iii) the Dropdown and as required by
Section 5(n).

                  (f) CONDUCT OF BUSINESS; BUSINESS CHANGES.

                           (i) Engage in any business other than the ownership
of the Stock of the Guarantor and Acquisition Corp. and activities incidental thereto.

                           (ii) Permit any Subsidiary to engage in any material
line of business substantially different from those lines of business carried on as of the Second Restatement Date.


                  (g) SALE OF PROPERTY. Sell, exchange, lease, transfer or otherwise dispose of any Property to any Person, or permit any Subsidiary so to do, except (i) as permitted in Section 8.7 of the Credit Agreement and (ii) with respect to Acquisition Corp. and its Subsidiaries as permitted in the Bridge Credit Agreement.

                  (h) SUBSIDIARIES. Create or acquire any direct Subsidiary.

                  (i) COMPLIANCE WITH ERISA. Adopt any Plan other than those listed in Schedule 4.14 of the Credit Agreement or permit any Subsidiary so to do, or engage in any "prohibited transaction", as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan, or incur any "accumulated funding deficiency", as such term is defined in Section 412 of the Code or Section 302 of ERISA, or terminate, or permit any Commonly Controlled Entity to terminate, any Plan that would result in any liability of the Guarantor or any Commonly Controlled Entity to the PBGC, or permit the occurrence of any Reportable Event or any other event or condition that presents a risk of such a termination by the PBGC of any Plan, or withdraw or effect a partial withdrawal from a Multiemployer Plan, or permit any Commonly Controlled Entity which is an employer under such a Multiemployer Plan so to do, if any such withdrawal would result in such withdrawing employer incurring any withdrawal liability in excess of $250,000.

                  (j) CERTIFICATE OF INCORPORATION AND BY-LAWS; CERTAIN AGREEMENTS. Amend or otherwise modify (i) its certificate of incorporation, bylaws or other organizational documents, or permit any Subsidiary so to do, in any way that would adversely affect the interests of the Lenders or the Issuing Bank or the obligations of any Loan Party under any of the Loan Documents, (ii) the Tax Sharing Agreement, (iii) the Management Agreement or (iv) the Initial Transaction Documents.

                  (k) PREPAYMENTS OF INDEBTEDNESS. Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than the Loans) prior to the due date thereof, or permit any Subsidiary so to do, except (i) the Guarantor may prepay the Bridge Loans in accordance with the Bridge Credit Agreement and (ii) other prepayments of Indebtedness to the extent permitted by
Section 8.11 of the Credit Agreement.

                  (l) ACCOUNTING PRACTICE; FISCAL YEAR. Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year from a fiscal year commencing January 1st and ending December 31st, or permit any of its Subsidiaries so to do, except to the extent permitted by Section 8.12 of the Credit Agreement.

                  (m) LIMITATION ON UPSTREAM TRANSFERS. Permit or cause any of its Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than the Loan Documents and, with respect to Acquisition Corp. and its Subsidiaries prior to the Bridge Termination Date, the Bridge Loan Documents) with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from making Upstream Transfers or (b) the declaration or payment of Upstream Transfers on an annual or cumulative basis is or would be otherwise limited or restricted, PROVIDED that the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, PROVIDED that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

                  (n) TRANSACTIONS WITH AFFILIATES. Except for the Tax Sharing Agreement and the Management Agreement, become, or permit any Subsidiary to become, a party to any transaction with any Affiliate of the Guarantor or any Subsidiary (other than a transaction solely between any wholly-owned Subsidiary (other than, prior to the Bridge Termination Date, Acquisition Corp. and its Subsidiaries) and either the Guarantor or any other wholly-owned Subsidiary (other than, prior to the Bridge Termination Date, Acquisition Corp. and its Subsidiaries) on a basis less favorable to the Guarantor or such Subsidiary in any material respect than if such transaction were not with an Affiliate of the Guarantor or such Subsidiary.

                  (o) SALE AND LEASEBACK. Enter into any arrangement with any Person, or permit any Subsidiary so to do, providing for the leasing by the Guarantor or such Subsidiary of Property which has been or is to be sold or transferred by the Guarantor or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Guarantor or such Subsidiary.

                  (p) STOCK ISSUANCE. Issue any additional shares of Stock, or permit any of its Subsidiaries so to do, except (i) subject to Section 5(n), the Guarantor may issue shares of its Class A common Stock and (ii) any Subsidiary may issue shares of its Stock to its parent, subject, however to the Liens of the Loan Documents or the Bridge Loan Documents, as applicable.

                  (q) FEDERAL RESERVE REGULATIONS. Own, or permit any Subsidiary to own, Margin Stock in excess of 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of "Indirectly Secured" contained in Regulation U in effect at the time of the making of each Loan or the issuance of each Letter of Credit) of the value of the assets of (i) the Borrower, or (ii) the Borrower and its Subsidiaries on a Consolidated basis.

                  (r) CHANGE IN NAME, JURISDICTION OF ORGANIZATION; NATURE OF BUSINESS. Change its legal name or the jurisdiction of its organization or make any material change in the nature of its business, taken as a whole, as conducted on the Second Restatement

Date, or permit any Subsidiary so to do, except to the extent permitted by
Section 8.19 of the Credit Agreement.

                  (s) LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent by the Borrower or any Subsidiary for any Property under lease or agreement to lease, or permit any Subsidiary so to do, except to the extent permitted by Section 8.20 of the Credit Agreement.

7.       SUBORDINATION.

                  (a) No payment of any nature whatsoever due in respect of the Subordinated Debt payable to the Guarantor shall be made unless and until the Payment of all of the obligations of the Loan Parties under the Loan Documents to any Credit Party and the nonexistence of any obligation of any Credit Party under any of the Loan Documents or any Letter of Credit.

                  (b) Upon any bankruptcy, insolvency, liquidation or reorganization of the Borrower, or upon the filing of a petition in bankruptcy or commencement of any proceeding in bankruptcy against the Borrower or upon any distribution of the assets of the Borrower or upon any dissolution, winding up, liquidation or reorganization of the Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings, or upon any assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower, or in the event any of the Subordinated Debt shall for any reason become or be declared due and payable or otherwise:

                           (i) the Administrative Agent shall first be entitled
to receive Payment of all of the Borrower Obligations (whenever arising) before the Guarantor shall be entitled to receive any payment on account of the Subordinated Debt;

                           (ii) any payment by, or distribution of the assets
of, the Borrower of any kind or character, whether in cash, Property or securities, to which the Guarantor would be entitled except for the provisions of this Agreement, in connection with the Subordinated Debt, shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent to the extent necessary to make Payment of all of the Borrower Obligations remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) in cash to the Administrative Agent;

                           (iii) the Guarantor shall not ask, demand by legal
proceedings or otherwise, or take or receive from the Borrower, by set-off, counterclaim or in any other manner, any payment or distribution on account of the Subordinated Debt other than as expressly permitted hereunder; and

                           (iv) the Guarantor agrees to declare the Subordinated
Debt to be due and payable and, at least 30 days before the time required by applicable law or rule, to file proof of claim therefor, in default of which the Administrative Agent is hereby irrevocably authorized so to declare and file in order to effectuate the provisions hereof.

                  Notwithstanding the foregoing, in the event that any payment by, or distribution of the assets of, the Borrower of any kind or character prohibited hereby, whether in cash, Property or securities, shall for any reason be received by the Guarantor in respect of the Subordinated Debt, such payment or distribution shall be held in trust for the benefit of the Administrative Agent and shall be immediately paid over to the Administrative Agent, to the extent necessary to make Payment of all of the Borrower Obligations remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) in cash to the Administrative Agent.

                  (c) Without the prior written consent of the Administrative Agent, the Borrower will not give, and the Guarantor will not receive or accept, any collateral of any nature whatsoever for the Subordinated Debt on any Property or assets, whether now existing or hereafter acquired, of the Borrower.

                  (d) Nothing contained in this Agreement is intended to or shall impair, as between and among the Borrower, its creditors (other than the holders of the Borrower Obligations) and the Guarantor, the obligation of the Borrower to make payment to the Guarantor of any amount due in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the Guarantor and the creditors of the Borrower (other than the holders of the Borrower Obligations), in each case subject to the rights of the holders of the Borrower Obligations under this Agreement.

                  (e) Unless and until Payment of all of the obligations of the Loan Parties under the Loan Documents to any Credit Party, and the nonexistence of any obligation of any Credit Party under any of the Loan Documents or any Letter of Credit, the Guarantor agrees not to declare any part of the Subordinated Debt to be due and payable or exercise any of the rights or remedies which it may have, or bring (in its capacity as holder of the Subordinated Debt), or join with any other creditor in instituting, any proceedings against the Borrower under any bankruptcy, insolvency, reorganization, arrangement, receivership or other similar law, unless the Borrower Obligations shall have been declared immediately due and payable or, in the case of the institution of any such proceedings, the Administrative Agent shall have joined in the institution thereof or expressly consented thereto in writing. In the event that the Administrative Agent shall have so declared the Borrower Obligations immediately due and payable, the Guarantor agrees to declare the Subordinated Debt then due to be due and payable, PROVIDED, however, if the Administrative Agent shall rescind any such declaration, the Guarantor shall automatically be deemed to have rescinded its declaration.

                  (f) The Guarantor shall not sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Debt without having first obtained the prior written consent of the Administrative Agent.

                  (g) The Borrower agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

8.       EVENTS OF DEFAULT

                  Each of the following shall constitute an "EVENT OF DEFAULT":

                  (a) If the Guarantor shall fail to observe or perform any term, covenant or agreement contained in Section 2, 5(c), 5(k), 5(m), 5(n) or 6 of this Agreement; or

                  (b) If the Guarantor shall fail to observe or perform any other term, covenant, or agreement contained in this Agreement and such failure shall have continued unremedied for a period of 30 days from the first date when the Guarantor or the Borrower shall have obtained knowledge thereof; or

                  (c) The occurrence and continuance of an Event of Default under, and as such term is defined in, the Credit Agreement.

9.       NOTICES

                  Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be in writing (including facsimile) and shall be electronically transmitted or mailed by registered or certified mail or delivered in person, and all statements, reports, documents, certificates and papers to be delivered hereunder shall be mailed by first class mail or delivered in person, in each case to the respective parties to this Agreement as follows:

                  (a) in the case of the Administrative Agent or the Borrower, as set forth in Section 11.2 of the Credit Agreement, and

                  (b) in the case of the Guarantor, to Salem Communications Corporation, 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012,
Attention: Dirk Gastaldo, Vice President and Chief Financial Officer (Telephone:
(805) 384-4531; Telecopy: (805) 384-4532, with a copy to Salem Communications Corporation, 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012,
Attention: Jonathan L. Block, Esq., Secretary (Telephone: (805) 987-0400 (ext.
106); Telecopy: (805) 384-4505).

10.      EXPENSES.

                  The Guarantor agrees that it shall, upon demand, pay to the Administrative Agent any and all reasonable out-of-pocket sums, costs and expenses, which any Guaranteed Party may pay or incur defending, protecting or enforcing this Agreement (whether suit is instituted or not), reasonable attorneys' fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

11.      REPAYMENT IN BANKRUPTCY, ETC.

                  If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, any Guaranteed Party shall be required to repay any amounts previously paid by or on behalf of the Borrower or the Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantor unconditionally agrees to pay to the Administrative Agent within ten days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by the applicable Guaranteed Party to the date of payment to the Administrative Agent at the applicable after maturity rate set forth in the Credit Agreement.

12.      TERMINATION

                  This Agreement shall terminate on the date upon which (i) the Lenders shall no longer have any obligation to make Loans, (ii) the Issuing Bank shall no longer have (A) any obligation to issue Letters of Credit and (B) any obligations under the Letters of Credit theretofor issued, and (iii) the Obligations shall have been paid in full in cash.

13.      MISCELLANEOUS

                  (a) Except as otherwise expressly provided in this Agreement, the Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Agreement, the other Loan Documents, each Interest Protection Arrangement, and the Borrower Obligations, notice of acceptance of this Agreement and reliance hereupon by the Administrative Agent, the Issuing Bank and each Lender, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort.

                  (b) The Guarantor is not relying upon the Administrative Agent, the Issuing Bank or any Lender to provide to it any information concerning the Borrower or any of its Subsidiaries, and the Guarantor has made arrangements satisfactory to it to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as it may desire.

                  (c) The Guarantor agrees that any statement of account with respect to the Borrower Obligations from the Administrative Agent, the Issuing Bank or any Lender to the Borrower which binds the Borrower shall also be binding upon the Guarantor, and that copies of said statements of account maintained in the regular course of the Administrative Agent's, the Issuing Bank's or such Lender's business, as the case may be, may be used in evidence against the Guarantor in order to establish its Guarantor Obligations.

                  (d) The Guarantor acknowledges that it has received a copy of the Loan Documents and each Interest Rate Protection Arrangement and has approved of the same. In addition, the Guarantor acknowledges having read each Loan Document and each such Interest Rate Protection Arrangement and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Agreement.

                  (e) The Guarantor may not assign any right, or delegate any duty, it may have under this Agreement.

                  (f) The Guarantor Obligations hereunder shall be joint and several with the obligations of the Subsidiary Guarantors.

                  (g) This Agreement is the "Parent Guaranty" referred to in the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Administrative Agent, the Guarantor and the Borrower acknowledges that certain provisions of the Credit Agreement, including, without limitation, Sections 1.2 (Principles of Construction), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.4 (Survival of Certain Obligations), 11.7 (Successors and Assigns), 11.8 (Counterparts), 11.9 (Adjustments; Setoff), 11.12 (Governing Law), 11.13 (Headings), 11.14 (Severability), 11.15 (Integration), 11.16 (Limitation of Liability), 11.17 (Consent to Jurisdiction), 11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

                  (h) No right of the Administrative Agent to enforce this Agreement shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, or by any noncompliance by the Guarantor with the terms, provisions and covenants herein, and the Guaranteed Parties are hereby expressly authorized to extend, waive, renew, increase, decrease, modify or amend the terms of the Borrower Obligations or any collateral security therefor, to waive any default, modify, amend, rescind or waive any provision of any document executed and delivered in connection with the Borrower Obligations and to release, sell or exchange any such collateral security and otherwise deal freely with the Borrower, all without notice to or consent of the Guarantor and without affecting the liabilities and obligations of the parties hereto.

                  (i) The Guarantor waives notice of acceptance of this Agreement by the Administrative Agent and the Guaranteed Parties, and the Guarantor waives notice of and consents to the making, amount and terms of the Borrower Obligations which may exist from time to time and any renewal, extension, increase, amendment or modification thereof and any other action which the Administrative Agent or the Lenders in their sole and absolute discretion, may take or omit to take with respect thereto. This section shall constitute a continuing offer to the Administrative Agent and the Guaranteed Parties, its provisions are made for the benefit of the Administrative Agent and the Guaranteed Parties, and the Administrative Agent and the Guaranteed Parties are made obligees hereunder and may enforce such provisions.

                  (j) The Guarantor agrees that no payment or distribution to the Administrative Agent pursuant to the provisions of this Agreement shall entitle the Guarantor to exercise any rights of subrogation in respect thereof until the Payment of all of the obligations of the Loan Parties under the Loan Documents to any Guaranteed Party, and the nonexistence of any obligation of any Guaranteed Party under any of the Loan Documents or any Letter of Credit. The Guarantor agrees that the subordination provisions contained herein shall not be affected by any action or failure to act by the holders of the Borrower Obligations which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of the Guarantor.

                  (k) The Guarantor agrees that the provisions of this Agreement shall be applicable to the Borrower Obligations whenever the same may arise and notwithstanding the fact that no Borrower Obligations may be outstanding from time to time and may have been paid down to zero at any time or from time to time, it being understood that the Credit Agreement permits the Borrower to borrow, repay and reborrow from time to time subject to the terms and conditions thereof, all or any of which terms and conditions may be waived.

                  (l) The Guarantor authorizes the Administrative Agent, without notice or demand and without affecting or impairing the obligations of the Guarantor, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Borrower Obligations, or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Borrower Obligations and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Administrative Agent, in its sole discretion, may determine;
(iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against the Borrower or any other Person.

[Signature pages follow]

                  IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Parent Guaranty to be duly executed on its behalf.

                        SALEM COMMUNICATIONS CORPORATION

                        By:
                           ---------------------------------------
                        Name:
                             -------------------------------------
                        Title:
                              ------------------------------------


                    SALEM COMMUNICATIONS HOLDING CORPORATION

                        By:
                           ---------------------------------------
                        Name:
                             -------------------------------------
                        Title:
                              ------------------------------------

                    SALEM COMMUNICATIONS HOLDING CORPORATION

                                 PARENT GUARANTY

                                      THE BANK OF NEW YORK, as Administrative
                                      Agent

                                      By:
                                         --------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------

                                             Schedule 4(a)
                                             to
                                             Parent Guaranty
                                             Dated as of August 24, 2000



                     LIST OF SUBSIDIARIES AND CAPITALIZATION

See Schedule 4.1 to the Credit Agreement for a list of the Subsidiaries of the Borrower and the capitalization thereof.

Other Subsidiaries of the Guarantor are as follows:

================================================================================
                                           Percentage of
                              Number of    Outstanding      Jurisdiction of
Name             Class        Shares       Shares           Organization
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                             SALEM HOLDING EXHIBIT N

                        FORM OF PARENT SECURITY AGREEMENT

                                 BY AND BETWEEN

                        SALEM COMMUNICATIONS CORPORATION

                    SALEM COMMUNICATIONS HOLDING CORPORATION

                                       AND

                  THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT

                           DATED AS OF AUGUST 24, 2000

                                TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION..............................................2

         1.1. CERTAIN DEFINED TERMS............................................2
         1.2. INTERPRETATION...................................................3

2. COLLATERAL..................................................................4

         2.1. GRANT............................................................4
         2.2. PERFECTION.......................................................4
         2.3. PRESERVATION AND PROTECTION OF SECURITY INTERESTS................5
         2.4. ATTORNEY-IN-FACT.................................................5
         2.5. SPECIAL PROVISIONS RELATING TO STOCK COLLATERAL..................6
         2.6. RIGHTS AND OBLIGATIONS...........................................6
         2.7. TERMINATION......................................................7

3. CASH PROCEEDS OF COLLATERAL.................................................7

         3.1. CASH COLLATERAL ACCOUNT..........................................7
         3.2. CERTAIN PROCEEDS.................................................8
         3.3. INVESTMENT OF BALANCE IN CASH COLLATERAL ACCOUNT.................8

4. REPRESENTATIONS.............................................................8

         4.1. TITLE............................................................8
         4.2. PLEDGED STOCK....................................................9

5. COVENANTS...................................................................9

         5.1. BOOKS AND RECORDS................................................9
         5.2. REMOVALS, ETC....................................................9
         5.3. SALES AND OTHER LIENS...........................................10
         5.4. STOCK COLLATERAL................................................10
         5.5. FURTHER ASSURANCES..............................................10

6. EVENTS OF DEFAULT; REMEDIES................................................10

         6.1. EVENTS OF DEFAULT...............................................10
         6.2. REMEDIES........................................................11
         6.3. DEFICIENCY......................................................12
         6.4. PRIVATE SALE....................................................12
         6.5. APPLICATION OF PROCEEDS.........................................12
         6.6. CERTAIN REGULATORY REQUIREMENTS.................................13

7. MISCELLANEOUS..............................................................14

         7.1. NOTICES.........................................................14

         7.2. EXPENSES........................................................14
         7.3. RELATIONSHIP TO CREDIT AGREEMENT................................14
         7.4. GOVERNING LAW; TERMS............................................14

         PARENT SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of August 24, 2000, by and between SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the "GUARANTOR") and THE BANK OF NEW YORK (the "ADMINISTRATIVE AGENT"), in its capacity as Administrative Agent for the Lenders under the Credit Agreement referred to below and the Rate Protection Lenders as defined herein.

                                    RECITALS

         A. Reference is made to the First Amended and Restated Credit Agreement, dated as of June 30, 1999, by and among the Guarantor, as borrower, the lenders party thereto, Bank of America NT&SA, as Documentation Agent, BankBoston, N.A., Fleet Bank, N.A. and Union Bank of California, N.A., as Co-Agents, and The Bank of New York, as Administrative Agent (the "EXISTING CREDIT AGREEMENT").

         B. Pursuant to an Agreement to Amend and Restate and Assumption Agreement (the "AGREEMENT TO AMEND"), dated as of the date hereof, among the Guarantor, Salem Communications Holding Corporation (the "Borrower") and the Credit Parties party thereto, the Borrower is assuming all of the obligations and liabilities of the Guarantor, as borrower, under, among other things, the Existing Credit Agreement.

         C. In connection with such assumption by the Borrower, the Borrower is entering into the Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among the Borrower, the Lenders party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent, Fleet National Bank, as Documentation Agent, and Union Bank of California, N.A. and The Bank of Nova Scotia, as Co-Agents (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

         D. The Guarantor owns (after giving effect to the Contributions), directly or indirectly, all of the issued and outstanding Stock of the Borrower and expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby.

         E. The Guarantor acknowledges the Credit Parties are relying on this Agreement in entering into the Credit Agreement and the Agreement to Amend and approving the assumption by the Borrower of the obligations of the Guarantor as borrower under the Existing Credit Agreement, and that the Credit Parties would not enter into the Credit Agreement or the Agreement to Amend or approve the assumption by the Borrower of the obligations of the Guarantor as borrower under the Existing Credit Agreement without the execution and delivery of this Agreement.

         F. Pursuant to the Parent Guaranty, dated as of the date hereof, among the Guarantor, the Borrower and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "PARENT GUARANTY"), the Guarantor guaranteed the Borrower Obligations (as therein defined). The Guarantor desires to secure the Guarantor Obligations (as defined in the Parent Guaranty) pursuant to this Agreement.

         H. It is a condition precedent to the effectiveness of the Credit Agreement and the making of all Loans and all Letters of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement.

                  In consideration of the premises and in order to induce the Credit Parties to enter into the Credit Agreement and the Agreement to Amend and approve the assumption by the Borrower of the obligations of the Guarantor as borrower under the Existing Credit Agreement, the parties hereto agree as follows:

1.       DEFINITIONS AND INTERPRETATION

         1.1.     CERTAIN DEFINED TERMS

                  (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                           "ACQUISITION CORP.": Salem Communications Acquisition
Corp., a Delaware corporation and a direct wholly owned Subsidiary of the Guarantor.

                           "BORROWER OBLIGATIONS": as defined in the Parent
Guaranty.

                           "CASH COLLATERAL ACCOUNT": as defined in Section 3.1.

                           "CREDIT AGREEMENT": as defined in paragraph Recital
C.

                           "EXISTING CREDIT AGREEMENT": as defined in Recital A.

                           "FCC LICENSE" shall mean any Governmental Approval
issued to the Borrower by the FCC pursuant to the Communications Act.

                           "FCC REGULATIONS": the Communications Act, the
regulations of the FCC under the Communications Act and all other Governmental Rules applicable to the Guarantor (or any Person under the control of the Guarantor) by reason of the Guarantor(or any Person under the control of the Guarantor) being a licensee of an FCC License.

                           "GOVERNMENTAL APPROVALS": any authorization, consent,
approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with, or other action of, any Governmental Authority.

                           "GOVERNMENTAL RULES": any law, rule, regulation,
ordinance, order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

                           "GUARANTOR OBLIGATIONS": as defined in the Parent
Guaranty.

                           "PARENT GUARANTY": as defined in paragraph Recital F.

                           "PERMITTED LIENS": as defined in the Parent Guaranty.

                           "PLEDGED STOCK": as defined in Section 2.1(a).

                           "RATE PROTECTION LENDERS": collectively, each
counterparty to an Interest Rate Protection Arrangement with or assumed by the Borrower if such counterparty was a Lender (or an Affiliate thereof) at the time such Interest Rate Protection Arrangement was entered into or assumed, as applicable.

                           "SECURED PARTIES" collectively, (i) the
Administrative Agent, the Issuing Bank and the Lenders, (ii) each Rate Protection Lender and (iii) the successors and assigns of each of the foregoing.

                           "SECURED OBLIGATIONS" shall mean (i) any and all
Guarantor Obligations and (ii) any and all obligations of the Guarantor for the performance of its agreements, covenants and undertakings under or in respect of the Loan Documents.

                           "STOCK COLLATERAL" as defined in Section 2.1(a).

                           "UNIFORM COMMERCIAL CODE" shall mean the Uniform
Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

         1.2.     INTERPRETATION

                  In this Agreement, unless otherwise indicated, the singular shall include the plural and plural the singular; words importing any gender shall include the other gender; references to statutes or regulations shall be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" shall include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of the Loan Documents); and references to Persons shall include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

2.       COLLATERAL

         2.1.     GRANT

                  As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Secured Obligations, the Guarantor hereby pledges and grants to the Administrative Agent, for its benefit and for the ratable benefit of the Secured Parties, a security interest in all of the Guarantor's right, title and interest in and to the following property, whether now owned or in the future acquired by the Guarantor and whether now existing or in the future coming into existence (collectively, the "COLLATERAL"):

                                    (a) (i) all of the shares of capital stock
of the Borrower and Acquisition Corp. represented by the respective certificates identified in Annex 1 and all other shares of capital stock of whatever class of the Borrower and Acquisition Corp. now owned or in the future acquired by the Guarantor, together with in each case the certificates representing the same (collectively, the "PLEDGED STOCK");

                                             (ii) all shares, securities, moneys
or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

                                             (iii) without affecting the
obligations of the Guarantor under any provision prohibiting that action under any Loan Document, in the event of any consolidation or merger in which the Borrower is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Guarantor) formed by or resulting from that consolidation or merger; and

                                    (b) all proceeds and products in whatever
form of all or any part of the other Collateral with respect to all or any part of other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of other Collateral.

         2.2.     PERFECTION

                  The Guarantor will (i) concurrently with the execution and delivery of this Agreement, file or deliver for filing such financing statements and other documents in such offices as are necessary or as the Administrative Agent may request to perfect and establish the priority (subject only to Permitted Liens) of the Liens granted by this Agreement, (ii) concurrently with the execution and delivery of this Agreement, deliver to the Administrative Agent all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank and (iii) take all such other actions as are necessary or as the Administrative Agent may request to perfect and establish the priority (subject only to Permitted Liens) of the Liens granted by this Agreement.

         2.3.     PRESERVATION AND PROTECTION OF SECURITY INTERESTS

                  The Guarantor will:


                           (a) upon the acquisition after the Second Restatement
Date by the Guarantor of any Stock Collateral, promptly either (x) transfer and deliver to the Administrative Agent all such Stock Collateral (together with the certificates representing that Stock Collateral duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Administrative Agent deems necessary or appropriate to create, perfect and establish the priority (subject only to Permitted Liens) of the Liens granted by this Agreement in that stock Collateral; and

                           (b) give, execute, deliver, file or record any and
all financing statements, notices, contracts, agreements or other instruments, obtain any and all Governmental Approvals and take any and all steps that may be necessary or as the Administrative Agent may request to create, perfect, establish the priority (subject only to Permitted Liens) of, or to preserve the validity, perfection or priority (subject only to Permitted Liens) of, the Liens granted by this Agreement or to enable the Administrative Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to those Liens, including causing any or all of the Stock Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Guarantor copies of any notices and communications received by it with respect to the Stock Collateral pledged by the Guarantor).

         2.4.     ATTORNEY-IN-FACT

                  Subject to the rights of the Guarantor under Sections 2.5, the Guarantor hereby appoints the Administrative Agent its attorney-in-fact effective on the Second Restatement Date and terminating upon the termination of this Agreement for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority (subject only to Permitted Liens) of the Liens granted by this Agreement and, following any Event of Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (or, in respect of Section 3.1, any Default) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that the Administrative Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under Section 6.2, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

         2.5.     SPECIAL PROVISIONS RELATING TO STOCK COLLATERAL

                  (a) So long as no Event of Default has occurred and is continuing, the Guarantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Loan Document, PROVIDED that the Guarantor will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Loan Document; and the Administrative Agent will, at the Guarantor's expense, execute and deliver to the Guarantor or cause to be executed and delivered to the Guarantor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Guarantor may reasonably request for the purpose of enabling the Guarantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.5(a).

                  (b) So long as no Event of Default has occurred and is continuing, the Guarantor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

                  (c) If any Event of Default has occurred and is continuing, and whether or not the Administrative Agent or any other Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Loan Document (but subject to Section 6.6), all dividends and other distributions on the Stock Collateral shall be paid directly to the Administrative Agent and retained by it in the Cash Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Administrative Agent so requests, the Guarantor will execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and instruments to that end, PROVIDED that if that Event of Default is cured, any such dividend or distribution paid to the Administrative Agent prior to that cure shall, upon request of the Guarantor (except to the extent applied to the Secured Obligations), be returned by the Administrative Agent to the Guarantor.

         2.6.     RIGHTS AND OBLIGATIONS

                  (a) The Guarantor shall remain liable to perform its duties and obligations under the Governmental Approvals included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. Neither the Administrative Agent nor any other Secured Party shall have any duty, obligation or liability under or in respect to any Governmental Approval included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the duties or obligations of the Guarantor under any such Governmental Approval or to take any action to collect or enforce any claim (for payment) under any such Governmental Approval.

                  (b) No Lien granted by this Agreement in the Guarantor's right, title and interest in any Governmental Approval shall be deemed to be a consent by the Administrative Agent or any other Secured Party to any such Governmental Approval.

                  (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Guarantor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Loan Document.

                  (d) Neither the Administrative Agent nor other Secured Party shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

         2.7.     TERMINATION

                  When (i) the Lenders shall no longer have any obligation to make Loans, (ii) the Issuing Bank shall no longer have (A) any obligation to issue Letters of Credit and (B) any obligations under the Letters of Credit theretofor issued, and (iii) the Secured Obligations shall have been paid in full in cash, this Agreement shall terminate, and the Administrative Agent will forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Guarantor. The Administrative Agent will also execute and deliver to the Guarantor upon that termination such Uniform Commercial Code termination statements and such other documentation as is reasonably requested by the Guarantor to effect the termination and release of the Liens granted by this Agreement on the Collateral.

3.       CASH PROCEEDS OF COLLATERAL

         3.1.     CASH COLLATERAL ACCOUNT

                  There is hereby established with The Bank of New York thereunder a cash collateral account (the "CASH COLLATERAL ACCOUNT") in the name and under the control of the Administrative Agent into which there shall be deposited, among other things, such cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant to this Agreement or the other Loan Documents, and into which the Guarantor may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Secured Parties as additional collateral security under this Agreement. The balance from time to time in the Cash Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement.

         3.2.     CERTAIN PROCEEDS

                  The Guarantor agrees that if the proceeds of any Collateral shall be received by it, the Guarantor will as promptly as possible deposit those proceeds into the Cash Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Guarantor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Guarantor.

         3.3.     INVESTMENT OF BALANCE IN CASH COLLATERAL ACCOUNT

                  (a) Amounts on deposit in the Cash Collateral Account shall be invested from time to time in such investments described in Sections 8.5(a),
(b), (i), (j) and (k) of the Credit Agreement as the Guarantor directs in writing. In the absence of any such directions, the Administrative Agent shall not invest any such amounts. All such investments shall be held in the name and be under the control of the Administrative Agent. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, will) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds of that action to the payment of the Secured Obligations in the manner specified in
Section 6.5.

                  (b) The Administrative Agent shall not be liable hereunder including with respect to losses and diminution of value of the investments held in the Cash Collateral Account except for its own gross negligence or willful misconduct and the Guarantor agrees to indemnify the Administrative Agent for and hold it harmless as to any loss, liability, or expense, including attorneys' fees, incurred without gross negligence or willful misconduct on the part of the Administrative Agent and arising out of or in connection with the Administrative Agent's duties under this Section.

4.       REPRESENTATIONS

         As of the Second Restatement Date and as of the date of each extension of credit by the Lenders, the Guarantor represents and warrants to the Administrative Agent and each other Secured Party as follows:

         4.1.     TITLE

                  The Guarantor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and the Collateral is free and clear of all Liens, except for Permitted Liens. The Liens granted by this Agreement in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders have attached and constitute a perfected security interest in all of that Collateral prior to all other Liens (except those Permitted Liens).

         4.2      PLEDGED STOCK

                  (a) The Pledged Stock evidenced by the certificates identified in Annex 1 is duly authorized, validly existing, fully paid and nonassessable, and none of that Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the Borrower, upon the transfer of that Pledged Stock (except for any such restriction contained in any Loan Document or, prior to the Bridge Termination Date, any Bridge Loan Document, and as arise under the FCC Regulations).

                  (b) The Pledged Stock evidenced by the certificates identified in Annex 1 constitutes all of the issued and outstanding shares of capital stock of any class of the Borrower beneficially owned by the Guarantor on the Second Restatement Date (whether or not registered in the name of the Guarantor), and Annex 1 correctly identifies, as at the Second Restatement Date, the Borrower, the respective class and par value of the shares comprising that Pledged Stock and the respective number (and registered owners) of the shares evidenced by each such certificate.

5.       COVENANTS

         5.1.     BOOKS AND RECORDS

                  The Guarantor will:

                           (a) keep full and accurate books and records relating
to the Collateral and stamp or otherwise mark those books and records in such manner as the Administrative Agent may reasonably require in order to reflect the Liens granted by this Agreement; and

                           (b) permit representatives of the Administrative
Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral and permit representatives of the Administrative Agent to be present at the Guarantor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Guarantor with respect to the Collateral, all in such manner as the Administrative Agent may request.

         5.2.     REMOVALS, ETC.

                  Without at least 30 days' prior written notice to the Administrative Agent, the Guarantor will not:

                  (a) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement; or

                  (b) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place, other than at the address initially indicated for notices to it under
Section 7.2 or at one of the locations identified in Annex 6 or in transit from one of those locations to another.

         5.3.     SALES AND OTHER LIENS

                  Except as otherwise permitted under Section 6(b), (g) or (o) of the Parent Guaranty, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section
11.1 of the Credit Agreement), the Guarantor will not dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Administrative Agent is not named as the sole secured party for its benefit and for the ratable benefit of the other Secured Parties.

         5.4.     STOCK COLLATERAL

                  The Guarantor will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of the Borrower then outstanding. The Guarantor will cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the Borrower, upon the transfer of that Stock Collateral (except for any such restriction contained in any Loan Document and as arise under the FCC Regulations).

         5.5      FURTHER ASSURANCES

                  The Guarantor will, from time to time upon the written request of the Administrative Agent, execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

6.       EVENTS OF DEFAULT; REMEDIES

         6.1.     EVENTS OF DEFAULT

                  Each of the following shall constitute an "EVENT OF DEFAULT":

                           (a) If the Guarantor shall fail to observe or perform
any term, covenant or agreement contained in this Agreement; or


                           (b) The occurrence and continuance of an Event of
Default under, and as such term is defined in, the Credit Agreement.

         6.2.     REMEDIES

                  If any Event of Default has occurred and is continuing:

                           (a) The Administrative Agent in its discretion may
require the Guarantor to, and the Guarantor will, assemble the Collateral owned by it at such place or places, reasonably convenient to each of the Administrative Agent and the Guarantor, designated in the Administrative Agent's request;

                           (b) the Administrative Agent in its discretion may
make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

                           (c) the Administrative Agent in its discretion may,
in its name or in the name of the Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                           (d) the Administrative Agent in its discretion may,
upon five business days' prior written notice to the Guarantor of the time and place, sell, lease or otherwise dispose of all or any part of the Collateral that is then or will subsequently come into the possession, custody or control of the Administrative Agent, any other Secured Party or any of their respective agents, at such place or places as the Administrative Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or any other Person may be the purchaser, lessee or recipient of all or any part of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Guarantor, and the Guarantor hereby waives and releases any such demand, notice and right or equity. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and that sale may be made at any time or place to which the sale may be so adjourned; and

                           (e) the Administrative Agent shall have, and in its
discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where those rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner of the Collateral (and the Guarantor will take all such action as may be appropriate to give effect to that right).

                  The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.2 and of the exercise of the license granted to the Administrative Agent in Section 2.2 shall be applied in accordance with Section 6.5.

         6.3.     DEFICIENCY

                  If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 6.2 are insufficient to cover the costs and expenses of that exercise and the payment in full of the other Secured Obligations, the Guarantor shall remain liable for any deficiency.

         6.4.     PRIVATE SALE

                  (a) Neither the Administrative Agent nor any other Secured Party shall incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to
Section 6.2 conducted in a commercially reasonable manner. The Guarantor hereby waives any claims against the Administrative Agent and each other Secured Party that may arise by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (b) The Guarantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws and in the FCC Regulations, the Administrative Agent may be compelled to limit purchasers of all or any part of the Collateral to those who will agree, among other things, to acquire that Collateral for their own account, for investment and not with a view to distribution or resale or to those to whom the FCC has granted or will grant approval. The Guarantor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without those restrictions, and, notwithstanding those circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Borrower to register it for public sale.

         6.5.     APPLICATION OF PROCEEDS

                  Except as otherwise expressly provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.2 or of the exercise of the license granted in Section 2.2 and any other cash at the time held by the Administrative Agent under Section 3.1 or Section 6.2 shall be applied by the Administrative Agent:

         FIRST, to the payment of the costs and expenses of that exercise of remedies, including reasonable out-of-pocket costs and expenses of the Administrative Agent, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Administrative Agent in that connection;

         NEXT, to the payment in full of the remaining Secured Obligations equally and ratably in accordance with their respective amounts then due and owing or as the Administrative Agent and the other Secured Parties holding the same may otherwise agree; and

         FINALLY, subject to the rights of the other holder of any Lien in the relevant Collateral, to the payment to the Guarantor or as a court of competent jurisdiction may direct of any surplus then remaining.

         As used in this Section 6, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Guarantor or any issuer of, or account debtor or other obligor on, any of the Collateral.

         6.6.     CERTAIN REGULATORY REQUIREMENTS

                  Notwithstanding any contrary provision in any Loan Document, no action shall be taken under this Agreement by the Administrative Agent or any other Secured Party with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC Regulations have been satisfied with respect to such action and there have been obtained such Governmental Approvals (if any) as may be required to be obtained under the FCC Regulations under the terms of any such FCC License. Without limiting the generality of the foregoing, the Administrative Agent (on behalf of itself and the Lenders) hereby agrees that (a) voting and consensual rights in the Stock Collateral will remain with the Guarantor upon and following the occurrence of an Event of Default unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights to the Administrative Agent have been obtained; (b) upon the occurrence of any Event of Default and foreclosure of the Stock Collateral pursuant to this Agreement there will be either a private or public sale of the Stock Collateral; and (c) prior to the exercise of voting or consensual rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. ss.310(d) will be obtained. It is the intention of the parties to this Agreement that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant aspects be subject to and governed by the FCC Regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Guarantor except in accordance with the provisions of the FCC Regulations. The Guarantor agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any Governmental Approvals referred to in this Section 6.5, including upon any request of the Administrative Agent following an Event of Default, to prepare, sign and file with the FCC (or cause to be prepared signed and filed with the FCC) any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by the Guarantor or any of its Subsidiaries necessary or appropriate under the FCC Regulations for approval of any sale or transfer of any of the Stock Collateral or the assets of the Guarantor or any of its Subsidiaries or any transfer of control in respect of any FCC License.

7.       MISCELLANEOUS

         7.1.     NOTICES

                  All notices and other communications provided for or otherwise required hereunder or in connection herewith shall be given in the manner and to the addresses set forth in Section 9 of the Parent Guaranty.

         7.2.     EXPENSES

                  The Guarantor agrees that it shall, upon demand, pay to the Administrative Agent any and all reasonable out-of-pocket sums, costs and expenses, which any Secured Party may pay or incur defending, protecting or enforcing this Agreement (whether suit is instituted or not), reasonable attorneys' fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this section shall bear interest, payable on demand, at the highest rate then payable on the Secured Obligations.

         7.3.     RELATIONSHIP TO CREDIT AGREEMENT

                  This Agreement is the "Parent Security Agreement" referred to in the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Administrative Agent, the Guarantor and the Borrower acknowledges that certain provisions of the Credit Agreement, including, without limitation, Sections 1.2 (Principles of Construction), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.4 (Survival of Certain Obligations), 11.7 (Successors and Assigns), 11.8 (Counterparts), 11.9 (Adjustments; Setoff), 11.13 (Headings),
11.14 (Severability), 11.15 (Integration), 11.16 (Limitation of Liability),
11.17 (Consent to Jurisdiction), 11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

         7.4.     GOVERNING LAW; TERMS

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.

[Signature pages follow]

                  IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Parent Security Agreement to be duly executed on its behalf.

                           SALEM COMMUNICATIONS HOLDING CORPORATION

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                    SALEM COMMUNICATIONS HOLDING CORPORATION

                            PARENT SECURITY AGREEMENT

                                   THE BANK OF NEW YORK, as Administrative Agent


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

                                             Annex 1 to
                                             Parent Security Agreement
                                             Dated as of August 24, 2000

                                  PLEDGED STOCK

====================================================================================================================
                                     Certificate                                            Number of
             Issuer                     Number           Registered Owner                   Shares
--------------------------------------------------------------------------------------------------------------------
Salem   Communications   Holding                      Salem   Communications  ______  shares of  [common/preferred]
Corporation                                           Corporation             stock, [no] par value [$__________]
--------------------------------------------------------------------------------------------------------------------
Salem             Communications                      Salem   Communications  ______  shares of  [common/preferred]
Acquisition  Corporation                              Corporation             stock, [no] par value [$__________]
====================================================================================================================